As filed with the Securities and Exchange Commission on August 17, 2007

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

CHIMERA INVESTMENT CORPORATION

(Exact Name of Registrant as Specified in its Governing Instruments)

1211 Avenue of the Americas, Suite 2902
New York, New York 10036
(212) 696-0100

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

R. Nicholas Singh, Esq.
Executive Vice President and General Counsel
c/o Fixed Income Discount Advisory Company
1211 Avenue of the Americas, Suite 2902
New York, New York 10036
(212) 696-0100

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Phillip J. Kardis, II, Esq. Kirkpatrick & Lockhart Preston Gates Ellis LLP 1601 K Street, N.W. Washington, DC 20006 (202) 778-9401	Valerie Ford Jacob, Esq. Paul D. Tropp, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004 (212) 859-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock	$250,000,000	$7,675.00
(1)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(2)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated August 16, 2007

PROSPECTUS

                             Shares

[Chimera Logo]

Chimera Investment Corporation

Common Stock

Chimera Investment Corporation is a Maryland corporation that will invest in residential mortgage loans, residential mortgage-backed securities, real estate-related securities and various other asset classes. We will be externally managed and advised by Fixed Income Discount Advisory Company, which we refer to as FIDAC or our Manager, an investment adviser registered with the Securities and Exchange Commission. FIDAC is a wholly-owned subsidiary of Annaly Capital Management, Inc., which we refer to as Annaly, a New York Stock Exchange-listed real estate investment trust.

This is our initial public offering. We are offering the shares of common stock described in this prospectus. We expect the initial public offering price of our common stock to be between $      and $      per share. Currently, no public market exists for our common stock. We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol ‘‘CIM.’’ Concurrent with this offering, we will sell to Annaly 9.8% of our outstanding shares after giving effect to the shares issued in this offering, excluding shares sold pursuant to the underwriters’ exercise of their overallotment option.

We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. To assist us in qualifying as a REIT, ownership of our common stock by any person is generally limited to 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock, see ‘‘Description of Capital Stock — Restrictions on Ownership and Transfer.’’

Investing in our common stock involves risks. See ‘‘Risk Factors’’ beginning on page 15 of this prospectus for a discussion of the following and other risks:

•	We are dependent on our Manager and its key personnel and may not find a suitable replacement if our Manager terminates the management agreement with us.

•	There are various conflicts of interest in our relationship with our Manager and Annaly, which could result in decisions that are not in the best interest of our stockholders, including the management agreement with our Manager, whereby our Manager is entitled to receive a base management fee, which is not tied to the performance of our portfolio, and incentive compensation based on our portfolio’s performance, which may lead it to place emphasis on the short-term maximization of net income.

•	We have no operating history nor any assets and will commence operations only upon the completion of this offering.

•	The net proceeds from this offering are not committed to specific investments; we may allocate the net proceeds from this offering to investments with which you may not agree, and our failure to apply these proceeds could effectively cause our operating results and the value of our common stock to decline.

•	If we do not qualify as a REIT or fail to remain qualified as a REIT, we will be subject to income tax at regular corporate tax rates and could face substantial tax liability, which would reduce the amount of cash available for distribution to our stockholders and adversely affect the value of our common stock.

•	We will depend on warehouse and repurchase facilities and commercial paper to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business.

•	Maintenance of our Investment Company Act of 1940 exemption imposes limits on our operations.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds to us, before expenses	$	$

The underwriters may also purchase up to an additional                          shares of our common stock from us at the initial public offering price, less the underwriting discount, within 30 days after the date of this prospectus to cover overallotments, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about                     , 2007.

Merrill Lynch & Co.

The date of this prospectus is                , 2007.

You should rely only on information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities, and this prospectus is not an offer to sell or a solicitation of an offer to buy shares in any state or jurisdiction where an offer or sale of shares would be unlawful. The information in this prospectus and any free writing prospectus prepared by us may be accurate only as of their respective dates.

i

 Prospectus Summary

This summary highlights some of the information in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under ‘‘Risk Factors’’ and the other information included in this prospectus. Except where the context suggests otherwise, the terms ‘‘Chimera,’’ ‘‘company,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Chimera Investment Corporation; ‘‘our Manager’’ and ‘‘FIDAC’’ refer to Fixed Income Discount Advisory Company, our external manager; and ‘‘Annaly’’ refers to Annaly Capital Management, Inc., the parent company of FIDAC. Unless indicated otherwise, the information in this prospectus assumes (i) the common stock to be sold in this offering is to be sold at $            per share, which is the mid-point of the price range set forth on the front cover of this prospectus, (ii) the concurrent offering to Annaly of 9.8% of our common stock excluding shares sold pursuant to the underwriters’ exercise of their overallotment option, and (iii) no exercise by the underwriters of their overallotment option to purchase or place up to an additional                      shares of our common stock.

Our Company

We are a newly-formed specialty finance company that will invest in residential mortgage loans, residential mortgage-backed securities, or RMBS, real estate-related securities and various other asset classes. We will be externally managed by Fixed Income Discount Advisory Company, or FIDAC, a wholly-owned subsidiary of Annaly, a New York Stock Exchange-listed REIT, which has a long track record of managing capital and investing in real estate-related assets. Concurrent with this offering, Annaly will acquire 9.8% of our outstanding shares of common stock after giving effect to the shares issued in this offering, excluding shares sold pursuant to the underwriters’ exercise of their overallotment option. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes.

Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by investing in a broad class of financial assets to construct an investment portfolio that is designed to achieve attractive risk-adjusted returns and that is structured to comply with the various federal income tax requirements for REIT status and to maintain our exclusion from regulation under the Investment Company Act of 1940, or 1940 Act. We have not yet made any investments.

We recognize that investing in our targeted asset classes is highly competitive, and that our Manager will compete with many other investment managers for profitable investment opportunities in these areas. Annaly and our Manager have close relationships with a diverse group of financial intermediaries, ranging from primary dealers, major investment banks and brokerage firms to leading mortgage originators, specialty investment dealers and financial sponsors. In addition, we expect to benefit from our Manager’s analytical and portfolio management expertise and technology. We believe that the combined and complementary strengths of Annaly and our Manager give us a competitive advantage over REITs with a similar focus to ours.

Our Manager

We will be externally managed and advised by FIDAC, an investment advisor registered with the Securities and Exchange Commission. Our Manager is a fixed-income investment management company specializing in managing investments in U.S. government agency mortgage-backed securities, or Agency RMBS, which are mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities representing interests in or obligations backed by pools of mortgage loans issued or guaranteed by the Federal National Mortgage Association, or Fannie Mae, the Federal Home Loan Mortgage Corporation, or Freddie Mac, and the Government National Mortgage Association, or Ginnie Mae; non-Agency RMBS and CDOs; real estate-related securities; and managing interest rate-sensitive investment strategies. Our Manager commenced active investment management operations in 1994, and managed approximately $2.6 billion in net assets and $15.7 billion in gross assets at June 30, 2007.

Our Manager will be responsible for administering our business activities and day-to-day operations pursuant to a management agreement with us. All of our officers are employees of our Manager or its affiliates. Our Manager has well-respected and established portfolio management resources for each of our targeted asset classes and a sophisticated infrastructure supporting those resources, including investment professionals focusing on residential mortgage loans, Agency and non-Agency RMBS and other asset-backed securities. We also expect to benefit from our Manager’s finance and administration functions, which address legal, compliance, investor relations, and operational matters, including portfolio management, trade allocation and execution, securities valuation, risk management and information technologies in connection with the performance of its duties.

Annaly Capital Management, Inc.

Annaly, which at June 30, 2007 owned and managed a portfolio of approximately $38.6 billion primarily in Agency RMBS, commenced its operations on February 18, 1997, and went public on October 20, 1997. Annaly trades on the New York Stock Exchange under the symbol ‘‘NLY’’. Annaly manages assets on behalf of institutional and individual investors worldwide directly through Annaly and through the funds managed by FIDAC.

Annaly is primarily engaged in the business of investing, on a leveraged basis, in Agency RMBS. Annaly also invests in Federal Home Loan Bank, Freddie Mac and Fannie Mae debentures. Annaly’s principal business objective is to generate net income for distribution to investors from the spread between the interest income on its securities and the cost of borrowing to finance their acquisition and from dividends it receives from FIDAC.

Our Investment Strategy

We will rely on our Manager’s expertise in identifying assets within our target asset classes. We expect that our Manager will make investment decisions based on various factors, including expected cash yield, relative value, risk-adjusted returns, current and projected credit fundamentals, current and projected macroeconomic considerations, current and projected supply and demand, credit and market risk concentration limits, liquidity, cost of financing and financing availability, as well as maintaining our REIT qualification and our exemption from registration under the 1940 Act.

Over time, we will modify our investment allocation strategy as market conditions change to seek to maximize the returns from our investment portfolio. We believe this strategy, combined with our Manager’s experience, will enable us to pay dividends and achieve capital appreciation throughout changing interest rate and credit cycles and provide attractive long-term returns to investors.

Our targeted asset classes and the principal investments we expect to make in each are as follows:

Asset Class	Principal Investments
Residential Mortgage Loans	•	Prime mortgage loans, which are mortgage loans that conform to the underwriting guidelines of Fannie Mae and Freddie Mac, or Agency Guidelines; and jumbo prime mortgage loans, which are mortgage loans that conform to the Agency Guidelines except as to loan size.

Asset Class	Principal Investments
	•	Alt-A mortgage loans, which are mortgage loans that may have been originated using documentation standards that are less stringent than the documentation standards applied by certain other first lien mortgage loan purchase programs, such as the Agency Guidelines, but have one or more compensating factors such as a borrower with a strong credit or mortgage history or significant assets.
Residential Mortgage-Backed Securities, or RMBS	•	Non-Agency RMBS, including investment-grade and non-investment grade classes, including the BB-rated, B-rated and non-rated classes.
	•	Agency RMBS.
Other Asset-Backed Securities, or ABS	•	Debt and equity tranches of collateralized debt obligations, or CDOs.
	•	Commercial mortgage-backed securities, or CMBS.
	•	Consumer and non-consumer ABS, including investment-grade and non-investment grade classes, including the BB-rated, B-rated and non-rated classes.

Initially, we expect to focus our investment activities on purchasing residential mortgage loans that have been originated by select high-quality originators, including the retail lending operations of leading commercial banks, and non-Agency RMBS. Our investment decisions, however, will depend on prevailing market conditions and will change over time. As a result, we cannot predict the percentage of our assets that will be invested in each asset class or whether we will invest in other classes of investments. We may change our investment strategy and policies without a vote of our stockholders.

We intend to elect and qualify to be taxed as a REIT and to operate our business so as to be exempt from registration under the 1940 Act, and therefore will be required to invest a substantial majority of our assets in loans secured by mortgages on real estate and real estate-related assets. Subject to maintaining our REIT qualification and our 1940 Act exemption, we do not have any limitations on the amounts we may invest in any of our targeted asset classes.

Financing and Hedging Strategy

We intend to use leverage to increase potential returns to our stockholders. We will generate income principally from the spread between yields on our investments and our cost of borrowing and hedging activities. Subject to our maintaining our qualification as a REIT, we expect to use a number of sources to finance our investments, including repurchase agreements, warehouse facilities, securitization, commercial paper and term financing CDOs. We are not required to maintain any particular debt-to-equity ratio as we believe the appropriate leverage for the particular assets we are financing depends on the credit quality and risk of those assets.

Subject to maintaining our qualification as a REIT, we intend to utilize derivative financial instruments, including, among others, interest rate swaps, interest rate caps, and interest rate floors to hedge all or a portion of the interest rate risk associated with the financing of our portfolio. Specifically, we will seek to hedge our exposure to potential interest rate mismatches between the interest we earn on our investments and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our objectives will be to improve risk-adjusted returns and, where possible, to lock in, on a long-term basis, a spread between the yield on our assets and the cost of our financing.

Our Competitive Advantages

We believe that our competitive advantages include the following:

Investment Strategy Designed to Perform in a Variety of Interest Rate and Credit Environments

We believe our investment strategy will enable us to generate attractive risk-adjusted returns in a variety of interest rate and credit environments. Although we will face interest rate risk and credit risk, we believe that with appropriate hedging strategies, as well as our ability to evaluate the quality of targeted asset investment opportunities, we can reduce these risks and provide attractive risk-adjusted returns.

Credit-Oriented Investment Approach

We will seek to minimize principal loss while maximizing risk-adjusted returns through our Manager’s credit-based investment approach, which is based on rigorous quantitative and qualitative analysis.

Experienced Investment Advisor

Our Manager has a long history of strong performance across a broad range of fixed-income assets. Our Manager’s most senior investment professionals have a long history of investing in a variety of mortgage and real estate-related securities and structuring and marketing CDOs. Investments will be overseen by an investment committee of our Manager’s professionals, consisting of Michael A.J. Farrell, Wellington J. Denahan-Norris, James P. Fortescue, Kristopher Konrad, Rose-Marie Lyght, Ronald Kazel, Jeremy Diamond, Eric Szabo and Matthew Lambiase.

Access to Annaly’s and Our Manager’s Relationships

Annaly and our Manager have developed long-term relationships with a number of commercial and investment banks and other financial intermediaries. We believe these relationships will provide us with a range of high-quality investment opportunities.

Access to Our Manager’s Systems and Infrastructure

Our Manager has created a proprietary portfolio management system, which we expect will provide us with a competitive advantage. Our Manager’s personnel have created a comprehensive finance and administrative infrastructure, an important component of a complex investment vehicle such as a REIT. In addition, most of our Manager’s personnel are also Annaly’s personnel; therefore, they have had extensive experience managing Annaly, which is a REIT.

Alignment of Interests between Annaly, Our Manager and Our Investors

Our Manager’s parent company, Annaly, has agreed to purchase 9.8% of our outstanding shares after giving effect to the shares issued in this offering, excluding shares sold pursuant to the underwriters’ exercise of their overallotment option. Moreover, a portion of the fees that may be earned by our Manager consists of incentive compensation that is based on the amount that a measure of our earnings exceeds a specified threshold. We believe that Annaly’s investment and our Manager’s ability to earn performance fees will align our Manager’s interests with our interests.

Summary Risk Factors

An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under ‘‘Risk Factors’’ before purchasing our common stock.

•	We are dependent on our Manager and its key personnel for our success and such personnel may leave the employment of our Manager or otherwise become no longer available to us.

•	There are various conflicts of interest in our relationship with our Manager and Annaly, which could result in decisions that are not in the best interest of our stockholders.

•	The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be difficult and costly to terminate.

•	Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment decision made by our Manager. We may change our investment strategy and asset allocation without stockholder consent, which may result in riskier investments.

•	We have no operating history and may not operate successfully. We operate in a highly competitive market for investment opportunities. We have not yet identified any specific investments. Our financial condition and results of operation will depend on our ability to manage future growth effectively.

•	We expect to use leverage to fund the acquisition of our assets, which may adversely affect our return on our investments and may reduce cash available for distribution to our stockholders.

•	Loss of our 1940 Act exemption would adversely affect us and negatively affect our stock price and our ability to distribute dividends to our stockholders and could result in the termination of the management agreement with our Manager. In addition, the assets we may acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated thereunder which may, in some cases, preclude us from pursuing the most economically beneficial investment alternatives.

•	Failure to obtain adequate capital and funding would adversely affect our results and may, in turn, negatively affect the market price of shares of our common stock and our ability to distribute dividends to our stockholders.

•	An increase in our borrowing costs relative to the interest we receive on our assets may adversely affect our profitability, and thus our cash available for distribution to our stockholders.

•	Increases in interest rates could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

•	Our hedging transactions may not completely insulate us from interest rate risk. Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

•	Prepayment rates could negatively affect the value of our residential mortgage loans and our RMBS, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

•	The mortgage loans we invest in and the mortgage loans underlying the mortgage and asset-backed securities we invest in are subject to delinquency, foreclosure and loss, which could result in losses to us. We may be required to repurchase mortgage loans or indemnify investors if we breach representations and warranties, which could harm our earnings.

•	Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to our stockholders.

•	The REIT qualification rules impose limitations on the types of investments and hedging, financing, and other activities which we may undertake, and these limitations may, in some cases, preclude us from pursuing the most economically beneficial investment, hedging, financing and other alternatives.

Our Structure

We were formed by Annaly, who may be deemed our promoter, as a Maryland corporation on June 1, 2007. Our initial shareholder is Annaly, which has agreed to purchase 9.8% of our outstanding shares after giving effect to the shares issued in this offering, excluding shares sold pursuant to the underwriters’ exercise of their overallotment option.

The following chart shows our structure after giving effect to this offering:

(1)	Includes shares of restricted common stock granted initially to our executive officers, other employees of our Manager and our independent director nominees under our equity incentive plan.

Our Relationship with Our Manager

We will be externally managed and advised by our Manager. We expect to benefit from the personnel, infrastructure, relationships, and experience of our Manager to enhance the growth of our business. Each of our officers is also an employee of our Manager or one of its affiliates. We will have no employees other than our officers. Our Manager is not obligated to dedicate certain of its employees exclusively to us, nor is it or its employees obligated to dedicate any specific portion of its time to our business. We expect, however, that Christian J. Woschenko, our Chief Investment Officer and our Manager’s Executive Vice President, and William B. Dyer, our Chief Credit Officer and our Manager’s Executive Vice President, will devote a substantial portion of their time to our business.

We will enter into a management agreement with our Manager effective upon the closing of this offering. Pursuant to the management agreement, our Manager will implement our business strategy and perform certain services for us, subject to oversight by our board of directors. Our Manager will be responsible for, among other duties, performing all of our day-to-day functions; determining investment criteria in conjunction with our board of directors; sourcing, analyzing and executing investments; asset sales and financings; and performing asset management duties. In addition, our Manager has an investment committee of our Manager’s professionals consisting of Michael A.J. Farrell, Wellington J. Denahan-Norris, James P. Fortescue, Kristopher Konrad, Rose-Marie Lyght, Ronald Kazel, Jeremy Diamond, Eric Szabo, and Matthew Lambiase to advise and consult with our Manager’s senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines.

The initial term of the management agreement will be through December 31, 2010, with automatic, one-year renewals at the end of each year. Our independent directors will review our Manager’s performance annually, and following the initial term, the management agreement may be terminated annually by us without cause upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of the outstanding shares of our common stock (other than shares held by Annaly or its affiliates), based upon: (i) our Manager’s unsatisfactory performance that is materially detrimental to us, or (ii) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We will provide our Manager with 180-days’ prior notice of such termination. Upon termination without cause, we will pay our Manager a termination fee. We may also terminate the management agreement with 30 days’ prior notice from our board of directors, without payment of a termination fee, for cause or upon a change of control of Annaly or our Manager, each as defined in the management agreement. Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may also decline to renew the management agreement by providing us with 180-days’ written notice, in which case we would not be required to pay a termination fee.

Our Manager is entitled to receive from us a base management fee, an incentive management fee based on certain performance criteria, reimbursement of certain expenses, and a termination fee if we decide to terminate the management agreement without cause or if our Manager terminates the management agreement upon a material breach by us. We believe that the base management fee, incentive management fee, and termination fee that our Manager is entitled to receive are comparable to the fees received by managers of comparable externally managed REITs.

The following table summarizes the fees and expense reimbursements and other amounts that we will pay to our Manager:

Type	Description	Payment
Base management fee:	1.75% per annum, calculated quarterly, of our stockholders’ equity. For purposes of calculating the base management fee, our stockholders’ equity means the sum of the net proceeds from any issuances of our equity securities, plus our retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common stock, and less any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in accounting principles generally accepted in the United States, or GAAP, and certain non-cash charges after discussions between our Manager and our independent directors and approved by a majority of our independent directors. The base management fee will be reduced, but not below zero, by our proportionate share of any CDO base management fees FIDAC receives in connection with the CDOs in which we invest, based on the percentage of equity we hold in such CDOs.	Quarterly in cash.

Type	Description	Payment
Incentive management fee:	Quarterly fee equal to 20% of the dollar amount by which Core Earnings, before the incentive management fee, per weighted average share of common stock for such quarter, exceeds 0.50% plus one-fourth of the average of the one month LIBOR rate for such quarter multiplied by the weighted average number of shares of common stock outstanding in such quarter. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between our Manager and our independent directors and approved by a majority of our independent directors. The incentive management fee will be reduced, but not below zero, by our proportionate share of any CDO incentive management fees FIDAC receives in connection with the CDOs in which we invest, based on the percentage of equity we hold in such CDOs.	Quarterly in cash, subject to certain limitations.
Expense reimbursement:	Reimbursement of expenses related to Chimera incurred by our Manager, including legal, accounting, due diligence and other services, but excluding the salaries and other compensation of our Manager’s employees.	Quarterly in cash.

Type	Description	Payment
Termination fee:	Termination fee equal to three times the sum of (a) the average annual base management fee and (b) the average annual incentive compensation earned by our Manager during the prior 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter.	Upon termination of the management agreement by us without cause or by our Manager if we materially breach the management agreement.

Conflicts of Interest

We are dependent on our Manager for our day-to-day management and do not have any independent officers or employees. Our officers, and our non-independent directors, also serve as employees of our Manager. Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated at arm’s length with an unaffiliated third party. In addition, the ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager and its officers and employees spend managing us.

Our Manager has discretionary investment authority over a number of different funds and accounts. Although currently none of these funds or accounts have investment objectives that materially overlap ours, it is possible in the future that our Manager may manage funds and accounts that may compete with us for investment opportunities. In addition, we may compete for investment opportunities with Annaly. Our Manager has an investment allocation policy in place so that we may share equitably with other client accounts of our Manager in all investment opportunities, particularly those involving an asset with limited supply, that may be suitable for our account and such other accounts. Our Manager’s policy also includes other controls designed to monitor and prevent any particular account from receiving favorable treatment over any other fund or account. This investment policy may be amended by our Manager at any time without our consent. To the extent FIDAC’s, Annaly’s, or our business evolves in such a way to give rise to conflicts not currently addressed by our Manager’s investment allocation policy, our Manager may need to refine its policy to handle any such situations.

It is difficult and costly to terminate the management agreement without cause. We may only terminate the management agreement without cause after the initial term in connection with the annual review of our Manager’s performance and the management fees and only with the approval of two-thirds of our independent directors or a majority of our stockholders (other than those shares held by Annaly or its affiliates), and upon the payment of a substantial termination fee. These conditions may adversely affect our ability to terminate our Manager without cause. For more information please see ‘‘Business — Conflicts of Interest.’’

We have agreed to pay our Manager a base management fee that is not tied to our performance and incentive compensation that is based entirely on our performance. This compensation arrangement may cause our Manager to make high risk investments. Investments with higher yield potential are generally riskier or more speculative. The base management fee component may not sufficiently incentivize our Manager to generate attractive risk-adjusted returns for us. The incentive compensation component may cause our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive compensation. This could result in increased risk to the value of our investment portfolio.

Operating and Regulatory Structure

REIT Qualification

In connection with this offering, we intend to elect to be treated as a REIT under Sections 856 through 859 of the Internal Revenue Code commencing with our taxable year ending on December 31, 2007. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

As a REIT, we generally will not be subject to federal income tax on our REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income or property.

1940 Act Exemption

We intend to qualify for the exemption from registration under the 1940 Act provided by Section 3(c)(5)(C) of the 1940 Act and will monitor our portfolio periodically and before each acquisition to confirm that we continue to qualify for this exemption. We intend to make investments so that at least 55% of our portfolio is comprised of mortgage loans and other assets that are considered the functional equivalent of mortgage loans for the purposes of the 1940 Act (collectively, ‘‘qualifying real estate assets’’), thereby allowing us to be exempted from registration as an investment company under Section 3(c)(5)(C) of the 1940 Act. In addition, to maintain the exemption under Section 3(c)(5)(C), we intend to make investments so that at least 80% of our portfolio is comprised of real estate-related assets. As a result, we will be limited in the types of assets in which we invest.

Restrictions on Ownership of Our Common Stock

To assist us in complying with the limitations on the concentration of ownership of REIT shares imposed by the Internal Revenue Code, our charter generally prohibits any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT. Our charter also prohibits any person from, among other things:

•	beneficially or constructively owning shares of our capital stock that would result in our being ‘‘closely held’’ under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

•	transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons.

Our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer to a charitable trust would be ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio.

 The Offering

Common stock offered by us	shares (plus up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriters’ overallotment option).

Common stock to be outstanding after this offering	shares, based upon 1,000 shares of common stock outstanding as of August 15, 2007. Does not include up to an additional shares of our common stock that we may issue and sell upon the exercise of the underwriters’ overallotment option. Does not include shares of our restricted common stock granted pursuant to our equity incentive plan which will be an aggregate of % of the issued and outstanding shares of our common stock after giving effect to the shares issued in this offering, excluding shares sold pursuant to the underwriters’ exercise of their overallotment option. Includes shares to be sold to Annaly concurrently with this offering.

Use of proceeds	We intend to invest the net proceeds of this offering primarily in prime and Alt-A mortgage loans, non-Agency RMBS, Agency RMBS and ABS, CDOs, CMBS and other consumer or non-consumer ABS. Initially, we expect to focus our investment activities on purchasing residential mortgage loans that have been originated by select high-quality originators, including the retail lending operations of leading commercial banks, and non-Agency RMBS. Until appropriate investments can be identified, our Manager may invest these funds in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we hope to achieve from investments in our intended use of proceeds of this offering. See ‘‘Use of Proceeds.’’

Our Distribution Policy	Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. For more information, please see ‘‘Certain Federal Income Tax Considerations.’’

In connection with the REIT requirements, we intend to make regular quarterly distributions of all or substantially all of our REIT taxable income to holders of our common stock out of assets legally available therefor. Any future distributions we make will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information, please see ‘‘Distribution Policy.’’

We cannot assure you that we will make any distributions to our stockholders.

Proposed NYSE symbol	‘‘CIM’’

Ownership and transfer restrictions	To assist us in complying with limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock. See ‘‘Description of Capital Stock — Restrictions on Ownership and Transfer.’’

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under ‘‘Risk Factors’’ and all other information in this prospectus before investing in our common stock.

Unless otherwise indicated, that number of shares of common stock does not include the                 shares of our common stock that may be issued if the underwriters’ overallotment option is exercised in full.

Our Corporate Information

Our principal executive offices are located at 1211 Avenue of Americas, Suite 2902, New York, New York 10036. Our telephone number is 1-866-315-9930. Our website is http://www.chimerareit.com. The contents of our website are not a part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

 Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.

If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

Risks Associated With Our Management and Relationship With Our Manager

We are dependent on our Manager and its key personnel for our success.

We have no separate facilities and are completely reliant on our Manager. Initially we will have no employees other than our officers. Our officers are also employees of our Manager, who has significant discretion as to the implementation of our investment and operating policies and strategies. Accordingly, we will depend on the diligence, skill and network of business contacts of the senior management of our Manager. The senior management of our Manager will evaluate, negotiate, structure, close and monitor our investments; therefore, our success will depend on their continued service. The departure of any of the senior managers of our Manager could have a material adverse effect on our performance. In addition, we can offer no assurance that our Manager will remain our investment manager or that we will continue to have access to our Manager’s principals and professionals. Our management agreement with our Manager only extends until December 31, 2010. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan. Moreover, our Manager is not obligated to dedicate certain of its employees exclusively to us nor is it obligated to dedicate any specific portion of its time to our business, and none of our Manager’s employees are contractually dedicated to us under our management agreement with our Manager. The only employees of our Manager who will be primarily dedicated to our operations are Christian J. Woschenko, our Chief Investment Officer, and William B. Dyer, our Chief Credit Officer.

There are conflicts of interest in our relationship with our Manager and Annaly, which could result in decisions that are not in the best interests of our stockholders.

We are subject to potential conflicts of interest arising out of our relationship with Annaly and our Manager. An Annaly executive officer is our Manager’s sole director; two of Annaly’s employees are our directors; and several of Annaly’s employees are officers of our Manager and us. Specifically, each of our officers also serves as employees of our Manager or Annaly. As a result, our Manager and our executives may have conflicts between their duties to us and their duties to, and interests in, Annaly or our Manager. There may also be conflicts in allocating investments which are suitable both for us and Annaly as well as other FIDAC managed funds. Annaly may compete with us with respect to certain investments which we may want to acquire, and as a result we may either not be presented with the opportunity or have to compete with Annaly to acquire these investments. Our Manager and our executive officers may choose to allocate favorable investments to Annaly instead of to us. The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us. Further, during turbulent conditions in the mortgage industry, distress in the credit markets or other times when we will need focused support and assistance from our Manager, other entities for which our Manager also acts as an investment manager will likewise require greater focus and attention, placing our Manager’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if our Manager did not act as a manager for other entities. There is no assurance that the conflicts of interest policy that addresses some of the conflicts relating to our investments, which is described under ‘‘Business — Conflicts of Interest,’’ will be adequate to address all of the conflicts that may arise.

We will pay our Manager substantial management fees regardless of the performance of our portfolio. Our Manager’s entitlement to substantial nonperformance-based compensation might reduce its incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our stockholders and the market price of our common stock.

Following this offering, we expect Annaly to own 9.8% of our common stock, excluding shares sold pursuant to the underwriters’ exercise of their overallotment option, which entitles them to receive quarterly distributions based on financial performance. In evaluating investments and other management strategies, this may lead our Manager to place emphasis on the maximization of revenues at the expense of other criteria, such as preservation of capital. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio. Annaly may sell shares in us at any time following the lock-up period. The lock-up period for Annaly expires on the earlier of (i) the date which is three years after the date of this prospectus or (ii) the termination of the management agreement. To the extent Annaly sells some of its shares, its interests may be less aligned with our interests.

Our incentive fee may induce our Manager to make certain investments, including speculative investments.

In addition to its management fee, our Manager is entitled to receive incentive compensation based, in part, upon our achievement of targeted levels of net income. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio.

The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be costly and difficult to terminate.

Our president, chief financial officer, chief credit officer, treasurer, controller, secretary and chief investment officer will also serve as employees of our Manager. In addition, certain of our directors are employees of our Manager. Our management agreement with our Manager was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Termination of the management agreement with our Manager without cause is difficult and costly. Our independent directors will review our Manager’s performance and the management fees annually, and following the initial term, the management agreement may be terminated annually by us without cause upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of the outstanding shares of our common stock (other than those shares held by Annaly or its affiliates), based upon: (i) our Manager’s unsatisfactory performance that is materially detrimental to us, or (ii) a determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Our Manager will be provided 180-days’ prior notice of any such termination. Additionally, upon such termination, the management agreement provides that we will pay our Manager a termination fee equal to three times the sum of (a) the average annual base management fee and (b) the average annual incentive compensation earned by our Manager during the prior 24-month period before such termination, calculated as of the end of the most recently completed fiscal quarter. These provisions may adversely affect our ability to terminate our Manager without cause.

Our Manager is only contractually committed to serve us until December 31, 2010. Thereafter, the management agreement is renewable on an annual basis; provided, however, that our Manager may terminate the management agreement annually upon 180-days’ prior notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Our board of directors will approve very broad investment guidelines for our Manager and will not approve each investment decision made by our Manager.

Our Manager will be authorized to follow very broad investment guidelines. Our board of directors will periodically review our investment guidelines and our investment portfolio but will not review all of our proposed investments. In addition, in conducting periodic reviews, our board of directors may rely primarily on information provided to them by our Manager. Furthermore, our Manager may use complex strategies, and transactions entered into by our Manager may be difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager will have great latitude within the broad investment guidelines in determining the types of assets it may decide are proper investments for us, which could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, decisions made and investments entered into by our Manager may not be in your best interests.

We may change our investment strategy and asset allocation without stockholder consent, which may result in riskier investments.

We may change our investment strategy or asset allocation at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment strategy may increase our exposure to interest rate and default risk and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this prospectus. These changes could adversely affect the market price of our common stock and our ability to make distributions to you.

We may compete with investment vehicles of our Manager.

In the future, our Manager may sponsor and manage other investment vehicles with an investment focus that overlaps with ours, which could result in us competing for access to the benefits that we expect our relationship with our Manager to provide to us.

Risks Related To Our Business

We have no operating history and may not operate successfully or generate sufficient revenue to make or sustain distributions to our stockholders.

We were organized in June 2007 and have no operating history. We have no assets and will commence operations only upon completion of this offering. We cannot assure you that we will be able to operate our business successfully or implement our operating policies and strategies described in this prospectus. The results of our operations depend on many factors, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, readily accessible short and long-term financing, conditions in the financial markets and economic conditions.

We operate in a highly competitive market for investment opportunities and more established competitors may be able to compete more effectively for investment opportunities than we can.

A number of entities will compete with us to make the types of investments that we plan to make. We will compete with other REITs, public and private funds, commercial and investment banks and commercial finance companies. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

Loss of our 1940 Act exemption would adversely affect us and negatively affect the market price of shares of our common stock and our ability to distribute dividends and could result in the termination of the management agreement with our Manager.

We intend to operate our company so that we will not be required to register as an investment company under the 1940 Act because we are ‘‘primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.’’ Specifically, we intend to invest at least 55% of our assets in mortgage loans, RMBS that represent the entire ownership in a pool of mortgage loans and other qualifying interests in real estate and approximately an additional 25% of our assets in other types of mortgages, RMBS, securities of REITs and other real estate-related assets. As a result, we will be limited in our ability to make certain investments.

If we fail to qualify for this exemption in the future, we could be required to restructure our activities in a manner that or at a time when we would not otherwise choose to do so, which could negatively affect the value of shares of our common stock, the sustainability of our business model, and our ability to make distributions. For example, if the market value of our investments in securities were to increase by an amount that resulted in less than 55% of our assets being invested in mortgage loans or RMBS that represent the entire ownership in a pool of mortgage loans or less than 80% of our assets being invested in real estate-related assets, we might have to sell securities to qualify for exemption under the 1940 Act. The sale could occur under adverse market conditions, and we could be forced to accept a price below that which we believe is acceptable. In addition, there can be no assurance that the laws and regulations governing REITs, including the Division of Investment Management of the SEC, providing more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations.

A loss of our 1940 Act exemption would allow our Manager to terminate the management agreement with us, which would materially adversely affect our business and operations.

Rapid changes in the values of our residential mortgage loans, RMBS, and other real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or our exemption from the 1940 Act.

If the market value or income potential of our residential mortgage loans, RMBS, and other real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income or liquidate our non-qualifying assets to maintain our REIT qualification or our exemption from the 1940 Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of many of our non-real estate assets. We may have to make investment decisions that we otherwise would not make absent the REIT and 1940 Act considerations.

We expect to leverage our investments, which may adversely affect our return on our investments and may reduce cash available for distribution to our stockholders.

We expect to leverage our investments through borrowings, generally through the use of repurchase agreements, warehouse facilities, credit facilities, securitizations, commercial paper and collateralized debt obligations, or CDOs.

We are not required to maintain any particular debt-to-equity ratio. The amount of leverage will vary depending on our ability to obtain credit facilities, the lenders’ and rating agencies’ estimates of the stability of the investments’ cash flow, and our assessment of the appropriate amount of leverage for the particular assets we are funding. We may be required to maintain minimum average cash balances in connection with borrowings under a credit facility. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions prevent us from leveraging our investments or increase the cost of our financing relative to the income that can be derived from the assets acquired. Our debt service payments will reduce cash flow available for distributions to stockholders, which could adversely affect the price of our common stock. We may not be able to meet our debt service obligations, and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy the obligations. We will leverage certain of our assets through repurchase agreements. A decrease in the value of these assets may lead to margin calls which we will have to satisfy. We may not have the funds available to satisfy any such margin calls and we may be forced to sell assets at significantly depressed prices due to market conditions or otherwise. The satisfaction of such margin calls may reduce cash flow available for distribution to our stockholders. Any reduction in distributions to our stockholders may cause the value of our common stock to decline, in some cases, precipitously.

Failure to procure adequate capital and funding on favorable terms, or at all, would adversely affect our results and may, in turn, negatively affect the market price of shares of our common stock and our ability to distribute dividends to our stockholders.

We depend upon the availability of adequate funding and capital for our operations. We intend to finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, securitizations, commercial paper and collateralized debt obligations. Our access to capital depends upon a number of factors over which we have little or no control, including:

•	general market conditions;

•	the market’s perception of our growth potential;

•	our current and potential future earnings and cash distributions;

•	the market price of the shares of our capital stock; and

•	the market’s view of the quality of our assets.

We cannot assure you that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of financing for our assets which may not be available. Further, as a REIT, we are required to distribute annually at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, to our stockholders and are therefore not able to retain significant amounts of our earnings for new investments. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. If we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the market price of our common stock and our ability to make distributions to our stockholders. Moreover, our ability to grow will be dependent on our ability to procure additional funding. To the extent we are not able to raise additional funds through the issuance of additional equity or borrowings, our growth will be constrained.

We will depend on warehouse and repurchase facilities, credit facilities and commercial paper to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business.

Our ability to fund our investments depends to a large extent upon our ability to secure warehouse, repurchase, credit, and commercial paper financing on acceptable terms. Pending the securitization of a pool of mortgage loans, if any, we will fund the acquisition of mortgage loans through borrowings from warehouse, repurchase, and credit facilities and commercial paper. We can provide no assurance that we will be successful in establishing sufficient warehouse, repurchase, and credit facilities and issuing commercial paper. In addition, because warehouse, repurchase, and credit facilities and commercial paper are short-term commitments of capital, the lenders may respond to market conditions, which may favor an alternative investment strategy for them, making it more difficult for us to secure continued financing. During certain periods of the credit cycle, lenders may curtail their willingness to provide financing. If we are not able to renew our then existing warehouse, repurchase, and credit facilities and issue commercial paper or arrange for new financing on terms acceptable to us, or if we default on our covenants or are otherwise unable to access funds under any of these facilities, we will have to curtail our asset acquisition activities.

It is possible that the lenders that will provide us with financing could experience changes in their ability to advance funds to us, independent of our performance or the performance of our investments, including our mortgage loans. In addition, if the regulatory capital requirements imposed on our lenders change, they may be required to significantly increase the cost of the warehouse facilities that they provide to us. Our lenders also may revise their eligibility requirements for the types of residential mortgage loans they are willing to finance or the terms of such financings, based on, among other factors, the regulatory environment and their management of perceived risk, particularly with respect to assignee liability. Financing of equity-based lending, for example, may become more difficult in the future. Moreover, the amount of financing we will receive under our warehouse and repurchase facilities will be directly related to the lenders’ valuation of the assets that secure the outstanding borrowings. Typically warehouse, repurchase, and credit facilities grant the respective lender the absolute right to reevaluate the market value of the assets that secure outstanding borrowings at any time. If a lender determines in its sole discretion that the value of the assets has decreased, it has the right to initiate a margin call. A margin call would require us to transfer additional assets to such lender without any advance of funds from the lender for such transfer or to repay a portion of the outstanding borrowings. Any such margin call could have a material adverse effect on our results of operations, financial condition, business, liquidity and ability to make distributions to our stockholders, and could cause the value of our common stock to decline. We may be forced to sell assets at significantly depressed prices to meet such margin calls and to maintain adequate liquidity, which could cause us to incur losses. Moreover, to the extent we are forced to sell assets at such time, given market conditions, we may be forced to sell assets at the same time as others facing similar pressures to sell similar assets, which could greatly exacerbate a difficult market environment and which could result in our incurring significantly greater losses on our sale of such assets. In an extreme case of market duress, a market may not even be present for certain of our assets at any price.

The current dislocation in the sub-prime mortgage sector, and the current weakness in the broader mortgage market, could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing. This could potentially increase our financing costs and reduce our liquidity. If one or more major market participants fails, it could negatively impact the marketability of all fixed income securities, including Agency and non-Agency RMBS, residential mortgage loans and real estate related securities, and this could negatively impact the value of the securities we acquire, thus reducing our net book value. Furthermore, if many of our potential lenders are unwilling or unable to provide us with financing, we could be forced to sell our assets at an inopportune time when prices are depressed.

We expect that our financing facilities will contain covenants that restrict our operations and may inhibit our ability to grow our business and increase revenues.

We expect our financing facilities will contain extensive restrictions, covenants, and representations and warranties that, among other things, will require us to satisfy specified financial, asset quality, loan eligibility and loan performance tests. If we fail to meet or satisfy any of these covenants or representations and warranties, we would be in default under these agreements and our lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable, enforce their respective interests against collateral pledged under such agreements and restrict our ability to make additional borrowings. We also expect our financing agreements will contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default.

The covenants and restrictions we expect in our financing facilities may restrict our ability to, among other things:

•	incur or guarantee additional debt;

•	make certain investments or acquisitions;

•	make distributions on or repurchase or redeem capital stock;

•	engage in mergers or consolidations;

•	finance mortgage loans with certain attributes;

•	reduce liquidity below certain levels;

•	grant liens, incur operating losses for more than a specified period;

•	enter into transactions with affiliates; and

•	hold mortgage loans for longer than established time periods.

These restrictions may interfere with our ability to obtain financing, including the financing needed to qualify as a REIT, or to engage in other business activities, which may significantly harm our business, financial condition, liquidity and results of operations. A default and resulting repayment acceleration could significantly reduce our liquidity, which could require us to sell our assets to repay amounts due and outstanding. This could also significantly harm our business, financial condition, results of operations, and our ability to make distributions, which could cause the value of our common stock to decline. A default will also significantly limit our financing alternatives such that we will be unable to pursue our leverage strategy, which could curtail our investment returns.

The repurchase agreements, warehouse facilities and credit facilities and commercial paper that we will use to finance our investments may require us to provide additional collateral and may restrict us from leveraging our assets as fully as desired.

We expect to use repurchase agreements, warehouse facilities and credit facilities and commercial paper to finance our investments. If the market value of the loans or securities pledged or sold by us to a funding source decline in value, we may be required by the lending institution to provide additional collateral or pay down a portion of the funds advanced, but we may not have the funds available to do so. Posting additional collateral will reduce our liquidity and limit our ability to leverage our assets, which could adversely affect our business. In the event we do not have sufficient liquidity to meet such requirements, lending institutions can accelerate repayment of our indebtedness, increase our borrowing rates, liquidate our collateral or terminate our ability to borrow. Such a situation would likely result in a rapid deterioration of our financial condition and possibly necessitate a filing for protection under the U.S. Bankruptcy Code.

Further, financial institutions may require us to maintain a certain amount of cash that is not invested or to set aside non-levered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these collateral obligations, then, as described above, our financial condition could deteriorate rapidly.

If the counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term or if we default on our obligations under the repurchase agreement, we will lose money on our repurchase transactions.

When we engage in a repurchase transaction, we generally sell securities to the transaction counterparty and receive cash from the counterparty. The counterparty is obligated to resell the securities back to us at the end of the term of the transaction, which is typically 30-90 days. Because the cash we receive from the counterparty when we initially sell the securities to the counterparty is less than the value of those securities (this difference is referred to as the haircut), if the counterparty defaults on its obligation to resell the securities back to us we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). We would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Any losses we incur on our repurchase transactions could adversely affect our earnings, and thus our cash available for distribution to our stockholders.

If we default on one of our obligations under a repurchase transaction, the counterparty can terminate the transaction and cease entering into any other repurchase transactions with us. In that case, we would likely need to establish a replacement repurchase facility with another repurchase dealer in order to continue to leverage our portfolio and carry out our investment strategy. There is no assurance we would be able to establish a suitable replacement facility.

An increase in our borrowing costs relative to the interest we receive on our assets may adversely affect our profitability, and thus our cash available for distribution to our stockholders.

As our repurchase agreements and other short-term borrowings mature, we will be required either to enter into new borrowings or to sell certain of our investments. An increase in short-term interest rates at the time that we seek to enter into new borrowings would reduce the spread between our returns on our assets and the cost of our borrowings. This would adversely affect our returns on our assets that are subject to prepayment risk, including our mortgage-backed securities, which might reduce earnings and, in turn, cash available for distribution to our stockholders.

If we issue senior securities we will be exposed to additional risks.

If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities.

Our securitizations will expose us to additional risks.

We expect to securitize certain of our portfolio investments to generate cash for funding new investments. We expect to structure these transactions so that they are treated as financing transactions, and not as sales, for federal income tax purposes. In each such transaction, we would convey a pool of assets to a special purpose vehicle, the issuing entity, and the issuing entity would issue one or more classes of non-recourse notes pursuant to the terms of an indenture. The notes would be secured by the pool of assets. In exchange for the transfer of assets to the issuing entity, we would receive the cash proceeds of the sale of non-recourse notes and a 100% interest in the equity of the issuing entity. The securitization of our portfolio investments might magnify our exposure to losses on those portfolio investments because any equity interest we retain in the issuing entity would be subordinate to the notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses. Moreover, we cannot be assured that we will be able to access the securitization market, or be able to do so at favorable rates. The inability to securitize our portfolio could hurt our performance and our ability to grow our business.

The use of CDO financings with over-collateralization requirements may have a negative impact on our cash flow.

We expect that the terms of CDOs we may sponsor will generally provide that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, commonly referred to as ‘‘over-collateralization.’’ We anticipate that the CDO terms will provide that, if certain delinquencies or losses exceed the specified levels based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted if losses or delinquencies did not exceed those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets collateralizing the obligations. We cannot assure you that the performance tests will be satisfied. In advance of completing negotiations with the rating agencies or other key transaction parties on our future CDO financings, we cannot assure you of the actual terms of the

CDO delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Given recent volatility in the CDO market, rating agencies may depart from historic practices for CDO financings, making them more costly for us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect the availability of net income to us. If our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our CDO financings will increase.

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

Subject to maintaining our qualification as a REIT, we may pursue various hedging strategies to seek to reduce our exposure to losses from adverse changes in interest rates. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	the amount of income that a REIT may earn from hedging transactions (other than through taxable REIT subsidiaries, or TRSs) to offset interest rate losses is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the party owing money in the hedging transaction may default on its obligation to pay.

Our hedging transactions, which are intended to limit losses, may actually limit gains and increase our exposure to losses. As a result, our hedging activity may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Declines in the market values of our investments may adversely affect periodic reported results and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

A substantial portion of our assets will be classified for accounting purposes as ‘‘available-for- sale.’’ Changes in the market values of those assets will be directly charged or credited to stockholders’ equity. As a result, a decline in values may reduce the book value of our assets. Moreover, if the decline in value of an available-for-sale security is other than temporary, such decline will reduce earnings.

A decline in the market value of our assets may adversely affect us, particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

The lack of liquidity in our investments may adversely affect our business.

We may invest in securities or other instruments that are not liquid. The illiquidity of our investments may make it difficult for us to sell such investments if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

We are highly dependent on information systems and third parties, and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends to our stockholders.

Our business is highly dependent on communications and information systems. Any failure or interruption of our systems could cause delays or other problems in our securities trading activities, including mortgage-backed securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends to our stockholders.

We expect to be required to obtain various state licenses in order to purchase mortgage loans in the secondary market and there is no assurance we will be able to obtain or maintain those licenses.

While we are not required to obtain licenses to purchase mortgage-backed securities, we will be required to obtain various state licenses to purchase mortgage loans in the secondary market. We have not applied for these licenses and expect that this process will be costly and could take several months. There is no assurance that we will obtain all of the licenses that we desire or that we will not experience significant delays in seeking these licenses. Furthermore, we will be subject to various information and other requirements to maintain these licenses, and there is no assurance that we will satisfy those requirements. Our failure to obtain or maintain licenses will restrict our investment options and could harm our business.

We may be subject to liability for potential violations of predatory lending laws, which could adversely impact our results of operations, financial condition and business.

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in residential mortgage loans that have mortgage rates or origination costs in excess of prescribed levels and requires that borrowers be given certain disclosures prior to origination. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. In addition, under the anti-predatory lending laws of some states, the origination of certain residential mortgage loans, including loans that are not classified as ‘‘high cost’’ loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential mortgage loan, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure of residential mortgage loan originators or servicers to comply with these laws, to the extent any of their residential mortgage loans become part of our mortgaged-related assets, could subject us, as an assignee or purchaser to the related residential mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected residential mortgage loans. Lawsuits have been brought in various states making claims against assignees or purchasers of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market. If the loans are found to have been originated in violation of predatory or abusive lending laws, we could incur losses, which could adversely impact our results of operations, financial condition and business.

Terrorist attacks and other acts of violence or war may affect the market for our common stock, the industry in which we conduct our operations and our profitability.

Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly impact the property underlying our asset-based securities or the securities markets in general. Losses resulting from these types of events are uninsurable.

More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economies. Adverse economic conditions could harm the value of the property underlying our asset-backed securities or the securities markets in general which could harm our operating results and revenues and may result in the volatility of the value of our securities.

We will be subject to the requirements of the Sarbanes-Oxley Act of 2002.

After we become a public company, our management will be required to deliver a report that assesses the effectiveness of our internal controls over financial reporting, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires our independent registered public accounting firm to deliver an attestation report on management’s assessment of, and the operating effectiveness of, our internal controls over financial reporting in conjunction with their opinion on our audited financial statements as of December 31 subsequent to the year in which our registration statement becomes effective. Substantial work on our part is required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process is expected to be both costly and challenging. We cannot give any assurances that material weaknesses will not be identified in the future in connection with our compliance with the provisions of Sections 302 and 404 of the Sarbanes-Oxley Act. The existence of any material weakness described above would preclude a conclusion by management and our independent auditors that we maintained effective internal control over financial reporting. Our management may be required to devote significant time and expense to remediate any material weaknesses that may be discovered and may not be able to remediate any material weaknesses in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, all of which could lead to a decline in the trading price of our common stock.

Risks Related To Our Investments

We have not yet identified any specific investments.

We have not yet identified any specific investments for our portfolio and, thus, you will not be able to evaluate any proposed investments before purchasing shares of our common stock. Additionally, our investments will be selected by our Manager, and our stockholders will not have input into such investment decisions. Both of these factors will increase the uncertainty, and thus the risk, of investing in our shares.

Until appropriate investments can be identified, our Manager may invest the net proceeds of this offering and the concurrent sale of shares to Annaly in interest-bearing short-term investments,

including money market accounts, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we hope to achieve from investments in our intended use of proceeds of this offering. We expect to reallocate a portion of the net proceeds from this offering into a more diversified portfolio of investments within six months, subject to the availability of appropriate investment opportunities. Our Manager intends to conduct due diligence with respect to each investment and suitable investment opportunities may not be immediately available. Even if opportunities are available, there can be no assurance that our Manager’s due diligence processes will uncover all relevant facts or that any investment will be successful.

We may allocate the net proceeds from this offering to investments with which you may not agree.

We will have significant flexibility in investing the net proceeds of this offering. You will be unable to evaluate the manner in which the net proceeds of this offering will be invested or the economic merit of our expected investments and, as a result, we may use the net proceeds from this offering to invest in investments with which you may not agree. The failure of our management to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on our business, financial condition, liquidity, results of operations and ability to make distributions to our stockholders, and could cause the value of our common stock to decline.

We may not realize income or gains from our investments.

We seek to generate both current income and capital appreciation. The securities we invest in may, however, not appreciate in value and, in fact, may decline in value, and the debt securities we invest in may default on interest or principal payments. Accordingly, we may not be able to realize income or gains from our investments. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

Our investments may be concentrated and will be subject to risk of default.

While we intend to diversify our portfolio of investments in the manner described in this prospectus, we are not required to observe specific diversification criteria. To the extent that our portfolio is concentrated in any one region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our shares and accordingly may reduce our ability to pay dividends to our stockholders.

Increases in interest rates could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

We expect to invest in real estate-related assets by investing directly in residential mortgage loans and indirectly by purchasing RMBS, CMBS and CDOs backed by real estate-related assets. Under a normal yield curve, an investment in these assets will decline in value if long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders.

A significant risk associated with these investments is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates were to increase significantly, the market value of these investments would decline, and the duration and weighted average life of the investments would increase. We could realize a loss if these assets were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements we may enter into to finance the purchase of these assets.

Market values of our investments may decline without any general increase in interest rates for a number of reasons, such as increases in defaults, increases in voluntary prepayments for those investments that are subject to prepayment risk and widening of credit spreads.

In a period of rising interest rates, our interest expense could increase while the interest we earn on our fixed-rate assets would not change, which would adversely affect our profitability.

Our operating results will depend in large part on the differences between the income from our assets, net of credit losses and financing costs. We anticipate that, in most cases, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets. Interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit or eliminate our ability to make distributions to our stockholders.

Most of our portfolio investments will be recorded at fair value, as determined in accordance with our pricing policy as approved by our board of directors and, as a result, there will be uncertainty as to the value of these investments.

Most of our portfolio investments will be in the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We will value these investments quarterly at fair value, as determined in accordance with our pricing policy as approved by our board of directors. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

A prolonged economic slowdown, a recession or declining real estate values could impair our investments and harm our operating results.

Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and have an adverse effect on our operating results.

Prepayment rates could negatively affect the value of our investment portfolio, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders.

In the case of residential mortgage loans, there are seldom any restrictions on borrowers’ abilities to prepay their loans. Homeowners tend to prepay mortgage loans faster when interest rates decline. Consequently, owners of the loans have to reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates increase. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. This volatility in prepayment rates may affect our ability to maintain targeted amounts of leverage on our portfolio of residential mortgage loans, RMBS, and CDOs backed by real estate-related assets and may result in reduced earnings or losses for us and negatively affect the cash available for distribution to our stockholders.

The mortgage loans we will invest in and the mortgage loans underlying the mortgage and asset-backed securities we will invest in are subject to delinquency, foreclosure and loss, which could result in losses to us.

Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. In addition, we intend to invest in non-Agency RMBS, which are backed by residential real property but, in contrast to Agency RMBS, their principal and interest is not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. government. Asset-backed securities are bonds or notes backed by loans or other financial assets. The ability of a borrower to repay these loans or other financial assets is dependant upon the income or assets of these borrowers.

Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things, tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in- possession to the extent the lien is unenforceable under state law.

Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. RMBS evidence interests in or are secured by pools of residential mortgage loans and CMBS evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the MBS and CMBS we invest in are subject to all of the risks of the respective underlying mortgage loans.

We may be required to repurchase mortgage loans or indemnify investors if we breach representations and warranties, which could harm our earnings.

When we sell loans, we will be required to make customary representations and warranties about such loans to the loan purchaser. Our residential mortgage loan sale agreements will require us to repurchase or substitute loans in the event we breach a representation or warranty given to the loan purchaser. In addition, we may be required to repurchase loans as a result of borrower fraud or in the event of early payment default on a mortgage loan. Likewise, we are required to repurchase or substitute loans if we breach a representation or warranty in connection with our securitizations. The remedies available to a purchaser of mortgage loans are generally broader than those available to us against the originating broker or correspondent. Further, if a purchaser enforces its remedies against us, we may not be able to enforce the remedies we have against the sellers. The repurchased loans typically can only be financed at a steep discount to their repurchase price, if at all. They are also typically sold at a significant discount to the unpaid principal balance. Significant repurchase activity could harm our cash flow, results of operations, financial condition and business prospects.

We may enter into derivative contracts that could expose us to contingent liabilities in the future.

Subject to maintaining our qualification as a REIT, part of our investment strategy will involve entering into derivative contracts that could require us to fund cash payments in certain circumstances.

These potential payments will be contingent liabilities and therefore may not appear on our balance sheet. Our ability to fund these contingent liabilities will depend on the liquidity of our assets and access to capital at the time, and the need to fund these contingent liabilities could adversely impact our financial condition.

Our real estate investments are subject to risks particular to real property.

We own assets secured by real estate and may own real estate directly in the future, either through direct investments or upon a default of mortgage loans. Real estate investments are subject to various risks, including:

•	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

•	adverse changes in national and local economic and market conditions;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

•	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

•	the potential for uninsured or under-insured property losses.

If any of these or similar events occurs, it may reduce our return from an affected property or investment and reduce or eliminate our ability to make distributions to stockholders.

We may be exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity, and results of operations could be materially and adversely affected.

We may in the future invest in RMBS collateralized by subprime mortgage loans, which are subject to increased risks.

We may in the future invest in RMBS backed by collateral pools of subprime residential mortgage loans. ‘‘Subprime’’ mortgage loans refer to mortgage loans that have been originated using underwriting standards that are less restrictive than the underwriting requirements used as standards for other first and junior lien mortgage loan purchase programs, such as the programs of Fannie Mae and Freddie Mac. These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories (including outstanding judgments or prior bankruptcies), mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified.

Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, subprime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with subprime mortgage loans, the performance of RMBS backed by subprime mortgage loans in which we may invest could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

Exchange rate fluctuations may limit gains or result in losses.

If we directly or indirectly hold assets denominated in currencies other than U.S. dollars, we will be exposed to currency risk that may adversely affect performance. Changes in the U.S. dollar’s rate of exchange with other currencies may affect the value of investments in our portfolio and the income that we receive in respect of such investments. In addition, we may incur costs in connection with conversion between various currencies, which may reduce our net income and accordingly may reduce our ability to pay distributions to our stockholders.

Risks Related To Our Common Stock

There is no public market for our common stock and a market may never develop, which could result in holders of our common stock being unable to monetize their investment.

Our shares of common stock are newly issued securities for which there is no established trading market. We expect that our common stock will be approved for trading on the New York Stock Exchange, but there can be no assurance that an active trading market for our common stock will develop. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.

Even if an active trading market develops, the market price of our common stock may be highly volatile and could be subject to wide fluctuations after this offering and may fall below the offering price. Some of the factors that could negatively affect our share price include:

•	actual or anticipated variations in our quarterly operating results;

•	changes in our earnings estimates or publication of research reports about us or the real estate industry;

•	increases in market interest rates that may lead purchasers of our shares to demand a higher yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any increased indebtedness we incur in the future;

•	additions or departures of our Manager’s key personnel;

•	actions by stockholders;

•	speculation in the press or investment community; and

•	general market and economic conditions.

Common stock eligible for future sale may have adverse effects on our share price.

We cannot predict the effect, if any, of future sales of common stock, or the availability of shares for future sales, on the market price of the common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for the common stock.

Upon the completion of this offering, we will have      shares of common stock outstanding. In addition, Annaly will hold 9.8% of our outstanding shares of common stock as of the closing of this offering, excluding shares sold pursuant to the underwriters’ exercise of their overallotment option. Our equity incentive plan provides for grants of restricted common stock and other equity-based awards with respect to up to an aggregate of      % of the issued and outstanding shares of our

common stock (including shares to be sold to Annaly concurrently with this offering and shares to be sold pursuant to the underwriters’ exercise of their overallotment option). Each independent director will receive        shares of our restricted common stock upon completion of this offering. In addition, our Manager’s employees will receive shares of our restricted common stock which, as a group and together with the restricted shares granted to our independent directors, will be an aggregate of      % of the issued and outstanding shares of our common stock after giving effect to the shares issued in this offering, excluding shares sold pursuant to the underwriters’ exercise of their overallotment option. The restricted common stock granted to our independent directors and the employees of our Manager shall vest as follows: one fourth on each of the date of this prospectus, the first anniversary of this prospectus, the second anniversary of this prospectus and the third anniversary of this prospectus. We will not make distributions on shares of restricted common stock which have not vested.

We, Annaly, and our executive officers and directors have agreed with the underwriters to a 180-day lock-up period (subject to extensions), meaning that, until the end of the 180-day lock-up period, we and they will not, subject to certain exceptions, sell or transfer any shares of common stock without the prior consent of Merrill Lynch. Merrill Lynch may, in its sole discretion, at any time from time to time and without notice, waive the terms and conditions of the lock-up agreements to which it is a party. Additionally, Annaly has agreed with us to a further lock-up period that will expire at the earlier of (i) the date which is three years following the date of this prospectus or (ii) the termination of the management agreement. Assuming no exercise of the underwriters’ overallotment option to purchase additional shares, approximately    % of our common shares are subject to lock-up agreements. When the lock-up periods expire, these common shares will become eligible for sale, in some cases subject to the requirements of Rule 144 under the Securities Act of 1933, or the Securities Act, which are described under ‘‘Shares Eligible for Future Sale.’’

The market price of our common stock may decline significantly when the restrictions on resale by certain of our stockholders lapse. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

There is a risk that you may not receive distributions or that distributions may not grow over time.

We intend to make distributions on a quarterly basis out of assets legally available therefor to our stockholders in amounts such that all or substantially all of our REIT taxable income in each year is distributed. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, maintenance of our REIT status and other factors as our board of directors may deem relevant from time to time. Among the factors that could adversely affect our results of operations and impair our ability to pay distributions to our stockholders are:

•	the profitability of the investment of the net proceeds of this offering:

•	our ability to make profitable investments;

•	margin calls or other expenses that reduce our cash flow;

•	defaults in our asset portfolio or decreases in the value of our portfolio; and

•	the fact that anticipated operating expense levels may not provide accurate, as actual results may vary from estimates.

A change in any one of these factors could affect our ability to make distributions. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions.

Market interest rates may have an effect on the trading value of our shares.

One of the factors that investors may consider in deciding whether to buy or sell our shares is our distribution rate as a percentage of our share price relative to market interest rates. If market interest rates increase, prospective investors may demand a higher distribution rate or seek alternative investments paying higher dividends or interest. As a result, interest rate fluctuations and capital market conditions can affect the market value of our shares. For instance, if interest rates rise, it is likely that the market price of our shares will decrease as market rates on interest-bearing securities, such as bonds, increase.

Investing in our shares may involve a high degree of risk.

The investments we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore an investment in our shares may not be suitable for someone with lower risk tolerance.

Broad market fluctuations could negatively impact the market price of our common stock.

The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock.

Future sales of shares may have adverse consequences for investors.

We may issue additional shares in subsequent public offerings or private placements to make new investments or for other purposes. We are not required to offer any such shares to existing shareholders on a pre-emptive basis. Therefore, it may not be possible for existing shareholders to participate in such future share issues, which may dilute the existing shareholders’ interests in us. Additional shares may be issued pursuant to the terms of the underwriters’ option, which, if issued, would dilute shareholders’ percentage ownership in us. If the underwriters exercise their option to purchase additional shares to cover overallotments, the issuance of additional shares by us, or the possibility of such issue, may cause the market price of the shares to decline. Annaly will own 9.8% of our outstanding shares of common stock as of the closing of this offering, excluding shares sold pursuant to the underwriters’ exercise of their overallotment option, and will be permitted, subject to the requirements of Rule 144 under the Securities Act, to sell such shares following expiration of the lock-up period which expires upon the earlier of (i) the date which is three years after the date of this prospectus or (ii) the termination of the management agreement.

Risks Related to Our Organization and Structure

Our charter and bylaws contain provisions that may inhibit potential acquisition bids that you and other stockholders may consider favorable, and the market price of our common stock may be lower as a result.

Upon completion of this offering, our charter and bylaws will contain provisions that may have an anti-takeover effect and inhibit a change in our board of directors. These provisions include the following:

•	There are ownership limits and restrictions on transferability and ownership in our charter. To qualify as a REIT for each taxable year after 2007, not more than 50% of the value of our outstanding stock may be owned, directly or constructively, by five or fewer individuals during the second half of any calendar year. In addition, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year for each taxable year after 2007. To assist us in satisfying these tests, our charter generally prohibits any person from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of any class or series of our outstanding capital stock. These restrictions may discourage a tender offer or other transactions or a change in the composition of our board of directors or control that might involve a premium price for our shares or otherwise be in the best interests of our stockholders and any shares issued or transferred in violation of such restrictions being automatically transferred to a trust for a charitable beneficiary, thereby resulting in a forfeiture of the additional shares.

•	Our charter permits our board of directors to issue stock with terms that may discourage a third party from acquiring us. Upon completion of this offering, our charter will permit our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of stock or the number of shares of any class or series and to issue common or preferred stock, having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption as determined by our board. Thus, our board could authorize the issuance of stock with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares.

•	Maryland Control Share Acquisition Act. Maryland law provides that ‘‘control shares’’ of a corporation acquired in a ‘‘control share acquisition’’ will have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. ‘‘Control shares’’ means voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power. A ‘‘control share acquisition’’ means the acquisition of control shares, subject to certain exceptions.

If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders’ meeting, or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. Our bylaws contain a provision exempting acquisitions of our shares from the Maryland Control Share Acquisition Act. However, our board of directors may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act.

•	Business Combinations. Under Maryland law, ‘‘business combinations’’ between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the Maryland Control Share Acquisition Act, provided that the business combination is first approved by the board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, this statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

•	Our charter and bylaws contain other possible anti-takeover provisions. Upon completion of this offering, our charter and bylaws will contain other provisions that may have the effect of delaying, deferring or preventing a change in control of us or the removal of existing directors and, as a result, could prevent our stockholders from being paid a premium for their common stock over the then-prevailing market price. See ‘‘Description of Capital Stock’’ and ‘‘Certain Provisions of Maryland General Corporation Law and Our Charter and Bylaws.’’

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

Our charter limits the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our charter authorizes us to obligate our company to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present or former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party because of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers. See ‘‘Limitation on Liability of Directors and Officers and Indemnification and Advance of Expenses.’’

Tax Risks

Your investment has various federal income tax risks.

This summary of certain tax risks is limited to the federal tax risks addressed below. Additional risks or issues may exist that are not addressed in this prospectus and that could affect the federal tax treatment of us or our stockholders.

Because this prospectus was written in connection with the marketing of our common stock, it is not intended to be used and cannot be used by any stockholder to avoid penalties that may be imposed on stockholders under the Internal Revenue Code.

We strongly urge you to review carefully the discussion under ‘‘Certain Federal Income Tax Considerations’’ and to seek advice based on your particular circumstances from an independent tax advisor concerning the effects of federal, state and local income tax law on an investment in our common stock and on your individual tax situation.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy various tests regarding the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. To meet these tests, we may be required to forego investments we might otherwise make. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our investment performance.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we generally must ensure that at the end of each calendar quarter at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualifying real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualifying real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more TRSs. See ‘‘Certain Federal Income Tax Considerations — Taxation of Our Company — Asset Tests.’’ If we fail to comply with these requirements at the end of any quarter, we must correct the failure within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Potential characterization of distributions or gain on sale may be treated as unrelated business taxable income to tax-exempt investors.

If (1) all or a portion of our assets are subject to the rules relating to taxable mortgage pools, (2) we are a ‘‘pension-held REIT,’’ (3) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (4) the residual REMIC interests we buy generate ‘‘excess inclusion income,’’ then a portion of the distributions to and, in the case of a stockholder described in clause (3), gains realized on the sale of common stock by such tax-exempt stockholder may be subject to federal income tax as unrelated business taxable income under the Internal Revenue Code. See ‘‘Certain Federal Income Tax Considerations — Taxation of Our Company — Taxable Mortgage Pools.’’

Classification of a securitization or financing arrangement we enter into as a taxable mortgage pool could subject us or certain of our stockholders to increased taxation.

We intend to structure our securitization and financing arrangements as to not create a taxable mortgage pool. However, if we have borrowings with two or more maturities and, (1) those borrowings are secured by mortgages or mortgage-backed securities and (2) the payments made on the borrowings are related to the payments received on the underlying assets, then the borrowings and the pool of mortgages or mortgage-backed securities to which such borrowings relate may be classified as a taxable mortgage pool under the Internal Revenue Code. If any part of our investments were to be treated as a taxable mortgage pool, then our REIT status would not be impaired, but a portion of the taxable income we recognize may, under regulations to be issued by the Treasury Department, be characterized as ‘‘excess inclusion’’ income and allocated among our stockholders to the extent of and generally in proportion to the distributions we make to each stockholder. Any excess inclusion income would:

•	not be allowed to be offset by a stockholder’s net operating losses;

•	be subject to a tax as unrelated business income if a stockholder were a tax-exempt stockholder;

•	be subject to the application of federal income tax withholding at the maximum rate (without reduction for any otherwise applicable income tax treaty) with respect to amounts allocable to foreign stockholders; and

•	be taxable (at the highest corporate tax rate) to us, rather than to our stockholders, to the extent the excess inclusion income relates to stock held by disqualified organizations (generally, tax-exempt companies not subject to tax on unrelated business income, including governmental organizations).

Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to our stockholders.

We intend to operate in a manner that is intended to cause us to qualify as a REIT for federal income tax purposes commencing with our taxable year ending on December 31, 2007. However, the federal income tax laws governing REITs are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock, and the amount of our distributions on an ongoing basis. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of certain investments we may make, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year.

If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets to pay that tax. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders.

To qualify as a REIT, we must distribute to our stockholders each calendar year at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90%

distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

•	85% of our REIT ordinary income for that year;

•	95% of our REIT capital gain net income for that year; and

•	any undistributed taxable income from prior years.

We intend to distribute our REIT taxable income to our stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, there is no requirement that taxable REIT subsidiaries distribute their after-tax net income to their parent REIT or their stockholders.

Our taxable income may substantially exceed our net income as determined based on generally accepted accounting principles, or GAAP, because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. To the extent that we generate such non-cash taxable income in a taxable year, we may incur corporate income tax and the 4% nondeductible excise tax on that income if we do not distribute such income to stockholders in that year. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

In order for us to qualify as a REIT for each taxable year after 2007, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. ‘‘Individuals’’ for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. To preserve our REIT qualification, our charter generally prohibits any person from directly or indirectly owning more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock.

This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Our ownership of and relationship with any TRS which we may form or acquire following the completion of this offering will be limited, and a failure to comply with the limits would jeopardize our REIT status and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A TRS will pay federal, state and local income tax at regular corporate rates on any income that it earns. In addition, the TRS rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

The TRS that we may form following the completion of this offering would pay federal, state and local income tax on its taxable income, and its after-tax net income would be available for distribution to us but would not be required to be distributed to us. We anticipate that the aggregate value of the TRS stock and securities owned by us will be less than 20% of the value of our total assets (including the TRS stock and securities). Furthermore, we will monitor the value of our investments in our TRSs to ensure compliance with the rule that no more than 20% of the value of our assets may consist of TRS stock and securities (which is applied at the end of each calendar quarter). In addition, we will scrutinize all of our transactions with taxable REIT subsidiaries to ensure that they are entered into on arm’s-length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 20% limitation discussed above or to avoid application of the 100% excise tax discussed above.

We could fail to qualify as a REIT or we could become subject to a penalty tax if income we recognize from certain investments that are treated or could be treated as equity interests in a foreign corporation exceeds 5% of our gross income in a taxable year.

We may invest in securities, such as subordinated interests in certain CDO offerings, that are treated or could be treated for federal (and applicable state and local) corporate income tax purposes as equity interests in foreign corporations. Categories of income that qualify for the 95% gross income test include dividends, interest and certain other enumerated classes of passive income. Under certain circumstances, the federal income tax rules concerning controlled foreign corporations and passive foreign investment companies require that the owner of an equity interest in a foreign corporation include amounts in income without regard to the owner’s receipt of any distributions from the foreign corporation. Amounts required to be included in income under those rules are technically neither actual dividends nor any of the other enumerated categories of passive income specified in the 95% gross income test. Furthermore, there is no clear precedent with respect to the qualification of such income under the 95% gross income test. Due to this uncertainty, we intend to limit our direct investment in securities that are or could be treated as equity interests in a foreign corporation such that the sum of the amounts we are required to include in income with respect to such securities and other amounts of non-qualifying income do not exceed 5% of our gross income. We cannot assure you that we will be successful in this regard. To avoid any risk of failing the 95% gross income test, we may be required to invest only indirectly, through a domestic TRS, in any securities that are or could be considered to be equity interests in a foreign corporation. This, of course, will result in any income recognized from any such investment to be subject to federal income tax in the hands of the TRS, which may, in turn, reduce our yield on the investment.

Liquidation of our assets may jeopardize our REIT qualification.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets in transactions that are considered to be prohibited transactions.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we sold or securitized our assets in a manner that was treated as a sale for federal income tax purposes. Therefore, to avoid the prohibited transactions tax, we may choose not to engage in certain sales of assets at the REIT level and may securitize assets only in transactions that are treated as financing transactions and not as sales for tax purposes even though such transactions may not be the optimal execution on a pre-tax basis.

We could avoid any prohibited transactions tax concerns by engaging in securitization transactions through a TRS, subject to certain limitations as described above. To the extent that we engage in such activities through domestic TRSs, the income associated with such activities will be subject to federal (and applicable state and local) corporate income tax.

Characterization of the repurchase agreements we enter into to finance our investments as sales for tax purposes rather than as secured lending transactions would adversely affect our ability to qualify as a REIT.

We anticipate entering into several repurchase agreements with a variety of counterparties to achieve our desired amount of leverage for the assets in which we invest. When we enter into a repurchase agreement, we generally sell assets to our counterparty to the agreement and receive cash from the counterparty. The counterparty is obligated to resell the assets back to us at the end of the term of the transaction, which is typically 30-90 days. We believe that for federal income tax purposes we will be treated as the owner of the assets that are the subject of repurchase agreements and that the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own these assets during the term of the repurchase agreements, in which case we could fail to qualify as a REIT.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge mortgage-backed securities and related borrowings. Under these provisions, our annual gross income from qualifying and non-qualifying hedges, together with any other income not generated from qualifying real estate assets, cannot exceed 25% of our gross income. In addition, our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS, which we intend to form following the completion of this offering. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates.

Legislation enacted in 2003 generally reduces the maximum tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates from 38.6% to 15% (through 2010). Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

 Forward-Looking Statements

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words ‘‘believe,’’ ‘‘expect,’’ ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘plan,’’ ‘‘continue,’’ ‘‘intend,’’ ‘‘should,’’ ‘‘may,’’ ‘‘would,’’ ‘‘will’’ or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, are forward-looking by their nature:

•	our business and investment strategy;

•	our projected operating results;

•	our ability to obtain future financing arrangements;

•	general volatility of the securities markets in which we invest;

•	our expected investments;

•	interest rate mismatches between our mortgage-backed securities and our borrowings used to fund such purchases;

•	changes in interest rates and mortgage prepayment rates;

•	effects of interest rate caps on our adjustable-rate mortgage-backed securities;

•	rates of default or decreased recovery rates on our investments;

•	prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities;

•	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

•	changes in governmental regulations, tax law and rates and similar matters;

•	availability of investment opportunities in real estate-related and other securities;

•	availability of qualified personnel;

•	estimates relating to our ability to make distributions to our stockholders in the future;

•	our understanding of our competition;

•	market trends in our industry, interest rates, the debt securities markets or the general economy; and

•	use of the proceeds of this offering.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings ‘‘Summary,’’ ‘‘Risk Factors,’’ ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and ‘‘Business.’’ If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

 Use of Proceeds

We estimate that our net proceeds from the initial public offering of our shares of common stock, after deducting the underwriter discount and our estimated offering and organizational expenses, will be approximately $         million (based on the midpoint of the price range on the cover of this prospectus). We estimate that our net proceeds will be approximately $         million if the underwriters exercise their overallotment option in full.

Concurrent with this offering, we also expect to sell 9.8% of our shares, excluding shares sold pursuant to the underwriters’ exercise of their overallotment option, to Annaly at a price per share equal to the initial public offering price. No underwriting discount is payable in connection with the sale of shares to Annaly. We plan to invest the net proceeds of this offering and the concurrent sale of shares to Annaly in accordance with our investment objectives and the strategies described in this prospectus. See ‘‘Business — Our Investment Strategy.’’

We intend to invest the net proceeds of this offering in prime and Alt-A mortgage loans, non-Agency RMBS, Agency RMBS and ABS, CDOs, CMBS and other consumer or non-consumer ABS. Initially, we expect to focus our investment activities on purchasing residential mortgage loans that have been originated by select high-quality originators, including the retail lending operations of leading commercial banks, and non-Agency RMBS. Until appropriate investments can be identified, our Manager may invest the net proceeds of this offering and the concurrent sale of shares to Annaly in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we hope to achieve from investments in our intended use of proceeds of this offering. We expect to reallocate a portion of the net proceeds from this offering into a more diversified portfolio of investments within six months, subject to the availability of appropriate investment opportunities. Our Manager intends to conduct due diligence with respect to each investment and suitable investment opportunities may not be immediately available.

 Distribution Policy

We intend to elect and qualify to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending on December 31, 2007. Federal income tax law requires that a REIT distribute with respect to each year at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. We will not be required to make distributions with respect to activities conducted through the TRS which we intend to form following the completion of this offering. For more information, please see ‘‘Certain Federal Income Tax Considerations — Taxation of Our Company.’’

To satisfy the requirements to qualify as a REIT and generally not be subject to federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our REIT taxable income to holders of our common stock out of assets legally available therefor. Any future distributions we make will be at the discretion of our board of directors and will depend upon our earnings and financial condition, maintenance of our REIT status, applicable provisions of the Maryland General Corporation Law, or MGCL, and such other factors as our board of directors deems relevant. Our earnings and financial condition will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, please see ‘‘Risk Factors.’’

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, please see ‘‘Certain Federal Income Tax Considerations — Taxation of Stockholders.’’

 Capitalization

The following table sets forth (1) our actual capitalization at August 3, 2007 and (2) our capitalization as adjusted to reflect the effects of the sale of our common stock in this offering at an assumed offering price of $         per share (the midpoint of the range on front cover of this prospectus) after deducting the underwriters’ commissions and estimated organizational and offering expenses payable by us and the concurrent offering to Annaly of 9.8% of our common stock at the same assumed offering price. You should read this table together with ‘‘Use of Proceeds’’ included elsewhere in this prospectus.

	As of August 3, 2007
	Actual	As Adjusted(1)(2)
Stockholders’ equity:
Common stock, par value $0.01 per share; 1,000 shares authorized, 1,000 shares outstanding, actual and shares authorized and shares outstanding, as adjusted(3)	$10	$
Capital in excess of par value	$990	$
Total stockholders’ equity	$1,000	$

(1)	Assumes shares will be sold in this offering at an initial offering price of per share (the midpoint of the range on front cover of this prospectus) for net proceeds of approximately $ million after deducting the underwriters’ commission and estimated organization and offering expenses of approximately $ million and the concurrent offering to Annaly of 9.8% of our common stock. The shares sold to Annaly will be sold at the offering price without payment of any underwriters’ commission. See ‘‘Use of Proceeds.’’
(2)	Does not include the underwriters’ option to purchase or place up to additional shares.
(3)	Does not include shares of restricted common stock granted pursuant to our equity incentive plan.

Management’s Discussion and Analysis of Financial Condition
 and Results of Operations

We are a newly-formed specialty finance company that will invest in residential mortgage loans, residential mortgage-backed securities, real estate-related securities and various other asset classes. We will be externally managed by FIDAC. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes.

Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by investing in a broad class of financial assets to construct an investment portfolio that is designed to achieve attractive risk-adjusted returns and that is structured to comply with the various federal income tax requirements for REIT status.

Our investment strategy is intended to take advantage of opportunities in the current interest rate and credit environment. We will adjust our strategy to changing market conditions by shifting our asset allocations across these various asset classes as interest rate and credit cycles change over time. We believe that our strategy, combined with our Manager’s experience, will enable us to pay dividends and achieve capital appreciation throughout changing market cycles. We expect to take a long-term view of assets and liabilities, and our reported earnings and mark-to-market valuations at the end of a financial reporting period will not significantly impact our objective of providing attractive risk-adjusted returns to our stockholders over the long-term. We have not yet made any investments.

We will use leverage to seek to increase our potential returns and to fund the acquisition of our assets. Our income will be generated primarily by the difference, or net spread, between the income we earn on our assets and the cost of our borrowings. We expect to finance our investments using a variety of financing sources including repurchase agreements, warehouse facilities, securitizations, commercial paper and term financing CDOs. We expect to manage our debt by utilizing interest rate hedges, such as interest rate swaps, to reduce the effect of interest rate fluctuations related to our debt.

We expect the results of our operations to be affected by various factors, many of which are beyond our control. Our results of operations will primarily depend on, among other things, the level of our net interest income, the market value of our assets, and the supply of and demand for such assets. Our net interest income, which reflects the amortization of purchase premiums and accretion of discounts, varies primarily as a result of changes in interest rates, borrowing costs, and prepayment speeds, which is a measurement of how quickly borrowers pay down the unpaid principal balance on their mortgage loans.

Prepayment Speeds.    Prepayment speeds, as reflected by the Constant Prepayment Rate, or CPR, vary according to interest rates, the type of investment, conditions in financial markets, competition and other factors, none of which can be predicted with any certainty. In general, when interest rates rise, it is relatively less attractive for borrowers to refinance their mortgage loans, and as a result, prepayment speeds tend to decrease. When interest rates fall, prepayment speeds tend to increase. For mortgage loan and RMBS investments purchased at a premium, as prepayment speeds increase, the amount of income we earn decreases because the purchase premium we paid for the bonds amortizes faster than expected. Conversely, decreases in prepayment speeds result in increased income and can extend the period over which we amortize the purchase premium. For mortgage loan and RMBS investments purchased at a discount, as prepayment speeds increase, the amount of income we earn increases because of the acceleration of the accretion of the discount into interest income. Conversely, decreases in prepayment speeds result in decreased income and can extend the period over which we accrete the purchase discount into interest income.

Rising Interest Rate Environment.    As indicated above, as interest rates rise, prepayment speeds generally decrease, increasing our interest income. Rising interest rates, however, increase our financing costs which may result in a net negative impact on our net interest income. In addition, if we acquire Agency and non-Agency RMBS collateralized by monthly reset adjustable-rate mortgages, or ARMs, and three- and five-year hybrid ARMs, such interest rate increases should result in decreases in our net investment income, as there could be a timing mismatch between the interest rate reset dates on our RMBS portfolio and the financing costs of these investments. Monthly reset ARMs are ARMs on which coupon rates reset monthly based on indices such as one-month LIBOR. Hybrid ARMs are mortgages that have interest rates that are fixed for an initial period (typically three, five, seven or 10 years) and thereafter reset at regular intervals subject to interest rate caps.

With respect to our future floating rate investments such as CDO securities, such interest rate increases should result in increases in our net investment income because our floating rate assets are greater in amount than the related floating rate liabilities. Similarly, such an increase in interest rates should generally result in an increase in our net investment income on future fixed-rate investments made by us because our fixed-rate assets would be greater in amount than our fixed-rate liabilities. We expect, however, that our fixed-rate assets would decline in value in a rising interest rate environment and that our net interest spreads on fixed rate assets could decline in a rising interest rate environment to the extent such assets are financed with floating rate debt.

Credit Risk.    One of our strategic focuses is assets which we believe to be of high credit quality. We believe this strategy will keep our credit losses and financing costs low. We retain the risk of potential credit losses on all of the residential mortgage loans we hold in our portfolio. Additionally, some of our investments in RMBS may be qualifying interests for purposes of maintaining our exemption from the 1940 Act because we retain a 100% ownership interest in the underlying loans. If we purchase all classes of these securitizations, we have the credit exposure on the underlying loans. Prior to the purchase of these securities, we intend to conduct a due diligence process that allows us to remove loans that do not meet our credit standards based on loan-to-value ratios, borrower’s credit scores, income and asset documentation and other criteria that we believe to be important indications of credit risk.

Size of Investment Portfolio.    The size of our investment portfolio, as measured by the aggregate unpaid principal balance of our mortgage loans and aggregate principal balance of our mortgage related securities and the other assets we own is also a key revenue driver. Generally, as the size of our investment portfolio grows, the amount of interest income we receive increases. The larger investment portfolio, however, drives increased expenses as we incur additional interest expense to finance the purchase of our assets.

Since changes in interest rates may significantly affect our activities, our operating results depend, in large part, upon our ability to effectively manage interest rate risks and prepayment risks while maintaining our status as a REIT.

Current Environment.    The current situation in the sub-prime mortgage sector, and the current weakness in the broader mortgage market, could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing. This could potentially increase our financing costs and reduce our liquidity. If one or more major market participants fails, it could negatively impact the marketability of all fixed income securities, including government mortgage securities, and this could negatively impact the value of the securities we acquire, thus reducing our net book value. Furthermore, if many of our potential lenders are unwilling or unable to provide us with financing, we could be forced to sell our securities or residential mortgage loans at an inopportune time when prices are depressed.

Critical Accounting Policies

Our financial statements will be prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. These accounting principles may require us to make some complex and subjective decisions and assessments. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made and based upon information available to us at that time. We will rely on independent pricing of our assets at each quarter’s end to arrive at what we believe to be reasonable estimates of fair market value. We have identified what we believe will be our most critical accounting policies to be the following:

Loans and Securities Held for Investment

We will purchase residential mortgage loans, RMBS, ABS, CDOs and CMBS, a portion of which may be held for investment. Loans or securities held for investment are intended to be held to maturity and, accordingly, will be reported at amortized cost, unless we determine that we are an investment company for accounting purposes under American Institute of Certified Public Accountants, or AICPA, Statement of Position 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies, or SOP 07-1, effective January 1, 2008, in which case they would be reported at fair value. These assets held for investment will be valued quarterly to determine if an other-than-temporary impairment exists. If upon completion of the valuation, the fair value of the underlying collateral securing the impaired loan/security is less than the net carrying value of the loan/security, an allowance will be created with a corresponding charge to the provision for losses. An allowance for each loan/security would be maintained at a level believed adequate by management to absorb probable losses. We may elect to sell a loan/security held for investment due to adverse changes in credit fundamentals. Once the determination has been made by us that we will no longer hold the loan for investment, we will account for the loan at the lower of amortized cost or estimated fair value. The reclassification of the loan/security and recognition of impairments could adversely affect our reported earnings.

Classifications of Investment Securities

We expect our investments in RMBS will be primarily classified as available-for-sale securities that are carried on the balance sheet at their fair value. This classification will result in changes in fair value being recorded as balance sheet adjustments to accumulated other comprehensive income or loss, which is a component of stockholders’ equity. SOP 07-1 may require an adjustment to this accounting methodology whereby the investments will be carried at fair value, however the changes in fair value will be included in earnings. We are currently evaluating this new guidance and have not determined whether we will be required to apply the provisions of this SOP in our financial statement presentation. If it is necessary to adopt this accounting methodology under SOP 07-1, our reported earnings could be materially affected.

Investment Consolidation

For each investment we will make, we will evaluate the underlying entity that issued the securities we will acquire or to which we will make a loan to determine the appropriate accounting. We refer to guidance in Statement of Financial Accounting Standards (SFAS) No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and FASB Interpretation No. (FIN) 46R, Consolidation of Variable Interest Entities, in performing our analysis. FIN 46R addresses the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to certain entities in which voting rights are not effective in identifying an investor with a controlling financial interest. An entity is subject to consolidation under FIN 46R if the investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity’s activities, or are not exposed to the entity’s losses or entitled to its residual returns (‘‘variable interest entities’’ or ‘‘VIEs’’). Variable interest entities within the scope of FIN 46R are required to be consolidated by their primary beneficiary. The primary beneficiary of a VIE is determined to be the party that absorbs a majority of the entity’s expected losses, its expected returns, or both.

Valuations of Available-for-Sale Securities

We expect our available-for-sale securities will have fair values as determined with reference to price estimates provided by independent pricing services and dealers in the securities. The pricing is subject to various assumptions which could result in different presentations of value.

When the fair value of an available-for-sale security is less than its amortized cost for an extended period, we will consider whether there is an other-than-temporary impairment in the value of the security. If, in our judgment, an other-than-temporary impairment exists, the cost basis of the security is written down to the then-current fair value, and the unrealized loss is transferred from accumulated other comprehensive loss as an immediate reduction of current earnings (as if the loss had been realized in the period of other-than-temporary impairment). The determination of other-than-temporary impairment is a subjective process, and different judgments and assumptions could affect the timing of loss realization.

We will consider the following factors when determining an other-than-temporary impairment for a security or investment:

•	The length of time and the extent to which the market value has been less than the amortized cost;

•	Whether the security has been downgraded by a rating agency; and

•	Our intent to hold the security for a period of time sufficient to allow for any anticipated recovery in market value.

The determination of other-than-temporary impairment is made at least quarterly. If we determine an impairment to be other than temporary we will need to realize a loss that would have an impact on future income.

Interest Income Recognition

Interest income on available-for-sale securities and loans held for investment will be recognized over the life of the investment using the effective interest method. Interest income on mortgage-backed securities is recognized using the effective interest method as described by SFAS No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases, for securities of high credit quality and Emerging Issues Task Force No. 99-20, Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets, for all other securities. Interest income on loans held for investment is recognized based on the contractual terms of the loan instruments. Income recognition will be suspended for loans when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition will be resumed when the loan becomes contractually current and performance is demonstrated to be resumed. Any loan fees or acquisition costs on originated loans or securities will be capitalized and recognized as a component of interest income over the life of the investment using the effective interest method.

Under SFAS No. 91 and Emerging Issues Task Force No. 99-20, management will estimate, at the time of purchase, the future expected cash flows and determine the effective interest rate based on these estimated cash flows and our purchase price. As needed, these estimated cash flows will be updated and a revised yield computed based on the current amortized cost of the investment. In estimating these cash flows, there will be a number of assumptions that will be subject to uncertainties and contingencies. These include the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations), the pass-through or coupon rate and interest rate fluctuations. In addition, interest payment shortfalls due to delinquencies on the underlying mortgage loans, and the timing of the magnitude of credit losses on the mortgage loans underlying the securities have to be judgmentally estimated. These uncertainties and contingencies are difficult to predict and are subject to future events that may impact management’s estimates and our interest income.

Security transactions will be recorded on the trade date. Realized gains and losses from security transactions will be determined based upon the specific identification method and recorded as gain (loss) on sale of available for sale securities and loans held for investment in the statement of income.

We will account for accretion of discounts or premiums on available-for-sale securities and real estate loans using the effective interest yield method. Such amounts will be included as a component of interest income in the income statement.

Accounting For Derivative Financial Instruments

Our policies permit us to enter into derivative contracts, including interest rate swaps and interest rate caps, as a means of mitigating our interest rate risk. We intend to use interest rate derivative instruments to mitigate interest rate risk rather than to enhance returns.

We will account for derivative financial instruments in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended and interpreted. SFAS No. 133 requires an entity to recognize all derivatives as either assets or liabilities in the balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income.

Derivatives will be used for hedging purposes rather than speculation. We will rely on quotations from a third party to determine these fair values. If our hedging activities do not achieve our desired results, our reported earnings may be adversely affected.

Reserve for Possible Credit Losses

The expense for possible credit losses in connection with debt investments is the charge to earnings to increase the allowance for possible credit losses to the level that management estimates to be adequate considering delinquencies, loss experience and collateral quality. Other factors considered relate to geographic trends and product diversification, the size of the portfolio and current economic conditions. Based upon these factors, we will establish the provision for possible credit losses by category of asset. When it is probable that we will be unable to collect all amounts contractually due, the account is considered impaired.

Where impairment is indicated, a valuation write-down or write-off is measured based upon the excess of the recorded investment amount over the net fair value of the collateral, as reduced by selling costs. Any deficiency between the carrying amount of an asset and the net sales price of repossessed collateral is charged to the allowance for credit losses.

Income Taxes

We intend to elect and qualify to be taxed as a REIT for the taxable year ended December 31, 2007. Accordingly, we will generally not be subject to corporate federal or state income tax to the extent that we make qualifying distributions to our stockholders, and provided we satisfy on a continuing basis, through actual investment and operating results, the REIT requirements including certain asset, income, distribution and stock ownership tests. If we fail to qualify as a REIT, and do not qualify for certain statutory relief provisions, we will be subject to federal, state and local income taxes and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year in which we lost our REIT qualification. Accordingly, our failure to qualify as a REIT could have a material adverse impact on our results of operations and amounts available for distribution to our stockholders.

The dividends paid deduction of a REIT for qualifying dividends to its stockholders is computed using our taxable income as opposed to net income reported on the financial statements. Taxable income, generally, will differ from net income reported on the financial statements because the determination of taxable income is based on tax provisions and not financial accounting principles.

We may elect to treat certain of our subsidiaries as TRSs. In general, a TRS of ours may hold assets and engage in activities that we cannot hold or engage in directly and generally may engage in any real estate or non-real estate-related business. A TRS is subject to federal, state and local corporate income taxes.

While our TRS will generate net income, our TRS can declare dividends to us which will be included in our taxable income and necessitate a distribution to our stockholders. Conversely, if we retain earnings at the TRS level, no distribution is required and we can increase book equity of the consolidated entity.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board, or FASB, issued SFAS No. 157, Fair Value Measurements (‘‘SFAS 157’’). SFAS 157 defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. SFAS 157 requires companies to disclose the fair value of their financial instruments according to a fair value hierarchy (i.e., levels 1, 2, and 3, as defined). Additionally, companies are required to provide enhanced disclosure regarding instruments in the level 3 category (which require significant management judgment), including a reconciliation of the beginning and ending balances separately for each major category of assets and liabilities. SFAS 157 will be effective for the company on January 1, 2008.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115 (‘‘SFAS 159’’). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting dates. FAS 159 will be effective for the company commencing January 1, 2008.

In June 2007, the AICPA issued SOP 07-1. This SOP provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies, or the Guide. Entities that are within the scope of the Guide are required, among other things, to carry their investments at fair value, with changes in fair value included in earnings. The provisions of this SOP will be effective for the company on January 1, 2008.

Proposed FASB Staff Position.    The FASB issued a proposed FSP FAS 140-d relating to FASB Statement No. 140, Accounting for Transfers of Financial Assets and Repurchase Financing Transactions (‘‘FSP FAS 140’’) to address questions where assets purchased from a particular counterparty and financed through a repurchase agreement with the same counterparty can be considered and accounted for as separate transactions. Currently, we intend to record such assets and the related financing on a gross basis in our statements of financial condition, and the corresponding interest income and interest expense in our statements of operations and comprehensive income (loss). For assets representing available-for-sale investment securities, as in our case, any change in fair value will be reported through other comprehensive income under SFAS 115, with the exception of impairment losses, which will be recorded in the statement of operations and comprehensive (loss) income as realized losses. FASB’s staff position requires that all of the following criteria be met in order to continue the application of SFAS 140 as described above: (1) the initial transfer of and repurchase financing cannot be contractually contingent; (2) the repurchase financing entered into between the parties provides full recourse to the transferee and the repurchase price is fixed; (3) the financial asset has an active market and the transfer is executed at market rates; (4) the borrower maintains the right to the collateral and the lender cannot re-pledge the asset prior to settlement of the repurchase agreement; and (5) the repurchase agreement and financial asset do not mature simultaneously. FSP FAS 140 may be subject to significant changes prior to finalization, which may impact our current assessment of its impact upon adoption.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organization stage. We will not commence any significant operations until we have completed this offering. We are not aware of any material trends or uncertainties, other than national economic conditions affecting mortgage loans, mortgage-backed securities and real estate, generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related investments, other than those referred to in this prospectus.

Liquidity and Capital Resources

Liquidity, which is our ability to turn non-cash assets into cash, allows us to purchase additional investment securities and to pledge additional assets to secure existing borrowings should the value of our pledged assets decline. Potential immediate sources of liquidity for us include cash balances and unused borrowing capacity. Unused borrowing capacity will vary over time as the market value of our investment securities varies. Our balance sheet also generates liquidity on an on-going basis through mortgage principal repayments and net earnings held before payment as dividends. Should our needs ever exceed these on-going sources of liquidity plus the immediate sources of liquidity discussed above, we believe that in most circumstances our investment securities could be sold to raise cash. The maintenance of liquidity is one of the goals of our capital investment policy. Under this policy, we limit asset growth to preserve unused borrowing capacity for liquidity management purposes.

We anticipate that, upon repayment of each borrowing under a repurchase agreement, we will use the collateral immediately for borrowing under a new repurchase agreement. We have not at the present time entered into any commitment agreements under which the lender would be required to enter into new repurchase agreements during a specified period of time.

Under repurchase agreements, we may be required to pledge additional assets to our repurchase agreement counterparties (i.e., lenders) in the event the estimated fair value of the existing pledged collateral under such agreements declines and such lenders demand additional collateral (a ‘‘margin call’’), which may take the form of additional securities or cash. Similarly, if the estimated fair value of investment securities increase due to changes in market interest rates of market factors, lenders may release collateral back to us. Specifically, margin calls result from a decline in the value of the our investments securing our repurchase agreements, prepayments on the mortgages securing such investments and to changes in the estimated fair value of such investments generally due to principal reduction of such investments from scheduled amortization and resulting from changes in market interest rates and other market factors. Should prepayment speeds on the mortgages underlying our investments or market interest rates suddenly increase, margin calls on our repurchase agreements could result, causing an adverse change in our liquidity position.

Contractual Obligations and Commitments

We had no contractual obligations as of August 15, 2007. We intend to enter into a management agreement with FIDAC, a wholly-owned subsidiary of Annaly. FIDAC is entitled to receive a base management fee, incentive compensation and, in certain circumstances, a termination fee and reimbursement of certain expenses as described in the management agreement. Such fees and expenses do not have fixed and determinable payments. The base management fee is payable quarterly in arrears in an amount equal to 1.75% per annum, calculated quarterly, of our stockholders’ equity (as defined in the management agreement). Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. The base management fee will be reduced, but not below zero, by our proportionate share of any CDO base management fees FIDAC receives in connection with the CDOs in which we invest, based on the percentage of equity we hold in such CDOs. Our Manager will receive quarterly incentive compensation in an amount equal to 20% of the dollar amount by which Core Earnings, before the incentive management fee, per weighted average share of common stock for such quarter, exceeds 0.50% plus one-fourth of the average of the one month LIBOR rate for such quarter multiplied by the weighted average number of shares of common stock outstanding in such quarter. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between our Manager and our independent directors and approval by a majority of our independent directors. The incentive management fee will be reduced, but not below zero, by our proportionate share of any CDO incentive management fees FIDAC receives in connection with the CDOs in which we invest, based on the percentage of equity we hold in such CDOs.

We expect to enter into certain contracts that contain a variety of indemnification obligations, principally with our Manager, brokers and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations is unlimited.

Off-Balance Sheet Arrangements

As of August 15, 2007 we did not maintain any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance, or special purpose or variable interest entities, established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes. Further, as of August 15, 2007 we had not guaranteed any obligations of unconsolidated entities or entered into any commitment or intent to provide additional funding to any such entities.

Dividends

To qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular quarterly dividends to our stockholders. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, which would only be paid out of available cash to the extent permitted under our warehouse and repurchase facilities and commercial paper, we must first meet both our operating requirements and scheduled debt service on our warehouse lines and other debt payable.

Inflation

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP and our distributions will be determined by our board of directors consistent with our obligation to distribute to our stockholders at least 90% of our REIT taxable income on an annual basis in order to maintain our REIT qualification; in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

 Quantitative and Qualitative Disclosures About Market Risk

The primary components of our market risk are related to credit risk, interest rate risk, prepayment and market value risk. While we do not seek to avoid risk completely, we believe the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Credit Risk

We will be subject to credit risk in connection with our investments and face more credit risk on assets we own which are rated below ‘‘AAA’’. The credit risk related to these investments pertains to the ability and willingness of the borrowers to pay, which is assessed before credit is granted or renewed and periodically reviewed throughout the loan or security term. We believe that residual loan credit quality is primarily determined by the borrowers’ credit profiles and loan characteristics.

Our Manager will use a comprehensive credit review process. Our Manager’s analysis of loans includes borrower profiles, as well as valuation and appraisal data. Our Manager’s resources include a proprietary portfolio management system, as well as third party software systems. Our Manager will utilize a third party due diligence firm to perform an independent underwriting review to insure compliance with existing guidelines. Our Manager will select loans for review predicated on risk-based criteria such as loan-to-value, borrowers credit score(s) and loan size. Our Manager will also outsource underwriting services to review higher risk loans, either due to borrower credit profiles or collateral valuation issues. In addition to statistical sampling techniques, our Manager will create adverse credit and valuation samples, which we individually review. Our Manager will reject loans that fail to conform to our standards. Our Manager will accept only those loans which meet our underwriting criteria. Once we own a loan, our Manager’s surveillance process includes ongoing analysis through our proprietary data warehouse and servicer files. Additionally, the non-Agency RMBS and other ABS which we will acquire for our portfolio will be reviewed by our Manager to ensure that we acquire non-Agency RMBS and other ABS which satisfy our risk based criteria. Our Manager’s review of non-Agency RMBS and other ABS will include utilizing its proprietary portfolio management system. Our Manager’s review of non-Agency RMBS and other ABS will be based on quantitative and qualitative analysis of the risk-adjusted returns non-Agency RMBS and other ABS present.

Interest Rate Risk

Interest rate risk is highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control.

We will be subject to interest rate risk in connection with our investments and our related debt obligations, which are generally repurchase agreements, warehouse facilities, securitization, commercial paper and term financing CDOs. Our repurchase agreements and warehouse facilities may be of limited duration that are periodically refinanced at current market rates. We intend to mitigate this risk through utilization of derivative contracts, primarily interest rate swap agreements.

Interest Rate Effect on Net Interest Income

Our operating results will depend in large part on differences between the income from our investments and our borrowing costs. Most of our warehouse facilities and repurchase agreements will provide financing based on a floating rate of interest calculated on a fixed spread over London Interbank Offered Rate, or LIBOR. The fixed spread will vary depending on the type of underlying asset which collateralizes the financing. Accordingly, the portion of our portfolio which consists of floating interest rate assets will be match-funded utilizing our expected sources of short-term financing, while our fixed interest rate assets will not be match-funded. During periods of rising interest rates, the borrowing costs associated with our investments tend to increase while the income earned on our fixed interest rate investments may remain substantially unchanged. This will result in a narrowing of the net interest spread between the related assets and borrowings and may even result in losses. Further, during this portion of the interest rate and credit cycles, defaults could increase and result in credit losses to us, which could adversely affect our liquidity and operating results. Such delinquencies or defaults could also have an adverse effect on the spread between interest-earning assets and interest-bearing liabilities.

Hedging techniques are partly based on assumed levels of prepayments of our fixed-rate and hybrid adjustable-rate mortgage loans and RMBS. If prepayments are slower or faster than assumed, the life of the mortgage loans and RMBS will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

Interest Rate Effects on Fair Value

Another component of interest rate risk is the effect changes in interest rates will have on the market value of the assets we acquire. We will face the risk that the market value of our assets will increase or decrease at different rates than that of our liabilities, including our hedging instruments.

We will primarily assess our interest rate risk by estimating the duration of our assets and the duration of our liabilities. Duration essentially measures the market price volatility of financial instruments as interest rates change. We generally calculate duration using various financial models and empirical data. Different models and methodologies can produce different duration numbers for the same securities.

It is important to note that the impact of changing interest rates on fair value can change significantly when interest rates change beyond 100 basis points from current levels. Therefore, the volatility in the fair value of our assets could increase significantly when interest rates change beyond 100 basis points. In addition, other factors impact the fair value of our interest rate-sensitive investments and hedging instruments, such as the shape of the yield curve, market expectations as to future interest rate changes and other market conditions. Accordingly, in the event of changes in actual interest rates, the change in the fair value of our assets would likely differ from that shown above, and such difference might be material and adverse to our stockholders.

Interest Rate Cap Risk

We will also invest in adjustable-rate mortgage loans and RMBS. These are mortgages or RMBS in which the underlying mortgages are typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which the security’s interest yield may change during any given period. However, our borrowing costs pursuant to our financing agreements will not be subject to similar restrictions. Therefore, in a period of increasing interest rates, interest rate costs on our borrowings could increase without limitation by caps, while the interest-rate yields on our adjustable-rate mortgage loans and RMBS would effectively be limited. This problem will be magnified to the extent we acquire adjustable-rate RMBS that are not based on mortgages which are fully indexed. In addition, the mortgages or the underlying mortgages in an RMBS may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on our adjustable-rate mortgages or RMBS than we need in order to pay the interest cost on our related borrowings. These factors could lower our net interest income or cause a net loss during periods of rising interest rates, which would harm our financial condition, cash flows and results of operations.

Interest Rate Mismatch Risk

We intend to fund a substantial portion of our acquisitions of hybrid adjustable-rate mortgages and RMBS with borrowings that, after the effect of hedging, have interest rates based on indices and repricing terms similar to, but of somewhat shorter maturities than, the interest rate indices and repricing terms of the mortgages and RMBS. Thus, we anticipate that in most cases the interest rate indices and repricing terms of our mortgage assets and our funding sources will not be identical, thereby creating an interest rate mismatch between assets and liabilities. Therefore, our cost of funds would likely rise or fall more quickly than would our earnings rate on assets. During periods of changing interest rates, such interest rate mismatches could negatively impact our financial condition, cash flows and results of operations. To mitigate interest rate mismatches, we may utilize the hedging strategies discussed above.

Our analysis of risks is based on our Manager’s experience, estimates, models and assumptions. These analyses rely on models which utilize estimates of fair value and interest rate sensitivity. Actual economic conditions or implementation of investment decisions by our management may produce results that differ significantly from the estimates and assumptions used in our models and the projected results shown in this prospectus.

Prepayment Risk

As we receive prepayments of principal on these investments, premiums paid on such investments will be amortized against interest income. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the investments. Conversely, discounts on such investments are accreted into interest income. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the investments.

Extension Risk

Our Manager will compute the projected weighted-average life of our investments based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when a fixed-rate or hybrid adjustable-rate mortgage loans or RMBS are acquired with borrowings, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related residential mortgage-backed security.

However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related assets could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the hybrid adjustable-rate assets would remain fixed. This situation may also cause the market value of our hybrid adjustable-rate assets to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Market Risk

Market Value Risk

Our available-for-sale securities will be reflected at their estimated fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income pursuant to SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. The estimated fair value of these securities fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase.

Real Estate Risk

Residential property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay our loans, which could also cause us to suffer losses.

Risk Management

To the extent consistent with maintaining our REIT status, we will seek to manage risk exposure to protect our portfolio of residential mortgage loans, RMBS, and mortgage securities and related debt against the effects of major interest rate changes. We generally seek to manage our risk by:

•	monitoring and adjusting, if necessary, the reset index and interest rate related to our RMBS and our financings;

•	attempting to structure our financings agreements to have a range of different maturities, terms, amortizations and interest rate adjustment periods;

•	using derivatives, financial futures, swaps, options, caps, floors and forward sales to adjust the interest rate sensitivity of our MBS and our borrowings;

•	using securitization financing to lower average cost of funds relative to short-term financing vehicles further allowing us to receive the benefit of attractive terms for an extended period of time in contrast to short term financing and maturity dates of the investments included in the securitization; and

•	actively managing, on an aggregate basis, the interest rate indices, interest rate adjustment periods, and gross reset margins of our MBS and the interest rate indices and adjustment periods of our financings.

 Business

Our Company

We are a specialty finance company formed on June 1, 2007 by Annaly, who may be deemed our promoter, that will invest in residential mortgage loans, RMBS, real estate-related securities and various other asset classes. We will be externally managed by FIDAC. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes.

Our objective is to provide attractive risk-adjusted returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to achieve this objective by investing in a broad class of financial assets to construct an investment portfolio that is designed to achieve attractive risk-adjusted returns and that is structured to comply with the various federal income tax requirements for REIT status and to maintain our exclusion from regulation under the Investment Company Act of 1940, or 1940 Act. We have not yet made any investments.

We recognize that investing in our targeted asset classes is highly competitive, and that our Manager will compete with many other investment managers for profitable investment opportunities in these areas. Annaly and our Manager have close relationships with a diverse group of financial intermediaries, ranging from primary dealers, major investment banks, and brokerage firms to leading mortgage originators, specialty investment dealers and financial sponsors. In addition, we expect to benefit from our Manager’s analytical and portfolio management expertise and technology. We believe that the combined and complementary strengths of Annaly and our Manager give us a competitive advantage over REITs with a similar focus to ours.

Our Manager

We will be externally managed and advised by FIDAC pursuant to a management agreement. All of our employees are employees of our Manager or one of its affiliates. Our Manager is a fixed-income investment management company specializing in managing investments in U.S. government agency mortgage-backed securities, or Agency RMBS, which are mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities representing interests in or obligations backed by pools of mortgage loans issued or guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae; non-Agency MBS and CDOs; real estate-related securities; and managing interest rate-sensitive strategies. Our Manager commenced active investment management operations in 1994, and managed approximately $2.6 billion in net assets and $15.7 billion in gross assets at June 30, 2007. Our Manager’s offices are located at 1211 Avenue of the Americas, Suite 2902, New York, New York 10036 and the telephone number of our Manager’s offices is 1-866-315-9930.

Our Manager will be responsible for administering our business activities and day-to-day operations. Pursuant to the terms of the management agreement, our Manager will provide us with our management team, including our officers, along with appropriate support personnel. Our Manager is at all times subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it.

Our Manager has well-respected and established portfolio management resources for each of our targeted asset classes and a sophisticated infrastructure supporting those resources, including investment professionals focusing on residential mortgage loans, Agency and non-Agency RMBS and other asset-backed securities. We also expect to benefit from our Manager’s finance and administration functions, which address legal, compliance, investor relations and operational matters, including portfolio management, trade allocation and execution, securities valuation, risk management and information technologies in connection with the performance of its duties.

We do not pay any of our employees any cash compensation. Rather, we pay our Manager a base management fee and incentive compensation based on performance pursuant to the terms of the management agreement.

Our Competitive Advantages

We believe that our competitive advantages include the following:

Investment Strategy Designed to Perform in a Variety of Interest Rate and Credit Environments

We believe our investment strategy will enable us to generate attractive, risk-adjusted returns in a variety of interest rate and credit environments. Our current strategy capitalizes on two aspects of the current market cycle. First, our initial focus on high-quality residential mortgage loans will provide us with the opportunity to generate attractive, stable returns even though the spread between long-term interest rates and short-term interest rates is relatively narrow and mortgage default rates are increasing. Second, our focus on RMBS and other ABS, including non-investment grade classes, will provide us with an opportunity to buy securities at attractive valuations. Although we will face interest rate risk and credit risk, we believe that with appropriate hedging strategies, as well as our ability to evaluate the quality of targeted asset investment opportunities, we can reduce these risks and provide attractive risk-adjusted returns.

Credit-Oriented Investment Approach

We will seek to minimize principal loss while maximizing risk-adjusted returns through our Manager’s credit-based investment approach which is based on rigorous quantitative and qualitative analysis. We expect that our investment portfolio will be comprised of high-quality residential mortgage loans, non-Agency RMBS, and CMBS, including rated and unrated classes. Accordingly, we thereby expect to provide investors with diversification across a variety of real estate and other asset classes. We intend to source residential mortgage loans directly from originators which we believe will provide us with attractively-priced and differentiated assets. We also expect to add further diversification and enhance the return of our core portfolio of residential mortgage loans by investing in RMBS and other ABS.

Experienced Investment Advisor

Our Manager has a long history of strong performance across a broad range of fixed-income assets, including investing in a variety of mortgage and real estate-related securities and structuring and marketing CDOs. Our Manager has an investment committee of our Manager’s professionals consisting of Michael A.J. Farrell, Wellington J. Denahan-Norris, James P. Fortescue, Kristopher Konrad, Rose-Marie Lyght, Ronald Kazel, Jeremy Diamond, Eric Szabo, and Matthew Lambiase to advise and consult with our Manager’s senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. Moreover, some of our Manager’s executives have had experience managing assets through a variety of interest rate and credit cycles since the early 1970s, and have demonstrated the ability to generate risk-adjusted returns in these various interest rate and credit environments. We expect to benefit from this varied expertise, and believe that our Manager’s experienced investment team provides us with a competitive advantage relative to companies that have management teams with less experience.

Access to Annaly’s and Our Manager’s Relationships

We believe our relationship with Annaly and our Manager will provide us with access to a pipeline of investment opportunities. Annaly and our Manager have developed long-term relationships with a number of commercial and investment banks and other financial intermediaries. We believe these relationships will provide us with a range of high-quality investment opportunities.

Access to Our Manager’s Systems and Infrastructure

We will have access to our Manager’s finance and administration functions which address legal, compliance, and operational matters and promulgates and administers comprehensive policies and procedures regarding important investment advisor matters, including portfolio management, trading allocation and execution, securities valuation, risk management, investor relations, and information technologies in connection with the performance of our Manager’s duties hereunder. Our Manager has created a proprietary portfolio management system which we expect will provide us with a competitive advantage. Our Manager’s personnel have created a comprehensive finance and administrative infrastructure, an important component of a complex investment vehicle such as a REIT. In addition, our Manager’s personnel are Annaly’s employees and have had extensive experience managing Annaly, which is a REIT.

Alignment of Interests between Annaly, Our Manager and Our Investors

Our Manager’s parent company, Annaly, has agreed to purchase 9.8% of our outstanding shares after giving effect to the shares issued in this offering, excluding shares sold pursuant to the underwriters’ exercise of their overallotment option. Moreover, a portion of the fees that may be earned by our Manager consists of incentive compensation that is based on the amount that our Core Earnings exceeds a specified threshold. We believe that Annaly’s investment and our Manager’s ability to earn performance fees will align our Manager’s interests with our interests.

Our Investment Strategy

Our objective is to provide attractive returns to our investors over the long-term, primarily through dividends and secondarily through capital appreciation. We intend to seek to achieve this objective by investing in a diversified investment portfolio of residential mortgage loans, real estate-related securities and real estate loans, as well as various other asset classes, subject to maintaining our REIT status and exemption from registration under the 1940 Act. The RMBS, ABS, CMBS and CDO securities we purchase may include investment-grade and non-investment grade classes, including the BB-rated, B-rated and non-rated classes.

We will rely on our Manager’s expertise in identifying assets within our target asset classes. We expect that our Manager will make investment decisions based on various factors, including expected cash yield, relative value, risk-adjusted returns, current and projected credit fundamentals, current and projected macroeconomic considerations, current and projected supply and demand, credit and market risk concentration limits, liquidity, cost of financing and financing availability, as well as maintaining our REIT qualification and our exemption from registration under the 1940 Act.

Over time, we will modify our investment allocation strategy as market conditions change to seek to maximize the returns from our investment portfolio. We believe this strategy, combined with our Manager’s experience, will enable us to pay dividends and achieve capital appreciation throughout changing interest rate and credit cycles and provide attractive long-term returns to investors.

Our targeted asset classes and the principal investments we expect to make in each are as follows:

Asset Class	Principal Investments
Residential Mortgage Loans	•	Prime mortgage loans, which are mortgage loans that conform to the underwriting guidelines of Fannie Mae and Freddie Mac, or Agency Guidelines; and jumbo prime mortgage loans, which are mortgage loans that conform to the Agency Guidelines except as to loan size.
	•	Alt-A mortgage loans, which are mortgage loans that may have been originated using documentation standards that are less stringent than the documentation standards applied by certain other first lien mortgage loan purchase programs, such as the Agency Guidelines, but have one or more compensating factors such as a borrower with a strong credit or mortgage history or significant assets.

Asset Class	Principal Investments
Residential Mortgage-Backed Securities, or RMBS	•	Non-Agency RMBS, including investment-grade and non-investment grade classes, including the BB-rated, B-rated and non-rated classes.
	•	Agency RMBS.
Other Asset-Backed Securities, or ABS	•	Debt and equity tranches of collateralized debt obligations, or CDOs.
	•	Commercial mortgage-backed securities, or CMBS.
	•	Consumer and non-consumer ABS, including investment-grade and non-investment grade classes, including the BB-rated, B-rated and non-rated classes.

We intend to invest the net proceeds of this offering primarily in the investments described above. Initially, we expect to focus our investment activities on purchasing residential mortgage loans that have been originated by select high-quality originators, including the retail lending operations of leading commercial banks, and non-Agency RMBS. Our investment decisions, however, will depend on prevailing market conditions and will change over time. As a result, we cannot predict the percentage of our assets that will be invested in each asset class or whether we will invest in other classes of investments. We may change our investment strategy and policies without a vote of our stockholders.

We intend to elect and qualify to be taxed as a REIT and to operate our business so as to be exempt from registration under the 1940 Act, and therefore we will be required to invest a substantial majority of our assets in loans secured by mortgages on real estate and real estate-related assets. See ‘‘— Operating and Regulatory Structure.’’ Subject to maintaining our REIT qualification and our 1940 Act exemption, we do not have any limitations on the amounts we may invest in any of our targeted asset classes.

Investment Portfolio

The following briefly discusses the principal types of investments that we expect to make:

Residential Mortgage Loans

We intend to invest in residential mortgage loans (mortgage loans secured by residential real property) primarily through direct purchases from selected high-quality originators. We intend to enter into mortgage loan purchase agreements with a number of primary mortgage loan originators, including mortgage bankers, commercial banks, savings and loan associations, home builders, credit unions and mortgage conduits. We may also purchase mortgage loans on the secondary market. We expect these loans to be secured primarily by residential properties in the United States.

We intend to invest primarily in residential mortgage loans underwritten to our specifications. The originators will perform the credit review of the borrowers, the appraisal of the properties securing the loan, and maintain other quality control procedures. We expect to generally consider the purchase of loans when the originators have verified the borrowers’ income and assets, verified their credit history and obtained appraisals of the properties. We or a third party will perform an independent underwriting review of the processing, underwriting and loan closing methodologies that the originators used in qualifying a borrower for a loan. Depending on the size of the loans, we may not review all of the loans in a pool, but rather select loans for underwriting review based upon specific risk-based criteria such as property location, loan size, effective loan-to-value ratio, borrowers’ credit score and other criteria we believe to be important indicators of credit risk. Additionally, before the purchase of loans, we will obtain representations and warranties from each originator stating that each loan is underwritten to our requirements or, in the event underwriting exceptions have been made, we are informed so that we may evaluate whether to accept or reject the loans. An originator who breaches these representations and warranties in making a loan that we purchase may be obligated to repurchase the loan from us. As added security, we will use the services of a third-party document custodian to insure the quality and accuracy of all individual mortgage loan closing documents and to hold the documents in safekeeping. As a result, all of the original loan collateral documents that are signed by the borrower, other than the original credit verification documents, are examined, verified and held by the third-party document custodian.

We currently do not intend to originate mortgage loans or provide other types of financing to the owners of real estate. We currently do not intend to establish a loan servicing platform, but expect to retain highly-rated servicers to service our mortgage loan portfolio. We may also purchase certain residential mortgage loans on a servicing-retained basis. In the future, however, we may decide to originate mortgage loans or other types of financing, and we may elect to service mortgage loans and other types of financing.

We expect that all servicers servicing our loans will be highly rated by the rating agencies. We will also conduct a due diligence review of each servicer before executing a servicing agreement. Servicing procedures will typically follow Fannie Mae guidelines but will be specified in each servicing agreement. All servicing agreements will meet standards for inclusion in highly rated mortgage-backed or asset-backed securitizations.

We expect that the loans we acquire will be first lien, single-family residential traditional fixed-rate, adjustable-rate and hybrid adjustable-rate loans with original terms to maturity of not more than 40 years and are either fully amortizing or are interest-only for up to 10 years, and fully amortizing thereafter. Fixed-rate mortgage loans bear an interest rate that is fixed for the life of the loan. All adjustable-rate and hybrid adjustable-rate residential mortgage loans will bear an interest rate tied to an interest rate index. Most loans have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date. The interest rate on each adjustable-rate mortgage loan resets monthly, semi-annually or annually and generally adjusts to a margin over a U.S. Treasury index or LIBOR index. Hybrid adjustable-rate loans have a fixed rate for an initial period, generally 3 to 10 years, and then convert to adjustable-rate loans for their remaining term to maturity.

We will acquire residential mortgage loans for our portfolio with the intention of either securitizing them and retaining them in our portfolio as securitized mortgage loans, or holding them in our residential mortgage loan portfolio. To facilitate the securitization or financing of our loans, we expect to generally create subordinate certificates, which provide a specified amount of credit enhancement. We expect to issue securities through securities underwriters and either retain these securities or finance them in the repurchase agreement market. There is no limit on the amount we may retain of these below-investment-grade subordinate certificates. Until we securitize our residential mortgage loans, we expect to finance our residential mortgage loan portfolio through the use of warehouse facilities and reverse repurchase agreements.

Residential Mortgage-Backed Securities

We intend to invest in residential mortgage-backed securities, or RMBS, which are typically pass-through certificates created by the securitization of a pool of mortgage loans that are collateralized by residential real estate properties.

The securitization process is governed by one or more of the rating agencies, including Fitch Ratings, Moody’s Investors Service and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB by the rating agencies are considered ‘‘investment grade.’’ Bond classes that are subordinate to the BBB class are considered ‘‘below-investment grade’’ or ‘‘non-investment grade.’’ The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the RMBS. Based on the sequential payment priority, the risk of nonpayment for the AAA RMBS is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes which are sold at higher yields.

We may invest in investment grade and non-investment grade RMBS. We expect to evaluate the credit characteristics of these types of securities, including, but not limited to, loan balance distribution, geographic concentration, property type, occupancy, periodic and lifetime cap, weighted-average loan-to-value and weighted-average FICO score. Qualifying securities will then be analyzed using base line expectations of expected prepayments and losses from given sectors, issuers and the current state of the fixed-income market. Losses and prepayments are stressed simultaneously based on a credit risk-based model. Securities in this portfolio are monitored for variance from expected prepayments, frequencies, severities, losses and cash flow.

We may invest in net interest margin securities, or NIMs, which are notes that are payable from and secured by excess cash flow that is generated by MBS or home equity loan-backed securities, or HELOCs, after paying the debt service, expenses and fees on such securities. The excess cash flow represents all or a portion of a residual that is generally retained by the originator of the MBS or HELOCs. The residual is illiquid, thus the originator will monetize the position by securitizing the residual and issuing a NIM, usually in the form of a note that is backed by the excess cash flow generated in the underlying securitization.

We may invest in mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. We refer to these U.S. government agencies as Agencies, and to the mortgage pass-through certificates they issue or guarantee as Agency Mortgage Pass-through Certificates. We may invest in collateralized mortgage obligations issued by the Agencies. We refer to these types of securities as Agency CMOs, and we refer to Agency Mortgage Pass-through Certificates and Agency CMOs as Agency RMBS.

Other Asset-Backed Securities

We intend to invest in securities issued in various CDO offerings to gain exposure to bank loans, corporate bonds, ABS, mortgages, RMBS and CMBS and other instruments. To avoid any actual or perceived conflicts of interest with our Manager, an investment in any such security structured or managed by our Manager will be approved by a majority of our independent board members consistent with our conflict of interest policy. To the extent such securities are treated as debt of the CDO issuer for federal income tax purposes, we will hold the securities directly, subject to the requirements of our continued qualification as a REIT as described in ‘‘Certain Federal Income Tax Considerations — Taxation of Our Company — Asset Tests.’’ To the extent the securities represent equity interests in a CDO issuer for federal income tax purposes, we may be required to hold such securities through a TRS which would cause the income recognized with respect to such securities to be subject to federal (and applicable state and local) corporate income tax. See ‘‘Risk Factors — Tax Risks — We could fail to qualify as a REIT or we could become subject to a penalty tax if the income we recognize from certain investments that are treated or could be treated as equity interests in a foreign corporation exceed 5% of our gross income in a taxable year.’’

In general, CDO issuers are special purpose vehicles that hold a portfolio of income-producing assets financed through the issuance of rated debt securities of different seniority and equity. The debt tranches are typically rated based on cash flow structure, portfolio quality, diversification and credit enhancement. The equity securities issued by the CDO vehicle are the ‘‘first loss’’ piece of the CDO vehicle’s capital structure, but they are also generally entitled to all residual amounts available for payment after the CDO vehicle’s senior obligations have been satisfied. Some CDO vehicles are ‘‘synthetic,’’ in which the credit risk to the collateral pool is transferred to the CDO vehicle by a credit derivative such as a credit default swap.

We also intend to invest in CMBS, which are secured by, or evidence ownership interests in, a single commercial mortgage loan or a pool of mortgage loans secured by commercial properties. These securities may be senior, subordinated, investment grade or non-investment grade. We intend to invest in CMBS that will yield current interest income and where we consider the return of principal to be likely. We intend to acquire CMBS from private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage bankers, commercial banks, finance companies, investment banks and other entities.

We also intend to invest in consumer ABS. These securities are generally securities for which the underlying collateral consists of assets such as home equity loans, credit card receivables and auto loans. We also expect to invest in non-consumer ABS. These securities are generally secured by loans to businesses and consist of assets such as equipment loans, truck loans and agricultural equipment loans. Issuers of consumer and non-consumer ABS generally are special purpose entities owned or sponsored by banks and finance companies, captive finance subsidiaries of non-financial corporations or specialized originators such as credit card lenders.

We may purchase RMBS and ABS which are denominated in foreign currencies or are collateralized by non-U.S. assets.

Investment Sourcing

We expect our Manager to take advantage of the broad network of relationships it and Annaly have established over the past decade to identify investment opportunities. Our Manager and Annaly have relationships with a large and diverse group of financial intermediaries, ranging from major commercial and investment banks to specialty investment dealers and brokerage firms. In addition, we believe that a portion of our Manager’s transaction pipeline, such as the CDOs it sponsors, will generate appropriate investment opportunities for us. Our Manager also sources investments directly from third party originators, such as in the case of CDOs and CLOs, sponsored by other asset management firms.

Investing in our targeted asset classes is highly competitive. Our Manager competes with many other investment managers for profitable investment opportunities in fixed-income asset classes and related investment opportunities.

Investment Process

We expect our investment process will benefit from the resources and professionals of our Manager. The professionals responsible for portfolio management decisions are Matthew Lambiase, our President and Chief Executive Officer and our Manager’s Executive Vice President, Structured Products; William B. Dyer, our Chief Credit Officer and our Manager’s Executive Vice President; Christian J. Woschenko, our Chief Investment Officer and our Manager’s Executive Vice President; Eric Szabo, our Manager’s Senior Vice President and Investment Strategist; and Konstantin Pavlov, our Manager’s Senior Vice President and Senior Repo Trader. Investments will be overseen by an Investment Committee of our Manager’s professionals, consisting of Michael A.J. Farrell, Wellington J. Denahan-Norris, James P. Fortescue, Kristopher Konrad, Rose-Marie Lyght, Ronald Kazel, Jeremy Diamond, Eric Szabo and Matthew Lambiase. This Investment Committee will oversee our investment guidelines and will meet periodically to discuss preferences for sectors and sub-sectors.

Our investment process will include sourcing and screening of investment opportunities, assessing investment suitability, conducting credit and prepayment analysis, evaluating cash flow and collateral performance, reviewing legal structure and servicer and originator information and investment structuring, as appropriate, to seek an attractive return commensurate with the risk we are bearing. Upon identification of an investment opportunity, the investment will be screened and monitored by our Manager to determine its impact on maintaining our REIT qualification and our exemption from registration under the 1940 Act. We will seek to make investments in sectors where our Manager has strong core competencies and where we believe credit risk and expected performance can be reasonably quantified.

Our Manager evaluates each one of our investment opportunities based on its expected risk-adjusted return relative to the returns available from other, comparable investments. In addition, we evaluate new opportunities based on their relative expected returns compared to our comparable securities held in our portfolio. The terms of any leverage available to us for use in funding an investment purchase are also taken into consideration, as are any risks posed by illiquidity or correlations with other securities in the portfolio.

Once a potential residential loan package investment has been identified, our Manager and third parties it engages will perform financial, operational and legal due diligence to assess the risks of the investment. Our Manager and third parties it engages will analyze the loan pool and conduct follow-up due diligence as part of the underwriting process. As part of this process, the key factors which the underwriters will consider include, but are not limited to, documentation, debt-to-income ratio, loan-to-value ratios and property valuation. Consideration is also given to other factors such as price of the pool, geographic concentrations and type of product. Our Manager will refine its underwriting criteria based upon actual loan portfolio experience and as market conditions and investor requirements evolve. Similar analysis is also performed on securities, where the evaluation process will also include relative value analyses based on yield, credit rating, average life, expected duration, option-adjusted spreads, prepayment assumptions and credit exceptions. Other considerations in our investment process include analysis of fundamental economic trends, suitability for investment by a REIT, consumer borrowing trends, home price appreciation and relevant regulatory developments.

Our Financing Strategy

We intend to use leverage to increase potential returns to our stockholders. We will employ leverage to achieve our return objectives. We are not required to maintain any particular debt-to-equity ratio as we believe the appropriate leverage for the particular assets we are financing depends on the credit quality and risk of those assets.

Subject to our maintaining our qualification as a REIT, we expect to use a number of sources to finance our investments, including the following:

•	Repurchase Agreements. We intend to finance certain of our assets through the use of repurchase agreements. We anticipate that repurchase agreements will be one of the sources we will use to achieve our desired amount of leverage for our residential real estate assets. We intend to maintain formal relationships with multiple counterparties to obtain financing on favorable terms.

•	Warehouse Facilities. We intend to utilize credit facilities for capital needed to fund our assets. We intend to maintain formal relationships with multiple counterparties to maintain warehouse lines on favorable terms.

•	Securitization. We will acquire residential mortgage loans for our portfolio with the intention of securitizing them and retaining the securitized mortgage loans in our portfolio. To facilitate the securitization or financing of our loans, we will generally create subordinate certificates, providing a specified amount of credit enhancement, which we intend to retain in our portfolio.

•	Asset-Backed Commercial Paper. We may finance certain of our assets using asset-backed commercial paper, or ABCP, conduits, which are bankruptcy-remote special purpose vehicles that issue commercial paper and the proceeds of which are used to fund assets, either through repurchase or secured lending programs. We may utilize ABCP conduits of third parties or create our own conduit.

•	Term Financing CDOs. We may finance certain of our assets using term financing strategies, including CDOs and other match-funded financing structures. CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities and corporate debt. Like typical securitization structures, in a CDO:

•	the assets are pledged to a trustee for the benefit of the holders of the bonds;

•	one or more classes of the bonds are rated by one or more rating agencies; and

•	one or more classes of the bonds are marketed to a wide variety of fixed-income investors, which enables the CDO sponsor to achieve a relatively low cost of long-term financing.

Unlike typical securitization structures, the underlying assets may be sold, subject to certain limitations, without a corresponding pay-down of the CDO, provided the proceeds are reinvested in qualifying assets. As a result, CDOs enable the sponsor to actively manage, subject to certain limitations, the pool of assets. We believe CDO financing structures may be an appropriate financing vehicle for our target asset classes because they will enable us to obtain relatively low, long-term cost of funds and minimize the risk that we may have to refinance our liabilities before the maturities of our investments, while giving us the flexibility to manage credit risk and, subject to certain limitations, to take advantage of profit opportunities.

Our Interest Rate Hedging and Risk Management Strategy

We may, from time to time, utilize derivative financial instruments to hedge all or a portion of the interest rate risk associated with our borrowings. Under the federal income tax laws applicable to REITs, we generally will be able to enter into certain transactions to hedge indebtedness that we may incur, or plan to incur, to acquire or carry real estate assets, although our total gross income from such hedges and other non-qualifying sources must not exceed 25% of our gross income.

We intend to engage in a variety of interest rate management techniques that seek to mitigate changes in interest rates or other potential influences on the values of our assets. The federal income tax rules applicable to REITs, may require us to implement certain of these techniques through a TRS that is fully subject to corporate income taxation. Our interest rate management techniques may include:

•	puts and calls on securities or indices of securities;

•	Eurodollar futures contracts and options on such contracts;

•	interest rate caps, swaps and swaptions;

•	U.S. treasury securities and options on U.S. treasury securities; and

•	other similar transactions.

We expect to attempt to reduce interest rate risks and to minimize exposure to interest rate fluctuations through the use of match funded financing structures, when appropriate, whereby we seek (i) to match the maturities of our debt obligations with the maturities of our assets and (ii) to match the interest rates on our investments with like-kind debt (i.e., floating rate assets are financed with floating rate debt and fixed-rate assets are financed with fixed-rate debt), directly or through the use of interest rate swaps, caps or other financial instruments, or through a combination of these strategies. We expect this to allow us to minimize the risk that we have to refinance our liabilities before the maturities of our assets and to reduce the impact of changing interest rates on our earnings.

Credit Analysis and Structuring

We will benefit from our Manager’s experience in credit analysis and investment structuring. The credit analysis process is driven by extensive research that focuses, where applicable, on the underlying collateral, servicer and structure of a loan or security, as well as the borrower or issuer, its management team and overall conditions in its industry. When conducting due diligence, we expect our Manager will evaluate a number of important business considerations, as well as relevant tax, accounting, environmental and legal issues in determining whether to proceed with an investment.

Risk Management

Risk management is an integral component of our strategy to deliver returns to our stockholders. Because we will invest primarily in fixed-income securities, investment losses from credit defaults, interest rate volatility or other risks can meaningfully reduce or eliminate our distributions to stockholders. In addition, because we will employ financial leverage in funding our portfolio, mismatches in the maturities of our assets and liabilities can create risk in the need to continually renew or otherwise refinance our liabilities. Our net interest margins will be dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. To minimize the risks to our portfolio, we will actively employ portfolio-wide and security-specific risk measurement and management processes in our daily operations. Our risk management tools include software and services licensed or purchased from third parties, in addition to proprietary analytical methods developed by FIDAC. There can be no guarantee that these tools will protect us from market risks.

Investment Guidelines

Our board of directors has adopted a set of investment guidelines that set out the asset classes, risk tolerance levels, diversification requirements and other criteria used to evaluate the merits of specific investments as well as the overall portfolio composition. Our Manager’s Investment Committee reviews our compliance with the investment guidelines periodically and our board of directors receives an investment report at each quarter-end in conjunction with its review of our quarterly results. Our board also reviews our investment portfolio and related compliance with our investment policies and procedures and investment guidelines at each regularly scheduled board of directors meeting.

Our board of directors and our Manager’s Investment Committee have adopted the following guidelines for our investments and borrowings:

•	No investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes;

•	No investment shall be made that would cause us to be regulated as an investment company under the 1940 Act;

•	With the exception of real estate and housing, no single industry shall represent greater than 20% of the securities or aggregate risk exposure in our portfolio; and

•	Investments in non-rated or deeply subordinated ABS or other securities that are non-qualifying assets for purposes of the 75% REIT asset test will be limited to an amount not to exceed 50% of our stockholders’ equity.

These investment guidelines may be changed by a majority of our board of directors without the approval of our stockholders.

Our board of directors has also adopted a separate set of investment guidelines and procedures to govern our relationships with FIDAC. We have also adopted detailed compliance policies to govern our interaction with FIDAC, including when FIDAC is in receipt of material non-public information.

Policies with Respect to Certain Other Activities

If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We may offer equity or debt securities in exchange for property and to repurchase or otherwise reacquire our shares and may engage in such activities in the future.

In addition, we may borrow money to finance the acquisition of investments. We intend to use traditional forms of financing, such as repurchase agreements and warehouse facilities. We also intend to utilize structured financing techniques, such as CDOs, to create attractively priced non-recourse financing at an all-in borrowing cost that is lower than that provided by traditional sources of financing and that provide long-term, floating rate financing. Our investment guidelines and our portfolio and leverage are periodically reviewed by our board of directors as part of their oversight of our Manager.

We may, subject to gross income and assets tests necessary for REIT qualification, invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers.

We engage in the purchase and sale of investments. We will not underwrite the securities of other issuers.

Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.

Conflicts of Interest

We are dependent on our Manager for our day-to-day management and do not have any independent officers. Our officers and our non-independent directors also serve as employees of our Manager. As a result, our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated at arm’s length with an unaffiliated third party.

Our Manager has discretionary investment authority over a number of different funds and accounts. Although currently none of these funds or accounts have investment objectives that overlap ours, it is possible in the future that our Manager may manage funds and accounts which may compete with us for investment opportunities. In addition, we may compete for investment opportunities with Annaly. Our Manager has an investment allocation policy in place so that we may share equitably with other client accounts of our Manager in all investment opportunities, particularly those involving an asset with limited supply, that may be suitable for our account and such other accounts. Our Manager’s policy also includes other controls designed to monitor and prevent any particular account from receiving favorable treatment over any other fund or account. This investment allocation policy may be amended by our Manager at any time without our consent. To the extent FIDAC’s, Annaly’s, or our business evolves in such a way to give rise to conflicts not currently addressed by our Manager’s investment allocation policy, our Manager may need to refine its policy to handle any such situations.

The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us. Further, during turbulent conditions in the mortgage industry, distress in the credit markets or other times when we will need focused support and assistance from our Manager, other entities for which or Manager also acts as an investment manager will likewise require greater focus and attention, placing our Manager’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if our Manager did not act as a manager for other entities.

We have agreed to pay our Manager a base management fee that is not tied to our performance and incentive compensation that is based entirely on our performance. This compensation arrangement may cause our Manager to invest in high risk investments. Investments with higher yield potential are generally riskier or more speculative. The base management fee component may not sufficiently incentivize our Manager to generate attractive, risk-adjusted returns for us. The incentive compensation component may cause our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher incentive compensation. This could result in increased risk to the value of our investment portfolio.

It is difficult and costly to terminate the management agreement we have entered into with our Manager without cause. Our independent directors will review our Manager’s performance and the management fees annually, and following the initial term, the management agreement provides that it may be terminated annually by us without cause upon the affirmative vote of at least two-thirds of our independent directors or by a vote of the holders of at least a majority of the outstanding shares of our common stock (other than those shares held by Annaly or its affiliates), based upon: (i) our Manager’s unsatisfactory performance that is materially detrimental to us or (ii) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. Our Manager will be provided 180-days’ prior notice of any such termination. Upon such termination, we will pay our Manager a termination fee equal to three times the sum of (a) the average annual base management fee and (b) the average annual incentive compensation earned by our Manager during the prior 24-month period before such termination, calculated as of the end of the most recently completed fiscal quarter. These provisions may increase the effective cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate our Manager without cause.

Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may also decline to renew the management agreement by providing us with 180-days’ written notice, in which case we would not be required to pay a termination fee.

The management agreement provides that our Manager will not assume any responsibility other than to provide the services called for by the management agreement. It further provides that our Manager will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager, its officers, managers and employees will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. We have agreed to indemnify our Manager and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

Resolution of Potential Conflicts of Interest and Allocation of Investment Opportunities

FIDAC will abide by its conflicts of interest policy and thus will offer us the right to participate in all investment opportunities that it determines are appropriate for us in view of our investment objectives, policies and strategies and other relevant factors, subject to the exception that, in accordance with FIDAC’s conflict of interest policy described below, we might not participate in each such opportunity but will on an overall basis equitably participate with FIDAC’s other clients in all such opportunities. FIDAC allocates investments to eligible accounts, including us, based on current demand according to the market value of the account (which is the amount of available capital that, consistent with such account’s investment parameters, may be invested in a proposed investment). An account has current demand if it has positive market value. For certain transactions that cannot be allocated on a pro rata basis, such as in the case of ‘‘whole pool’’ trades, our Manager will endeavor to allocate such purchases over time in a fair and equitable manner. If the investment cannot fulfill the pro rata allocation or be allocated in marketable portions, the investment is allocated on a rotational basis to accounts with current demand, with an emphasis placed on those accounts that were excluded in prior allocations, but without any preference given to accounts based on their market value. The rotational system is determined by FIDAC’s chief investment officer and is overseen by its compliance officer to ensure fair and equitable investment allocation to all accounts in accordance with the 1940 Act.

Operating and Regulatory Structure

REIT Qualification

In connection with this offering, we intend to elect to be treated as a REIT under Sections 856 through 859 of the Internal Revenue Code commencing with our taxable year ending on December 31, 2007. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

As a REIT, we generally will not be subject to federal income tax on our REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income or property.

1940 Act Exemption

We intend to qualify for the exemption from registration under the 1940 Act provided by Section 3(c)(5) (C) of the 1940 Act and will monitor our portfolio periodically and before each acquisition to confirm that we continue to qualify for the exemption. We intend to make investments so that at least 55% of our portfolio is comprised of mortgage loans and other assets that are considered the functional equivalent of mortgage loans for the purposes of the 1940 Act (collectively ‘‘qualifying real estate assets’’), thereby allowing us to be exempted from registration as an investment company under Section 3(c)(5)(C) of the 1940 Act. In addition, to maintain the exemption under Section 3(c)(5)(C), we intend to make investments so that at least 80% of our portfolio is comprised of real estate-related assets. As a result, we will be limited in our ability to make investments.

We generally expect that our investments in residential mortgage loans, RMBS and CMBS will be considered real estate-related assets under Section 3(c)(5)(C) of the 1940 Act. In addition, we expect that certain of our investments in RMBS and residential mortgage loans will be considered qualifying real estate assets under Section 3(c)(5)(C) of the 1940 Act. The treatment of these assets as real estate-related assets or qualifying real estate assets will be based on the characteristics of the underlying collateral and the particular type of loan, including whether we have foreclosure rights with respect to the underlying real estate collateral. At present, we do not generally expect that our investments in CDOs and consumer and non-consumer ABS will constitute qualifying real estate assets or real estate-related assets. For more information about the requirements of Section 3(c)(5)(C) of the 1940 Act, please see ‘‘Business — Operating and Regulatory Structure — 1940 Act Exemption.’’

Licensing

We may be required to be licensed to purchase and sell previously originated residential mortgage loans in certain jurisdictions (including the District of Columbia) in which we will conduct our business. We are currently in the process of obtaining those licenses, if required. Our failure to obtain or maintain licenses will restrict our investment options. We may consummate this offering even if we have not yet obtained such licenses. Once we are fully licensed to purchase and sell mortgage loans in each of the states in which we become licensed, we expect that we will acquire previously originated residential loans in those states. We intend to be licensed in those states where licenses are required to purchase or sell previously originated mortgage loans as soon as reasonably practicable after the offering, but in any event, this is not likely to occur before the end of the third fiscal quarter in 2007.

Competition

Our net income will depend, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs. In acquiring real estate-related assets, we will compete with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. In addition, there are numerous mortgage REITs with similar asset acquisition objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs will increase competition for the available supply of mortgage assets suitable for purchase. Many of our anticipated competitors are significantly larger than we are, have access to greater capital and other resources and may have other advantages over

us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than we can. The increase in such companies may increase the competition for equity capital and thereby adversely affect the market price of our common stock.

In the face of this competition, we expect to have access to our Manager’s professionals and their industry expertise, which may provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for certain potential investments. In addition, we expect that these relationships will enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face. For additional information concerning these competitive risks, see ‘‘Risk Factors — Risks Related To Our Business — We operate in a highly competitive market for investment opportunities and more established competitors may be able to compete more effectively for investment opportunities than we can.’’

Staffing

We will be managed by our Manager pursuant to the management agreement between our Manager and us. All of our officers are employees of our Manager or its affiliates. We will have no employees upon completion of this offering other than our officers. See ‘‘Our Manager and the Management Agreement — Management Agreement.’’

Legal Proceedings

Neither we nor our Manager is currently subject to any legal proceedings which it considers to be material.

 Our Manager and the Management Agreement

General

We are externally advised and managed by our Manager. All of our officers are employees of our Manager or its affiliates. The executive offices of our Manager are located at 1211 Avenue of the Americas, Suite 2902, New York, New York 10036 and the telephone number of our Manager’s executive offices is (212) 696-0100.

Officers of Our Manager

The following sets forth certain information with respect to the executive officers and employees of our Manager:

Name	Age	Position Held with our Manager
Michael A.J. Farrell	56	Chairman of the Board, President and Chief Executive Officer
Wellington J. Denahan-Norris	43	Vice Chairman of the Board, Chief Investment Officer and Chief Operating Officer
Kathryn F. Fagan	40	Chief Financial Officer and Treasurer
Jeremy Diamond	44	Managing Director
Ronald Kazel	39	Managing Director
R. Nicholas Singh	48	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer
James P. Fortescue	33	Executive Vice President and Head of Liabilities
Kristopher Konrad	32	Executive Vice President and Co-Head Portfolio Management
Rose-Marie Lyght	34	Executive Vice President and Co-Head Portfolio Management
Matthew Lambiase	41	Executive Vice President, Structured Products
Christian J. Woschenko	46	Executive Vice President
William B. Dyer	60	Executive Vice President
A. Alexandra Denahan	37	Controller
Konstantin Pavlov	36	Senior Vice President and Senior Repo Trader
Eric Szabo	32	Senior Vice President and Investment Strategist

Michael A.J. Farrell is the Chief Executive Officer, President and founder of FIDAC and Chairman, Chief Executive Officer, President and one of the founders of Annaly. Mr. Farrell is a member of our Manager’s Investment Committee. Prior to founding FIDAC and Annaly, Mr. Farrell was a Managing Director for Wertheim Schroder and Co., Inc. in the Fixed Income Department, served on the Executive Committee of the Public Securities Association Primary Dealers Division and is a former Chairman of the Primary Dealers Operations Committee and its Mortgage-Backed Securities Division. Mr. Farrell serves on the board of directors for the US Dollar Floating Rate Fund, Ltd. and the board of governors of the National Association of Real Estate Investment Trusts and is the Chairman of the board of trustees of the Oratory Preparatory School.

Wellington J. Denahan-Norris is the Vice-Chairman of Annaly, Chief Investment Officer and Chief Operating Officer of Annaly and FIDAC. Ms. Denahan-Norris is a member of our Manager’s Investment Committee. Ms. Denahan-Norris has been with FIDAC since its inception and was one of the original founders of Annaly. She is also responsible for the development of Annaly and FIDAC’s in-house portfolio systems. Before joining Annaly and FIDAC, Ms. Denahan-Norris was Vice President at Citadel Funding Corporation and a trader in the mortgage-backed securities desk at Wertheim Schroder and Co., Inc. She has a Bachelors Degree in Finance from Florida State University and attended the New York Institute of Finance for intense mortgage-backed securities studies.

Kathryn F. Fagan is our Manager’s and Annaly’s Chief Financial Officer and Treasurer. Ms. Fagan was employed by Annaly and FIDAC on April 1, 1997 in the positions of Chief Financial Officer and

Treasurer of each of Annaly and FIDAC. From June 1, 1991 to February 28, 1997, Ms. Fagan was Chief Financial Officer and Controller of First Federal Savings & Loan Association of Opelousas, Louisiana. First Federal is a publicly owned savings and loan that converted to the stock form of ownership during her employment period. Ms. Fagan’s responsibilities at First Federal included all financial reporting, including reports for internal use and reports required by the SEC and the Office of Thrift Supervision. During the period from September 1988 to May 1991, Ms. Fagan was employed as a bank and savings and loan auditor by John S. Dowling & Company, a corporation of Certified Public Accountants. Ms. Fagan is a Certified Public Accountant and has an M.B.A. from the University of Southwestern Louisiana.

Jeremy Diamond is one of our Directors. He is also a Managing Director for FIDAC and Annaly and a member of our Manager’s Investment Committee. He joined Annaly and FIDAC in March 2002. From 1990 to 2002 he was President of Grant’s Financial Publishing, a financial research company and publisher of Grant’s Interest Rate Observer. In addition to his responsibilities as principal business executive, Mr. Diamond conducted security analysis and financial market research. Mr. Diamond began his career as an analyst in the investment banking group at Lehman Brothers. Mr. Diamond has an M.B.A. from UCLA and a Bachelors Degree from Princeton University.

Ronald Kazel is a Managing Director for Annaly and FIDAC. Mr. Kazel is a member of our Manager’s Investment Committee. Mr. Kazel joined these companies in December 2001. Before joining Annaly and FIDAC, Mr. Kazel was a Senior Vice President in Friedman Billings Ramsey’s financial services investment banking group. During his tenure there, he was responsible for structuring both the private and public equity offerings for Annaly in 1997. From 1991 to 1996, Mr. Kazel served as a Vice President at Sandler O’Neill & Partners where he was involved in asset/liability management and mortgage-backed securities analysis and sales. Mr. Kazel has a Bachelor of Science in Finance and Management from New York University.

R. Nicholas Singh is Executive Vice President and serves as General Counsel, Corporate Secretary and Chief Compliance Officer for Annaly and FIDAC. Before joining these companies in February 2005, Mr. Singh was a partner at the law firm McKee Nelson LLP where he worked closely with Annaly and FIDAC in a variety of corporate governance, compliance and transactional assignments. Mr. Singh has experience in a broad range of public and private transactions. Before joining McKee Nelson, he was a partner at the law firm of Sidley Austin, LLP. Mr. Singh received a J.D. from the Washington College of Law, American University, an M.A. from Columbia University and a Bachelors Degree from Carleton College.

James P. Fortescue is an Executive Vice President and Head of Liabilities for FIDAC and Annaly. Mr. Fortescue is a member of our Manager’s Investment Committee. He started with FIDAC in June 1995 where he was in charge of finding financing on mortgage-backed and corporate bonds for regional dealers. In September 1996 he expanded his responsibilities for all financing activities which included trading and structuring all liabilities, coordinating trade settlements with broker dealers and maintaining the relationships with these dealers. Mr. Fortescue has been in charge of liability management for Annaly since its inception, and continues to oversee all financing activities for FIDAC. Mr. Fortescue holds a Bachelors Degree in Finance from Siena College.

Kristopher Konrad is an Executive Vice President and Co-Head of Portfolio Management for FIDAC and Annaly. Mr. Konrad is a member of our Manager’s Investment Committee. He has worked for both companies since October 1997. Currently, Mr. Konrad is a portfolio manager for Annaly and has served in this capacity since December 2000. Before this, he was head of financing for the US Dollar Floating Rate Fund, Ltd. and assisted with the management of FIDAC’s high net worth separate accounts. Mr. Konrad has a Bachelors Degree in Business from Ithaca College and has attended the New York Institute of Finance for intense mortgage-backed securities studies.

Rose-Marie Lyght is an Executive Vice President and Co-Head of Portfolio Management for FIDAC and Annaly. Ms. Lyght is a member of our Manager’s Investment Committee. She joined both companies in April 1999. Since that time she has been involved in the asset selection and financing for FIDAC’s funds and high net worth separate accounts. She has been a portfolio manager of the

US Dollar Floating Rate Fund, Ltd. since December 2000. Ms. Lyght has a Bachelor of Science in Finance and an M.B.A. from Villanova University.

Matthew Lambiase is our President and Chief Executive Officer, and one of our Directors. He is Executive Vice President, Structured Products for Annaly and FIDAC and a member of our Manager’s Investment Committee. He joined these companies in June 2004. Before joining Annaly and FIDAC, Mr. Lambiase was a Director in Fixed Income Sales at Nomura Securities International, Inc. Over his 11 year employment at Nomura, Mr. Lambiase was responsible for the distribution of commercial and residential mortgage-backed securities to a wide variety of institutional investors. Mr. Lambiase also held positions at Bear, Stearns & Company as Vice President in Institutional Fixed Income Sales and as a mortgage analyst in the Financial Analytics and Structured Transaction Group. Mr. Lambiase has a Bachelors Degree in Economics from the University of Dayton.

A. Alexandra Denahan is our Chief Financial Officer and Secretary, and the Controller of Annaly and FIDAC. Before joining these companies in October 2002, Ms. Denahan was a business consultant in Fort Lauderdale, Florida. Ms. Denahan has a Bachelors Degree in Accounting and an M.B.A. from Florida Atlantic University.

Konstantin Pavlov is Senior Vice President and Senior Repo Trader of Annaly and FIDAC. He has worked for both companies since March of 2001. Since 2004, Mr. Pavlov has assisted in the financing for Annaly and oversees the financing for the FIDAC accounts. Mr. Pavlov has a Bachelors Degree from San Diego State University.

Eric Szabo is a Senior Vice President and Investment Strategist for Annaly and FIDAC. Mr. Szabo is a member of our Manager’s Investment Committee. Before joining these companies in April 2004, he worked for Times Square Capital Management as a Mortgage Analyst and Trader since 2001. Mr. Szabo has a Bachelor’s Degree from The College of New Jersey and a M.A. in Finance from Boston College. Mr. Szabo is a PRMIA certified Professional Risk Manager and a CFA charterholder.

Christian J. Woschenko is our Manager’s Executive Vice President and serves as our Chief Investment Officer. Before joining FIDAC in August, 2007, Mr. Woschenko worked at PHH Mortgage since 2005 with responsibilities for arranging, modeling and pricing the securitizations of their non-Agency residential mortgage production. He was a member of both PHH’s Credit Committee and Interest Rate Risk Committee. Previously, Mr. Woschenko was employed as Senior Mortgage Credit Trader at RBC Capital, Senior Asset Backed Securities Banker at BB&T Capital Markets and as a Principal in Mortgage Trading at Mariner Capital Management. Mr. Woschenko has a Bachelors Degree in Accounting from Widener University.

William B. Dyer is our Manager’s Executive Vice President and serves as our Chief Credit Officer. Before joining FIDAC in August, 2007, Mr. Dyer was Vice President, Credit Risk Management for PHH Mortgage Corporation from 1997 where his responsibilities included supervision of the Credit Solutions Department. Mr. Dyer was Vice President at the Fixed-Income Division of Nomura Asset Capital Corporation from 1994 to 1997, where he managed deal-related activities critical for the securitization or sale of the mortgage loans. Mr. Dyer has an M.B.A. from St. John’s University and a Bachelor of Science from St. Francis College.

Investment Committee

The role of our Investment Committee is to review and approve our investment policies, our investment portfolio holdings and related compliance with our investment policies. The Investment Committee will meet as frequently as necessary in order for us to achieve our investment objectives. Our Manager has an Investment Committee of our Manager’s professionals, consisting of Michael A.J. Farrell, Wellington J. Denahan-Norris, James P. Fortescue, Kristopher Konrad, Rose-Marie Lyght, Ronald Kazel, Jeremy Diamond, Eric Szabo and Matthew Lambiase. For biographical information on the members of our Investment Committee, see ‘‘Our Manager and the Management Agreement — Officers of Our Manager.’’

Management Agreement

Before the completion of this offering, we will enter into a management agreement with Fixed Income Discount Advisory Company, our Manager, pursuant to which it will provide for the day-to-day management of our operations.

The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our Manager’s role as manager is under the supervision and direction of our board of directors. Our Manager is responsible for (i) the selection, purchase and sale of our portfolio investments, (ii) our financing activities, and (iii) providing us with investment advisory services. Our Manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

(i)	serving as our consultant with respect to the periodic review of the investment criteria and parameters for our investments, borrowings and operations for the approval of our board of directors;

(ii)	investigating, analyzing and selecting possible investment opportunities and originating, acquiring, financing, retaining, selling, restructuring or disposing of investments consistent with the investment guidelines;

(iii)	with respect to any prospective investment by us and any sale, exchange or other disposition of any investment by us, conducting negotiations on our behalf with sellers and purchasers and their respective agents, representatives and investment bankers;

(iv)	negotiating and entering into, on our behalf, repurchase agreements, interest rate swaps, warehouse facilities and all other agreements required for us to conduct our business;

(v)	engaging and supervising, on our behalf and at our expense, independent contractors who provide investment banking, mortgage brokerage, securities brokerage and other financial services and such other services as may be required relating to our investments;

(vi)	providing executive and administrative personnel, office space and office services required in rendering services to us;

(vii)	administering our day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(viii)	communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(ix)	counseling us in connection with policy decisions to be made by our board of directors;

(x)	evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with our qualification as a REIT and with the investment guidelines;

(xi)	counseling us regarding our qualification as a REIT and the maintenance of such status, monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

(xii)	counseling us regarding the maintenance of our exclusion from the status as an investment company under the 1940 Act, monitoring compliance with the requirements for maintaining such exclusion and using commercially reasonable efforts to cause us to maintain such exclusion from the status as an investment company under the 1940 Act;

(xiii)	assisting us in developing criteria for asset purchase commitments that are specifically tailored to our investment objectives and making available to us its knowledge and experience with respect to mortgage loans, real estate, real estate-related securities, other real estate-related assets and non-real estate-related assets;

(xiv)	furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our Manager;

(xv)	monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xvi)	investing or reinvesting any money or securities of ours (including investing in short-term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;

(xvii)	causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and to conduct quarterly compliance reviews with respect thereto;

(xviii)	causing us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xix)	assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Exchange Act of 1934, or the Exchange Act;

(xx)	taking all necessary actions to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the provisions of the Internal Revenue Code and Treasury Regulations applicable to REITs;

(xxi)	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by our board of directors;

(xxii)	using commercially reasonable efforts to cause expenses incurred by or on behalf of us to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

(xxiii)	advising us with respect to obtaining appropriate warehouse or other financings for its assets;

(xxiv)	advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

(xxv)	performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

(xxvi)	using commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager, its members, officers, managers and employees will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager, its members and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our Manager’s employees relating to the terms and conditions of their employment by our Manager. For the avoidance of doubt, our Manager will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment-decision making process (e.g., a transaction was effected in violation of our investment guidelines) or in the trade process (e.g., a buy order was entered instead of a sell order, or the wrong security was purchased or sold, or a security was purchased or sold in an amount or at a price other than the correct amount or price). Notwithstanding the foregoing, our Manager will carry errors and omissions and other customary insurance upon the completion of the offering.

Pursuant to the terms of the management agreement, our Manager is required to provide us with our management team, including a president and chief executive officer, along with appropriate support personnel, to provide the management services to be provided by our Manager to us.

The management agreement may be amended or modified by agreement between us and our Manager. The initial term of the management agreement expires on December 31, 2010 and will be automatically renewed for a one year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager’s performance and the management fees annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of a least two-thirds of our independent directors or by a vote of the holders of a majority of the outstanding shares of our common stock (other than those shares held by Annaly or its affiliates), based upon (1) unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180-days’ prior notice of any such termination. Our Manager will be paid a termination fee equal to three times the sum of (a) the average annual base management fee and (b) the average annual incentive compensation earned by our Manager during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.

We may also terminate the management agreement, without the payment of any termination fee, with 30 days’ prior written notice from our board of directors for cause, which is defined as:

•	our Manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•	our Manager’s fraud, misappropriation of funds, or embezzlement against us;

•	our Manager’s gross negligence of duties under the management agreement;

•	the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	the dissolution of our Manager; and

•	change of control of our Manager or Annaly.

We may not assign our rights or responsibilities under the management agreement without the prior written consent of our Manager, except in the case of an assignment to another REIT or other organization which is our successor, in which case such organization shall be bound by the terms of such assignment in the same manner as we are bound under the management agreement. Our Manager may generally only assign the management agreement with the written approval of a majority of our independent directors. Our Manager, however, may assign the management agreement to any of its affiliates without the approval of our independent directors if such assignment does not require our approval under the Investment Advisers Act of 1940.

Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may decline to renew the management agreement by providing us with 180-days’ written notice, in which case we would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, our Manager may terminate the management agreement upon 60 days, written notice. If the management agreement is terminated by the Manager upon our breach, we would be required to pay our Manager the termination fee described above.

Management Fees and Incentive Compensation

We do not maintain an office or employ personnel. Instead we rely on the facilities and resources of our Manager to conduct our operations. Expense reimbursements to our Manager are made in cash on a monthly basis following the end of each month.

Base Management Fee

We will pay our Manager a base management fee quarterly in arrears in an amount equal to 1.75% per annum, calculated quarterly, of our stockholders’ equity. For purposes of calculating the base management fee, our stockholders’ equity means the sum of the net proceeds from any issuances of our equity securities, plus our retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common stock, and less any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in GAAP, and certain non-cash charges after discussions between our Manager and our independent directors and approved by a majority of our independent directors. The base management fee will be reduced, but not below zero, by our proportionate share of any CDO base management fees FIDAC receives in connection with the CDOs in which we invest, based on the percentage of equity we hold in such CDOs. The base management fee is payable independent of the performance of our investment portfolio. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. If we invest in any collateralized debt obligation or investment fund managed by our Manager or any of its affiliates, then the annual base management fee payable by us to our Manager will be reduced by an amount equal to the base management fee allocable to the equity supporting our investment in such collateralized debt obligation or investment fund, except in cases where our Manager or any of its affiliates does not receive a fee in connection with the management of such collateralized debt obligation or investment fund.

Our Manager’s base management fee shall be calculated by our Manager within 30 days after the end of each quarter and such calculation shall be promptly delivered to us. We are obligated to pay the base management fee in cash within five business days after delivery to us of our Manager’s written statement setting forth the computation of the base management fee for such quarter.

Incentive Compensation

In addition to the base management fee, our Manager is entitled to receive quarterly incentive compensation in an amount equal to 20% of the dollar amount by which Core Earnings, before the incentive management fee, per weighted average share of common stock for such quarter, exceeds 0.50% plus one-fourth of the average of the one month LIBOR rate for such quarter multiplied by the weighted average number of shares of common stock outstanding in such quarter. Core Earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain non-cash charges after discussions between our Manager and our independent directors and approved by a majority of our independent directors. The incentive management fee will be reduced, but not below zero, by our proportionate share of any CDO incentive management fees FIDAC receives in connection with the CDOs in which we invest, based on the percentage of equity we hold in such CDOs.

Our ability to achieve returns in excess of the thresholds noted above in order for our Manager to earn the incentive compensation described in the preceding paragraph is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.

Our Manager will compute the quarterly incentive compensation within 30 days after the end of each fiscal quarter, and we will pay the quarterly incentive compensation with respect to each fiscal quarter within five business days following the delivery to us of our Manager’s written statement setting forth the computation of the incentive fee for such quarter.

Reimbursement of Expenses

Because our Manager’s employees perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

We also pay all operating expenses, except those specifically required to be borne by our Manager under the management agreement. Our Manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our Manager’s employees and other related expenses. The expenses required to be paid by us include, but are not limited to:

•	issuance and transaction costs incident to the acquisition, disposition and financing of our investments;

•	legal, tax, accounting, consulting, auditing and administrative fees and expenses;

•	compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

•	costs associated with the establishment and maintenance of any credit facilities and other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing costs, etc.);

•	expenses connected with communications to holders of our securities and in complying with the continuous reporting and other requirements of the SEC and other governmental bodies;

•	costs associated with any computer software or hardware, electronic equipment, or purchased information technology services from third party vendors that is used solely for us;

•	costs incurred by employees of our Manager for travel on our behalf and other out-of-pocket expenses;

•	costs and expenses incurred with respect to market information systems and publications, research publications and materials;

•	settlement, clearing and custodial fees and expenses;

•	costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency, all taxes and license fees and all insurance costs incurred on our behalf; and

•	expenses relating to any office or office facilities, including disaster backup recovery sites and facilities maintained for us or separate from offices of our Manager.

In addition, we will be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

 Management

Our Directors and Executive Officers

Our board of directors will consist of five members. We have appointed two directors. We have nominated three additional persons to be directors. Our board of directors has determined that our director nominees satisfy the listing standards for independence of the New York Stock Exchange, or NYSE. Upon the expiration of their terms at the annual meeting of the stockholders in September 2009, directors will be elected to serve a term of one year or until their successors are duly elected and qualify. Our bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than the minimum number required by the MGCL nor more than 15.

The following sets forth certain information with respect to our directors and executive officers:

Name	Age	Position Held with Us
Matthew Lambiase	41	Chief Executive Officer, President and Director
Christian J. Woschenko	46	Chief Investment Officer
William B. Dyer	60	Chief Credit Officer
A. Alexandra Denahan	37	Chief Financial Officer and Secretary
Paul Donlin*	46	Nominee to be Nonexecutive Chairman of the Board of Directors
Jeremy Diamond	44	Director
Mark Abrams*	58	Director Nominee
Paul A. Keenan*	40	Director Nominee

*	Independent director nominee

Biographical Information

Executive Officers

For biographical information on our executive officers, see ‘‘Our Manager and the Management Agreement — Officers of Our Manager.’’

Directors

We have three classes of directors. Our Class I Directors will serve until our annual meeting of stockholders in 2008, our Class II Directors will serve until our annual meeting of stockholders in 2009; and our Class III Directors will serve until our annual meeting of stockholders in 2010. Set forth below are the names and certain information on each of our Directors and nominees to be Directors.

Class I Directors

Paul Donlin is a nominee to be both one of our Class I Directors and our Nonexecutive Chairman of the Board of Directors. Mr. Donlin recently left Citigroup after a career that spanned 21 years. For the past 10 years at Citigroup, Mr. Donlin was in the securitization business, with his most recent position being the Head of Global Securitization in the Global Securitized Markets Business within Fixed Income. Earlier in his career at Citicorp, Mr. Donlin managed the Structured Finance and Advisory Unit of Citicorp’s Private Bank. Mr. Donlin has a B.S. from Georgetown University and M.B.A. from Harvard University.

Mark Abrams is a nominee to be one of our Class I Directors. Mr. Abrams has served as Chief Investment Officer of the Presidential Life Insurance Company since November 2003 and as Executive Vice President since 2005. He was Senior Vice President of the Presidential Life Insurance Company

from 2001 to 2005. Before that, Mr. Abrams served as Vice President of the Presidential Life Insurance Company since October 1994. Mr. Abrams currently serves as a director of the Insurance Company. Mr. Abrams has a B.A. from Hobart College.

Class II Directors

Matthew Lambiase is one of our Class II Directors. For biographical information on Mr. Lambiase, see ‘‘Our Manager and the Management Agreement — Executive Officers of Our Manager.’’

Paul A. Keenan is a nominee to be one of our Class II Directors. Mr. Keenan is a partner with and the head of Real Estate Finance for the law firm Kelley, Drye and Warren LLP. Mr. Keenan has a J.D. from Seton Hall University and a B.A. from Rutgers, the State University of New Jersey.

Class III Directors

Jeremy Diamond is our Class III Director. For biographical information on Mr. Diamond, see ‘‘Our Manager and the Management Agreement — Executive Officers of Our Manager.’’

Corporate Governance — Board of Directors and Committees

Our business is managed by our Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines for our Manager to follow in its day-to-day management of our business. A majority of our board of directors is ‘‘independent,’’ as determined by the requirements of the New York Stock Exchange and the regulations of the SEC. Our directors keep informed about our business at meetings of our board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers.

Audit Committee

Our board of directors has established an audit committee, which is composed of each of our independent directors, Messrs. Donlin, Abrams and Keenan. Mr. Abrams chairs our audit committee and serves as our audit committee financial expert, as that term is defined by the SEC. Each of the members of the audit committee is ‘‘financially literate’’ under the rules of the NYSE. The committee assists the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our independent registered public accounting firm and any internal auditors.

The audit committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Our board of directors has determined that all of the directors serving on the audit committee are independent members of the audit committee under the current NYSE independence requirements and SEC rules. We believe that, at the pricing of the offering, the audit committee will meet the requirements for independence under, and the functioning of the audit committee will comply with, current rules of the SEC and NYSE.

Compensation Committee

Our board of directors has established a compensation committee, which is composed of each of our independent directors, Messrs. Donlin, Abrams and Keenan. Mr. Keenan chairs the compensation committee, whose principal functions are to:

•	evaluate the performance of our officers;

•	evaluate the performance of our Manager;

•	review the compensation and fees payable to our Manager under our management agreement; and

•	administer the issuance of any securities under our equity incentive plan to our employees or the employees of our Manager.

Our board of directors has determined that all of the directors serving on the compensation committee are independent members of the compensation committee under the current NYSE independence requirements and SEC rules. We believe that, at the pricing of the offering, the compensation committee will meet the requirements for independence under, and the functioning of the committee will comply with, current rules of the NYSE, taking into account the relevant transition rules for IPO issuers.

Nominating and Corporate Governance Committee

Our board of directors has established a nominating and corporate governance committee, which is composed of each of our independent directors, Messrs. Donlin, Abrams and Keenan. Mr. Donlin chairs the committee, which is responsible for seeking, considering and recommending to the full board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It also periodically prepares and submits to the board for adoption the nominating and corporate governance committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the board and our corporate governance, and annually recommends to the board nominees for each committee of the board. In addition, the nominating and corporate governance committee annually facilitates the assessment of the board of directors’ performance as a whole and of the individual directors and reports thereon to the board.

Our board of directors has determined that all of the directors serving on the nominating and corporate governance committee are independent members of the nominating and corporate governance committee under the current NYSE independence requirements and SEC rules. We believe that, at the pricing of the offering, the nominating and corporate governance committee will meet the requirements for independence under, and the functioning of the committee will comply with, current rules of the NYSE, taking into account the relevant transition rules for IPO issuers.

Code of Business Conduct and Ethics

Our board of directors has established a code of business conduct and ethics that applies to our officers, directors and employees and to our Manager’s officers, directors and employees when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our board of directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

Director Compensation

Any member of our board of directors who is also an employee of our Manager is referred to as an excluded director. Each excluded director will not receive additional compensation for serving on our board of directors. Each non-excluded director will receive an annual fee for their services of $              . Each non-excluded director will receive a fee of $               for attendance at every meeting of the board of directors or committee of the board of directors. Fees to our non-excluded directors will be paid in cash or shares of our common stock at the election of each director. We will also reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

Our non-excluded directors will also be eligible to receive restricted common stock, option and other stock-based awards under our equity incentive plan.

The table below describes the compensation earned by our independent directors in 2007. We will compensate only those directors who are independent under the NYSE listing standards.

Name	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation	Total Compensation

Executive Compensation

We have not paid, and we do not intend to pay, any annual cash compensation to our executive officers for their services as executive officers. Our executive officers will be compensated by our Manager. Our Manager has informed us that, because the services performed by these executive officers or employees in their capacities as such are not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by, or paid to our executive officers by our Manager that relates solely to their services to us.

Equity Incentive Plan

We will adopt an equity incentive plan to provide incentives to our independent directors, employees of our Manager and its affiliates, including Annaly, and other service providers to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain personnel. The equity incentive plan will be administered by the compensation committee of our board of directors. Unless terminated earlier, our equity incentive plan will terminate in 2017, but will continue to govern unexpired awards. The total number of shares available for issuance under the plan is       . Furthermore, the number of shares that may be issued during the plan’s life may increase from time to time to provide for awards of restricted common stock to our non-excluded directors, which are in addition to awards to our Manager and other service providers.

Our equity incentive plan will permit the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code, and stock options that do not qualify as incentive stock options. The exercise price of each stock option may not be less than 100% of the fair market value of our shares of common stock on the date of grant. The compensation committee will determine the terms of each option, including when each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options become vested and exercisable in installments and the exercisability of options may be accelerated by the compensation committee.

Our equity incentive plan will also permit the granting of shares of our common stock in the form of restricted common stock. A restricted common stock award is an award of shares of common stock that may be subject to forfeiture (vesting), restrictions on transferability and such other restrictions, if any, as the compensation committee may impose at the date of grant. The shares may vest and the restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our compensation committee may determine. During such time as shares awarded under our equity incentive plan are under restriction, any dividends paid on our common stock will be paid directly to holders of restricted common stock as if such shares were unrestricted.

Unrestricted shares of common stock, which are shares of common stock awarded at no cost to the participant or for a purchase price determined by the compensation committee, may also be issued under our equity incentive plan. The compensation committee may also grant shares of our common stock, stock appreciation rights, performance awards, and other stock and non-stock-based awards under the incentive plan. These awards may be subject to such conditions and restrictions as the compensation committee may determine, including, but not limited to, the achievement of certain performance goals or continued employment with us through a specific period. Each award under the plan may not be exercisable more than 10 years after the date of grant.

Our board of directors may at any time amend, alter or discontinue the incentive plan, but cannot, without a participant’s consent, take any action that would impair the rights of such participant under any award granted under the plan. To the extent required by law, the board of directors will obtain approval of the stockholders for any amendment that would, other than through adjustment as provided in the incentive plan:

•	increase the total number of shares of our common stock reserved for issuance under the incentive plan;

•	change the class of eligible participants under the incentive plan; or

•	otherwise require such approval.

Our equity incentive plan provides that the compensation committee of our board of directors has the discretion to provide that all or any outstanding options and stock appreciation rights will become fully exercisable, all or any outstanding stock awards will become vested and transferable and all or any outstanding performance shares and incentive awards will be earned, all or any outstanding awards may be cancelled in exchange for a payment of cash or all or any outstanding awards may be substituted for awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the equity incentive plan if there is a change in control of us.

Under our equity incentive plan, a change in control is defined as the occurrence of any of the following events: (i) the acquisition of more than 50% of our voting shares by any person; (ii) the sale or disposition of all or substantially all of our assets; (iii) a merger, consolidation or statutory share exchange where our stockholders immediately prior to such event hold less than 50% of the voting power of the surviving or resulting entity; (iv) our directors, including subsequent directors recommended or approved by our directors, cease to constitute a majority of our board of directors; (v) stockholder approval of our liquidation or dissolution; or (vi) the adoption by our board of directors of a resolution to the effect that, in its judgment, as a consequence of any transaction or event, a change in control has effectively occurred, except, in the case of clauses (i) through (vi), if the change of control results from a transaction between us and our Manager or an affiliate of our Manager or from a termination of the management agreement for cause.

Equity Compensation Plan Information

The following table presents information as of August 15, 2007, with respect to compensation plans under which shares of our common stock are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans(1)
Equity Compensation Plans Approved by Stockholders	—	—	—
Equity Compensation Plans Not Approved by Stockholders(2)	—	$—	—
Total	—	$—	—

(1)	The amount gives effect to the shares of restricted common stock issued to our Manager’s employees and restricted common stock issued to our independent directors under our equity incentive plan.
(2)	Equity compensation plans approved by the board of directors.

Restricted Common Stock Awards

Upon completion of this offering, we intend to grant shares of restricted common stock, which is equivalent to      % of the shares of common stock to be sold in this offering, to our officers and certain officers and employees of our Manager, and our independent director nominees. This award will be subject to forfeiture restrictions that will lapse in equal one-third increments on the first three anniversaries of the closing date of this offering.

Indemnification and Limitation on Liability; Insurance

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur because of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding because of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur because of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party because of his or her service in such capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party because of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

Under Maryland law, however, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We are in the process of obtaining, and expect to obtain before the closing of this offering, a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers because of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act.

 Principal Stockholders

Immediately prior to the completion of this offering, there will be 1,000 shares of common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, prior to and after this offering, regarding the ownership of each class of capital stock by:

•	each of our directors and director nominees;

•	each of our executive officers;

•	each holder of 5% or more of each class of our capital stock; and

•	all of our directors, director nominees and officers as a group.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 1211 Avenue of the Americas, Suite 2902, New York, New York 10036.

Percentage of Common Stock Outstanding
	Immediately Prior to This Offering		Immediately After This Offering(1)
Name and Address	Shares Owned	Percentage	Shares Owned	Percentage
Matthew Lambiase
Christian J. Woschenko
William B. Dyer
A. Alexandra Denahan
Paul Donlin(2)
Jeremy Diamond
Mark Abrams(2)
Paul A. Keenan(2)
All Directors, Director Nominees and Officers As a Group
Annaly Capital Management, Inc.(3)

(1)	Assumes issuance of shares offered hereby and shares of restricted common stock to be granted to our independent directors and employees of our Manager upon completion of this offering. Does not reflect shares of common stock reserved for issuance upon exercise of the underwriters’ option.
(2)	Independent Director Nominee.
(3)	Annaly Capital Management, Inc. owns our Manager.

 Certain Relationships and Related Transactions

Management Agreement

We will enter into a management agreement with FIDAC, our Manager, pursuant to which it will provide the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. See ‘‘Our Manager and the Management Agreement — Management Agreement.’’

Our chief executive officer, chief financial officer, chief credit officer, treasurer, controller, secretary, and chief investment officer also serve as employees of our Manager. As a result, the management agreement between us and our Manager negotiated between related parties, and the terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See ‘‘Business — Conflicts of Interest’’ and ‘‘Risk Factors — Risks Associated with Our Management and Relationship with Our Manager — There are conflicts of interest in our relationship with our Manager which could result in decisions that are not in the best interests of our stockholders.’’

Restricted Common Stock Awards

Our equity incentive plan provides for grants of restricted common stock and other equity-based awards with respect to up to an aggregate of       % of the issued and outstanding shares of our common stock (including shares to be sold to Annaly concurrently with this offering and shares to be sold pursuant to the underwriters’ exercise of their overallotment option). Each independent director will receive        shares of our restricted common stock upon completion of this offering. In addition, our Manager’s employees will receive shares of our restricted common stock which, as a group and together with the shares granted to our independent directors, will be an aggregate of      % of the issued and outstanding shares of our common stock after giving effect to the shares issued in this offering, excluding shares sold pursuant to the underwriters’ exercise of their overallotment option. The restricted common stock granted to our independent directors and the employees of our Manager shall vest as follows: one fourth on each of the date of this prospectus, the first anniversary of this prospectus, the second anniversary of this prospectus and the third anniversary of this prospectus. We will not make distributions on shares of restricted common stock which have not vested.

Purchases of Common Stock by Affiliates

Annaly, an affiliate of our Manager, has agreed to purchase shares of stock concurrent with this offering at the same price paid by other investors in this offering such that Annaly will own 9.8% of the shares after this offering, excluding shares sold pursuant to the underwriters’ exercise of their overallotment option. We plan to invest the net proceeds of this offering and the concurrent sale of shares to Annaly in accordance with our investment objectives and the strategies described in this prospectus.

Lack of Separate Representation

Kirkpatrick & Lockhart Preston Gates Ellis LLP is counsel to us, our Manager and Annaly in connection with this offering and may in the future act as counsel to us, our Manager and Annaly. There is a possibility that in the future the interests of various parties may become adverse. If such a dispute were to arise between us, our Manager or Annaly, separate counsel for such matters will be retained as and when appropriate. In the event of a dispute or conflict between us, FIDAC, or Annaly, Kirkpatrick & Lockhart Preston Gates Ellis LLP will not represent any of the parties in any such dispute or conflict.

 Description of Capital Stock

The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and our bylaws, copies of which will be available before the closing of this offering from us upon request. See ‘‘Where You Can Find More Information.’’

General

Our charter provides that we may issue up to          shares of common stock having a par value of $0.01 per share. Upon completion of this offering,        shares of common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Power to Reclassify Shares of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Before issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. No shares of our preferred stock are presently outstanding and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Restrictions on Ownership and Transfer

To qualify as a REIT under the Internal Revenue Code for each taxable year beginning after December 31, 2007, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, beginning after December 31, 2007, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.

Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our charter provides that (subject to certain exceptions described below) no person may own, or be deemed to own by the attribution provisions of the Internal Revenue Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock.

Our charter also prohibits any person from (i) beneficially or constructively owning shares of our capital stock that would result in our being ‘‘closely held’’ under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (ii) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock which are transferred to the trust (as described below), will be required to give notice immediately to us and provide us with such other information as we may request to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service or an opinion of counsel to determine or ensure our status as a REIT.

Any attempted transfer of our securities which, if effective, would result in a violation of the foregoing restrictions will cause the number of securities causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such securities. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) before the date of the transfer. If, for any reason, the transfer to the trust does not occur, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any securities held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid before our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee before our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that the securities have been transferred to the trust, the trustee will sell the securities to a person designated by the trustee, whose ownership of the securities will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the securities or, if the proposed transferee did not give value for the securities in connection with the event causing the securities to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the securities on the day of the event causing the securities to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the securities. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, before our discovery that the securities have been transferred to the trust, the securities are sold by the proposed transferee, then (i) the securities shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the securities that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, the securities held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the securities. Upon a sale to us, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing the securities will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall upon demand be required to provide to us such information as we may request, in good faith, to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interests of our stockholders.

Listing

We intend to have our common stock listed on the NYSE under the symbol ‘‘CIM.’’

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Mellon Investor Services LLC.

Certain Provisions of the Maryland General Corporation Law
 and Our Charter and Bylaws

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws, copies of which will be available before the closing of this offering from us upon request.

The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Board of Directors

Pursuant to our charter, our board of directors will be elected for one-year terms upon the expiration of their current terms and every year all of our directors will be elected by our stockholders. Holders of shares of our common stock will not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock entitled to vote will be able to elect all of the successors of the directors whose terms expire at the meeting.

Number of Directors; Classification of Board of Directors, Vacancies; Removal of Directors

Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than the minimum number required by the MGCL, nor more than 15.

Our bylaws provide for a staggered board of directors. Our bylaws provide for between three and fifteen directors divided into three classes, with terms of three years each. The number of directors in each class and the expiration of each class term is as follows:

Class I Directors	2 Directors	Expires 2008
Class II Directors	2 Directors	Expires 2009
Class III Directors	1 Director	Expires 2010

At each annual meeting of our stockholders, successors of the class of directors whose term expires at that meeting will be elected for a three-year term and the directors in the other class will continue in office. A classified board of directors may delay, defer or prevent a change in control or other transaction that might involve a premium over the then prevailing market price for our common stock or other attributes that our stockholders may consider desirable. In addition, a classified board of directors could prevent stockholders who do not agree with the policies of our board of directors from replacing a majority of the board of directors for two years, except in the event of removal for cause.

Our bylaws provide that any vacancy on our board of directors may be filled by a majority of the remaining directors. Any individual so elected director will hold office for the unexpired term of the director he or she is replacing. Our bylaws provide that a director may be removed at any time only for cause upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. These provisions preclude stockholders from removing incumbent directors, except for cause and upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Our charter provides that, at such time as we have at least three independent directors and a class of our common or preferred stock is registered under the Exchange Act, we will elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the board of directors. Accordingly, at such time, except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is duly elected and qualified.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) provided that the board of directors has determined that directors will he elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder, as provided for in our bylaws, and at the time of the annual meeting who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders shall be called by the secretary of the company upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter, with certain exceptions, generally provides for approval of charter amendments and extraordinary transactions, which have been first declared advisable by our board of directors, by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Our bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that such rights will apply.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to repurchase control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the board of directors determines that it would be in our best interests.

Business Combinations

Under Maryland law, ‘‘business combinations’’ between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•	an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he, she or it otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds stockholder vote for the removal of any director from the board, as well as require that such removal be for cause (as defined in our charter), (b) unless called by our Chairman of the Board, our President, our Chief Executive Officer or the board, require the request of holders of a majority of outstanding shares to call a special meeting and (c) vest in the board the exclusive power to fix the number of directorships. Our charter also provides that at such time as Subtitle 8 becomes applicable to us, our board will have the exclusive power to fill vacancies on the board, by a vote of the remaining directors, and such vacancies will be filled until the end of the term of the class of directors in which the vacancy occurred.

    Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur because of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding because of his or her service in any such capacity from and against any claim or liability to which that individual may become subject or which that individual may incur because of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party because of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party because of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

 Shares Eligible for Future Sale

Before this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that sales of shares or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock.

Upon completion of this offering, we will have outstanding an aggregate of approximately          of our common stock. In addition, we have              shares of common stock available for future issuance under our equity incentive plan. We have also granted         shares of our restricted common stock to our independent directors and our Manager’s employees.

The shares of common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless the shares are held by any of our ‘‘affiliates,’’ as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an ‘‘affiliate’’ of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer. All shares of our common stock held by our affiliates, including our officers and directors, are restricted securities as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered under the securities laws or if they qualify for an exemption from registration under Rule 144, as described below.

Rule 144

In general, under Rule 144 as currently in effect, if one year has elapsed since the date of acquisition of restricted common stock from us or any of our affiliates, and we have been a public reporting company under the Exchange Act for at least 90 days, the holder of such restricted common stock can sell the shares, provided that the number of shares sold by such person within any three-month period cannot exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which will require us to file periodic reports under the Exchange Act). If two years have elapsed since the date of acquisition of restricted common stock from us or any of our affiliates and the holder is not one of our affiliates at any time during the three months preceding the proposed sale, such person can sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

No assurance can be given as to (i) the likelihood that an active market for our common stock will develop, (ii) the liquidity of any such market, (iii) the ability of the stockholders to sell the securities or (iv) the prices that stockholders may obtain for any of the securities. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the common stock. See ‘‘Risk Factors — Risks Related To Our Common Stock.’’

Lock-Up Agreements

We, Annaly and each of our executive officers, our directors and the persons who will become our directors upon completion of this offering have agreed with the underwriters not to offer, sell or otherwise dispose of any common stock or any securities convertible into or exercisable or exchangeable for common stock or any rights to acquire common stock for a period of 180 days after the date of this prospectus, without the prior written consent of Merrill Lynch, subject to specific limited exceptions. See ‘‘Underwriting — No Sales of Similar Securities.’’

In connection with the 180-day restricted period with the underwriters, if either (1) during the last 17 days of the lock-up period, we release earning results or material news, or a material event relating to us occurs or (2) before the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, then in either case the expiration of the lock-up will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Merrill Lynch waives, in writing, such an extension.

Merrill Lynch has informed us that they do not have a present intent or arrangement to release any of the securities subject to the lock-up provisions agreed to with the underwriters. The release of any lock-ups will be considered on a case-by-case basis. Merrill Lynch in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements before the expiration of the 180-day lock-up period. When determining whether or not to release shares from the lock-up agreements, Merrill Lynch will consider, among other factors, the stockholder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at such time.

Additionally, Annaly has agreed with us to a further lock-up period that will expire at the earlier of (i) the date which is three years following the date of this prospectus or (ii) the termination of the management agreement.

Certain Federal Income Tax Considerations

This section summarizes the material federal income tax considerations that you, as an Owner (as defined in the immediately succeeding paragraph) of shares of common stock, may consider relevant. McKee Nelson LLP has acted as our tax counsel, has reviewed this section and is of the opinion that the discussion contained herein fairly summarizes the federal income tax consequences that are likely to be material to an Owner of our shares of common stock. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular Owners of our common stock in light of their personal investment or tax circumstances, or to certain types of Owners that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in ‘‘— Taxation of Owners, — Taxation of Tax-Exempt Owners’’ below), regulated investment companies, partnerships and other pass-through entities (including entities classified as partnerships for federal income tax purposes), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in ‘‘— Taxation of Owners, — Taxation of Foreign Owners’’ below) and other persons subject to special tax rules.

You should be aware that in this section, when we use the term:

•	‘‘Code,’’ we mean the Internal Revenue Code of 1986, as amended;

•	‘‘Disqualified organization,’’ we mean any organization described in section 860E(e)(5) of the Code, including:

i.	the United States;

ii.	any state or political subdivision of the United States;

iii.	any foreign government;

iv.	any international organization;

v.	any agency or instrumentality of any of the foregoing;

vi.	any charitable remainder trust or other tax-exempt organization, other than a farmer’s cooperative described in section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

vii.	any rural electrical or telephone cooperative;

•	‘‘Domestic Owner.’’ we mean an Owner that is a U.S. Person;

•	‘‘Foreign Owner,’’ we mean an Owner that is not a U.S. Person;

•	‘‘IRS,’’ we mean the Internal Revenue Service;

•	‘‘Owner,’’ we mean any person having a beneficial ownership interest in shares of our common stock;

•	‘‘TMP,’’ we mean a taxable mortgage pool as that term is defined in section 7701(i)(2) of the Code;

•	‘‘U.S. Person,’’ we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for federal income tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

The statements in this section and the opinion of McKee Nelson LLP are based on the current federal income tax laws. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter in this prospectus.

This summary provides general information only and is not tax advice. We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our common stock and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Our Company

We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our short taxable year ended on December 31, 2007, upon filing our federal income tax return for that year. We believe that we were organized and have operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the federal income tax laws, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and the owners of REIT stock. These laws are highly technical and complex.

In connection with this offering, McKee Nelson LLP is rendering an opinion that, provided we timely elect to be taxed as a REIT on our first federal income tax return, we will qualify to be taxed as a REIT for our short taxable year ended on December 31, 2007, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2007 and subsequent taxable years. Investors should be aware that Mckee Nelson LLP’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court.

In addition, McKee Nelson LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. McKee Nelson LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of our failure to qualify as a REIT, see ‘‘— Failure to Qualify.’’

If we qualify as a REIT, we generally will not be subject to federal income tax on our taxable income that we currently distribute to our stockholders, but taxable income generated by our domestic TRSs will be subject to regular federal (and applicable state and local) corporate income tax. However, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on our taxable income, including net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the ‘‘alternative minimum tax’’ on any items of tax preference including any deductions of net operating losses.

•	We will pay federal income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, which we refer to as foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under ‘‘— Gross Income Tests,’’ but nonetheless continue to qualify as a REIT because we meet other requirements, we will be subject to a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

•	a fraction intended to reflect our profitability.

•	If we fail to satisfy the asset tests by more than a de minimis amount, as described below under ‘‘— Asset Tests,’’ as long as the failure was due to reasonable cause and not to willful neglect, we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the non-qualifying assets during the period in which we failed to satisfy such asset tests.

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure was due to reasonable cause and not due to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in ‘‘— Requirements for Qualification.’’

•	If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•	We may elect to retain and pay federal income tax on our net long-term capital gain. In that case, a Domestic Owner would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions between us and any of our TRSs that are not conducted on an arm’s-length basis.

•	If (a) we recognize excess inclusion income for a taxable year as a result of our ownership of a 100% equity interest in a TMP or our ownership of a REMIC residual interest and (b) one or more Disqualified Organizations is the record owner of shares of our common stock during that year, then we will be subject to tax at the highest corporate federal income tax rate on the portion of the excess inclusion income that is allocable to the Disqualified Organizations. We do not anticipate owning REMIC residual interests; we may, however, own 100% of the equity interests in one or more CDO offerings or one or more trusts formed in connection with our securitization transactions, but intend to structure each CDO offering and each securitization transaction so that the issuing entity would not be classified as a TMP. See ‘‘— Taxable Mortgage Pools.’’

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest corporate federal income tax rate if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment to an immediate tax when the asset is acquired.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any domestic TRS in which we own an interest will be subject to federal, state and local corporate income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the federal income tax laws define to include certain entities, during the last half of any taxable year. For purposes of this requirement, indirect ownership will be determined by applying attribution rules set out in section 544 of the Code, as modified by section 856(h) of the Code.

7.	It elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets.

We must meet requirements 1 through 4 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Requirements 5 and 6 will apply to us beginning with our 2008 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an ‘‘individual’’ generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An ‘‘individual’’ generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, however, and beneficiaries of such a trust will be treated as owning our stock in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter restricts the ownership and transfer of our stock so that we should continue to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of the common stock are described in ‘‘Description of Capital Stock — Restrictions on Ownership and Transfer.’’

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification and use a calendar year for federal income tax purposes. We intend to continue to comply with these requirements.

Qualified REIT Subsidiaries

A corporation that is a ‘‘qualified REIT subsidiary’’ is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities, and items of income, deduction and credit of the REIT. A qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned, directly or indirectly, by the REIT. Thus, in applying the requirements described herein, any qualified REIT subsidiary that we own will be ignored, and all assets, liabilities, and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction and credit. If we own 100% of the equity interests in a CDO issuer or other securitization vehicle that is treated as a corporation for tax purposes, that CDO issuer or other securitization vehicle would be a qualified REIT subsidiary, unless we and the CDO issuer or other securitization vehicle jointly elect to treat the CDO issuer or other securitization vehicle as a TRS. It is anticipated that CDO financings we enter into will be treated as qualified REIT subsidiaries.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership, limited liability company, or trust that has a single owner generally is not treated as an entity separate from its parent for federal income tax purposes. An unincorporated domestic entity with two or more owners generally is treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (see ‘‘— Asset Tests’’), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

If a disregarded subsidiary of ours ceases to be wholly-owned – for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours – the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See ‘‘— Asset Tests’’ and ‘‘— Gross Income Tests.’’

Taxable REIT Subsidiaries

A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

The separate existence of a TRS or other taxable corporation, unlike a qualified REIT subsidiary or other disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a domestic TRS would generally be subject to federal (and applicable state and local income tax) corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales).

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as a TRS in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Gross Income Tests

We must satisfy two gross income tests annually to maintain qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive from investments relating to real property or mortgages on real property, or from qualified temporary investments. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	any amount includible in gross income with respect to a regular or residual interest in a REMIC, unless less than 95% of the REMIC’s assets are real estate assets, in which case only a proportionate amount of such income will qualify; and

•	income derived from certain temporary investments.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (provided that such stock or securities are not inventory property, i.e., property held primarily for sale to customers in the ordinary course of business) or any combination of these.

Gross income from the sale of inventory property is excluded from both the numerator and the denominator in both income tests. Income and gain from hedging transactions that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets will generally be excluded from both the numerator and the denominator for purposes of the 95% gross income test (but not the 75% gross income test). We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests but we cannot assure you that we will be successful in this effort.

Interest

The term ‘‘interest,’’ as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales and (ii) an amount that is based on the income or profits of a borrower, where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying ‘‘rents from real property’’ if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Interest on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).

Interest, including original issue discount or market discount, that we accrue on our real estate-related investments generally will be qualifying income for purposes of both gross income tests. However, many of our investments will not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our investments is less than the principal amount of the underlying loan, a portion of the income from that investment will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

Fee Income

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% gross income and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by a mortgage on real property or an interest in real property and the fees are not determined by income or profits of any person. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by our TRS will not be included for purposes of the gross income tests.

Dividends

Our share of any dividends received from any corporation (including any TRS that we form following the completion of this offering, and any other TRS, but excluding any REIT or any qualified REIT subsidiary) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

Rents from Real Property

We currently do not intend to acquire real property with the proceeds of this offering.

Hedging Transactions

We may, from time to time, enter into hedging transactions with respect to the interest rate risk associated with our borrowings. To the extent that we enter into a contract to hedge interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income and gain from such hedging transaction will be excluded from gross income for purposes of the 95% gross income test but will be treated as non-qualifying income for purposes of the 75% gross income test. To the extent that we hedge for other purposes, the resultant income or gain will be treated as income that does not qualify under the 95% gross income or 75% gross income test unless certain requirements are met. We intend to structure any hedging transaction in a manner that does not jeopardize our status as a REIT but we cannot assure you that we will be successful in this regard. We may conduct some or all of our hedging activities through a TRS, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through a partnership, qualified REIT subsidiary or other disregarded subsidiary. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

Failure to Satisfy Gross Income Tests

We intend to monitor the amount of our non-qualifying income and manage our assets to comply with the gross income tests for each taxable year for which we seek to maintain our status as a REIT. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. These relief provisions will be generally available if (i) our failure to meet such tests was due to reasonable cause and not due to willful neglect, and (ii) we file with the IRS a schedule describing the sources of our gross income in accordance with Treasury Regulations. We cannot predict, however, whether in all circumstances, we would qualify for the benefit of these relief provisions. In addition, as discussed above under ‘‘— Taxation of Our Company,’’ even if the relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of some combination of ‘‘real estate assets,’’ cash, cash items, government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term ‘‘real estate assets’’ includes interests in real property (including leaseholds and options to acquire real property and leaseholds), stock of other corporations that qualify as REITs and interests in mortgage loans secured by real property (including certain types of mortgage backed securities). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of our interest in any one issuer’s securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership) may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities (other than debt and equity securities issued by any of our TRSs, qualified REIT subsidiaries, any other entity that is disregarded as an entity separate from us, and any equity interest we may hold in a partnership). Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs. For purposes of the 10% value test, the term ‘‘securities’’ does not include certain ‘‘straight debt’’ securities.

Notwithstanding the general rule that, for purposes of the gross income and asset tests, a REIT is treated as owning its proportionate share of the underlying assets of a partnership in which it holds a partnership interest, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for ‘‘straight debt.’’ Similarly, although stock of another REIT qualifies as a real estate asset for purposes of the REIT asset tests, non-mortgage debt issued by another REIT may not so qualify.

Any regular or residual interest that we own in a REMIC will generally qualify as real estate assets. However, if less than 95% of the assets of a REMIC consist of assets that qualify as real estate assets, then we will be treated as holding directly our proportionate share of the assets of such REMIC for purposes of the asset tests.

We believe that most of the real estate-related securities that we expect to hold will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of our assets to ensure compliance with the asset tests. We will not obtain independent appraisals to support our conclusions concerning the values of our assets, and we will generally rely on representations and warranties of sellers from whom we acquire mortgage loans concerning the loan-to-value ratios for such mortgage loans. Moreover, some of the assets that we may own may not be susceptible to precise valuation. Although we will seek to be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and would fail to qualify as a REIT.

Failure to Satisfy Asset Tests

If we fail to satisfy the asset tests as the end of a quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second bullet above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the 5% value test, 10% voting test or 10% value test described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million) and (ii) we dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the IRS a schedule describing the assets that caused the failure, (ii) dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 35%) and the net income from the non-qualifying assets during the period in which we failed to satisfy the asset tests.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

(A)	the sum of

(i)	90% of our ‘‘REIT taxable income’’ (computed without regard to the dividends paid deduction and our net capital gains), and

(ii)	90% of the net income (after tax), if any, from foreclosure property (as described below), minus

(B)	the sum of certain items of non-cash income.

In addition, if we were to recognize ‘‘built-in-gain’’ (as defined below) on disposition of any assets acquired from a ‘‘C’’ corporation in a transaction in which our basis in the assets was determined by reference to the ‘‘C’’ corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain recognized net of the tax we would pay on such gain. ‘‘Built-in-gain’’ is the excess of (a) the fair market value of an asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to the Owners of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax at corporate tax rates on our taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during each calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We generally intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate federal income tax and the 4% nondeductible excise tax.

We may elect to retain, rather than distribute, our net capital gain and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed capital gains in income and to receive a corresponding credit or refund, as the case may be, for their share of the tax paid by us. Stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See ‘‘— Taxation of Stockholders, — Taxation of Taxable Domestic Stockholders.’’

We may find it difficult or impossible to meet distribution requirements in certain circumstances. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets. For instance, we may be required to accrue interest and discount income on mortgage loans, mortgage backed securities, and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. Moreover, in certain instances we may be required to accrue taxable income that we may not actually recognize as economic income. For example, if we own a residual equity position in a mortgage loan securitization, we may recognize taxable income that we will never actually receive due to losses sustained on the underlying mortgage loans. Although those losses would be deductible for tax purposes, they would likely occur in a year subsequent to the year in which we recognized the taxable income. Thus, for any taxable year, we may be required to fund distributions in excess of cash flow received from our investments. If such circumstances arise, then to fund our distribution requirement and maintain our status as a REIT we may have to sell assets at unfavorable prices, borrow at unfavorable terms, make taxable stock dividends, or pursue other strategies. We cannot be assured, however, any such strategy would be successful if our cash flow were to become insufficient to make the required distributions.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying ‘‘deficiency dividends’’ to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and a penalty to the IRS based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in ‘‘— Gross Income Tests’’ and ‘‘— Asset Tests.’’

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular federal corporate income tax rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate stockholders may be eligible for the dividends received deduction, and individual stockholders and other non-corporate stockholders may be eligible to be taxed at the reduced 15% rate currently applicable to qualified dividend income (through 2010). Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We cannot predict whether in all circumstances we would be entitled to such statutory relief.

Prohibited Transactions

Net income derived by a REIT from a prohibited transaction is subject to a 100% excise tax. The term ‘‘prohibited transaction’’ generally includes a sale or other disposition of property (other than foreclosure property) that is held ‘‘primarily for sale to customers in the ordinary course of a trade or business.’’ Although we do not expect that our assets will be held primarily for sale to customers or that a sale of any of our assets will be in the ordinary course of our business, these terms are dependent upon the particular facts and circumstances, and we cannot assure you that we will never be subject to this excise tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular federal corporate income tax rates.

Foreclosure Property

A REIT is subject to tax at the maximum corporate rate (currently 35%) on any income from foreclosure property, including gain from the disposition of such foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as result of the REIT having bid on such property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not expect to receive income from foreclosure property that is not qualifying income for purposes of the 75% gross income test. However, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Taxable Mortgage Pools

An entity, or a portion of an entity, may be classified as a TMP under the Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgage loans, interests in real estate mortgage loans or interests in certain mortgage-backed securities as of specified testing dates, (iii) the entity has issued debt obligations that have two or more maturities and (iv) the payments required to be made by the entity on its debt obligations ‘‘bear a relationship’’ to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise ‘‘substantially all’’ of its assets, and therefore the entity would not be treated as a TMP.

We do not intend to structure or enter into securitization or financing transactions that will cause us to be viewed as owning interests in one or more TMPs. Generally, if an entity or a portion of an entity is classified as a TMP, then the entity or portion thereof is treated as a taxable corporation and it cannot file a consolidated federal income tax return with any other corporation. If, however, a REIT owns 100% of the equity interests in a TMP, then the TMP is a qualified REIT subsidiary and, as such, ignored as an entity separate from the REIT.

If, notwithstanding our intent to avoid having the issuing entity in any of our securitization or financing transactions classified as a TMP, one or more of such transactions was so classified, then as long as we owned 100% of the equity interests in the issuing entity, all or a portion of the income that we recognize with respect to our investment in the issuing entity will be treated as excess inclusion income. Section 860E(c) of the Code defines the term ‘‘excess inclusion’’ with respect to a residual interest in a REMIC. The IRS, however, has yet to issue guidance on the computation of excess inclusion income on equity interests in a TMP held by a REIT. Generally, however, excess inclusion income with respect to our investment in any TMP and any taxable year will equal the excess of (i) the amount of income we accrue on our investment in the TMP over (ii) the amount of income we would have accrued if our investment were a debt instrument having an issue price equal to the fair market value of our investment on the day we acquired it and a yield to maturity equal to 120% of the long-term applicable federal rate in effect on the date we acquired our interest. The term ‘‘applicable federal rate’’ refers to rates that are based on weighted average yields for treasury securities and are published monthly by the IRS for use in various tax calculations. If we undertake securitization transactions that are TMPs, the amount of excess inclusion income we recognize in any taxable year could represent a significant portion of our total taxable for that year.

Although we intend to structure our securitization and financing transactions so that we will not recognize any excess inclusion income, we cannot assure you that we will always be successful in this regard. If, notwithstanding our intent, we recognized excess inclusion income, then under guidance issued by the IRS we would be required to allocate the excess inclusion income proportionately among the dividends we pay to our stockholders and we must notify our stockholders of the portion of our dividends that represents excess inclusion income. The portion of any dividend you receive that is treated as excess inclusion income is subject to special rules. First, your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. Second, if you are a tax-exempt organization your excess inclusion income is subject to the unrelated business income tax, then the excess inclusion portion of any dividend you receive will be treated as unrelated business taxable income. Third, dividends paid to Foreign Owners who hold stock for investment and not in connection with a trade or business conducted in the United Sates will be subject to United States federal withholding tax without regard to any reduction in rate otherwise allowed by any applicable income tax treaty.

If we recognize excess inclusion income, and one or more Disqualified Organizations are record holders of shares of common stock, we will be taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income equal to the percentage of our stock that is held by Disqualified Organizations. In such circumstances, we may reduce the amount of our distributions to a Disqualified Organization whose stock ownership gave rise to the tax. To the extent that our common stock owned by Disqualified Organizations is held by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to our common stock held by the broker/dealer or other nominee on behalf of the Disqualified Organizations.

If we own less than 100% of the equity interests in a TMP, the foregoing rules would not apply. Rather, the entity would be treated as a corporation for federal income tax purposes and would potentially be subject to federal corporate income tax. This could adversely affect our compliance with the REIT gross income and asset tests described above. We currently do not have, and currently do not intend to enter into any securitization or financing transaction that is a TMP in which we own some, but less than all, of the equity interests, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT. We cannot assure you that we will be successful in this regard.

Taxation of Owners

Taxation of Taxable Domestic Owners

Distributions.    As long as we qualify as a REIT, distributions we make to our taxable Domestic Owners out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income. Dividends we pay to a corporation will not be eligible for the dividends received deduction. In addition, distributions we make to individuals and other Owners that are not corporations generally will not be eligible for the 15% reduced rate of tax currently (through 2010) in effect for ‘‘qualified dividend income.’’ However, provided certain holding period and other requirements are met, an individual or other non-corporate Owner will be eligible for the 15% reduced rate with respect to (i) distributions attributable to dividends we receive from certain ‘‘C’’ corporations, such as our TRSs, and (ii) distributions attributable to income upon which we have paid corporate income tax.

Distributions that we designate as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which you have owned our common stock. However, corporate Owners may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of individuals, trusts and estates, and 35% in the case of corporations.

Rather than distribute our net capital gains, we may elect to retain and pay the federal income tax on them, in which case you will (i) include your proportionate share of the undistributed net capital gains in income, (ii) receive a credit for your share of the federal income tax we pay and (iii) increase the basis in your common stock by the difference between your share of the capital gain and your share of the credit.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that they do not exceed your adjusted tax basis in our common stock you own, but rather, will reduce your adjusted tax basis in your common stock. Assuming that the common stock you own is a capital asset, to the extent that such distributions exceed your adjusted tax basis in the common stock you own, you must include them in income as long-term capital gain (or short-term capital gain if the common stock has been held for one year or less).

If we declare a dividend in October, November or December of any year that is payable to stockholders of record on a specified date in any such month, but actually distribute the amount declared in January of the following year, then you must treat the January distribution as though you received it on December 31 of the year in which we declared the dividend. In addition, we may elect to treat other distributions after the close of the taxable year as having been paid during the taxable year, but you will be treated as having received these distributions in the taxable year in which they are actually made.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make to comply with the REIT distribution requirements. See ‘‘— Annual Distribution Requirements.’’ Such losses, however, are not passed through to you and do not offset your income from other sources, nor would they affect the character of any distributions that you receive from us; you will be subject to tax on those distributions to the extent that we have current or accumulated earnings and profits.

Although we do not expect to recognize any excess inclusion income, if we did recognize excess inclusion income, we would identify a portion of the distributions that we make to you as excess inclusion income. Your taxable income can never be less than the sum of your excess inclusion income for the year; excess inclusion income cannot be offset with net operating losses or other allowable deductions. See ‘‘— Taxable Mortgage Pools.’’

Dispositions of Our Stock.    Any gain or loss you recognize upon the sale or other disposition of our common stock will generally be capital gain or loss for federal income tax purposes, and will be long-term capital gain or loss if you held the common stock for more than one year. In addition, any loss you recognize upon a sale or exchange of our common stock that you have owned for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent of distributions received from us that you are required to treat as long-term capital gain.

If you recognize a loss upon a disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving ‘‘reportable transactions’’ could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. While these regulations are directed towards ‘‘tax shelters,’’ they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, recently enacted legislation imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including our advisors) may be subject to disclosure or other requirements pursuant to these regulations.

Amounts that you are required to include in taxable income with respect to our common stock you own, including taxable distributions and the income you recognize with respect to undistributed net capital gain, and any gain recognized upon your disposition of our common stock, will not be treated as passive activity income. You may not offset any passive activity losses you may have, such as losses from limited partnerships in which you have invested, with income you recognize with respect to our shares of common stock. Generally, income you recognize with respect to our common stock will be treated as investment income for purposes of the investment interest limitations.

Information Reporting and Backup Withholding.    We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, you may be subject to backup withholding at a current rate of 28% with respect to distributions unless you:

I.	are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

II.	provide a taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against your income tax liability. For a discussion of the backup withholding rules as applied to foreign owners, see ‘‘— Taxation of Foreign Owners.’’

Taxation of Tax-Exempt Owners

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, are generally exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (‘‘UBTI’’). Provided that a tax-exempt Owner (i) has not held our common stock as ‘‘debt financed property’’ within the meaning of the Code and (ii) has not used our common stock in an unrelated trade or business, amounts that we distribute to tax-exempt Owners generally should not constitute UBTI. However, a tax-exempt Owner’s allocable share of any excess inclusion income that we recognize will be subject to tax as UBTI. See ‘‘— Taxable Mortgage Pools.’’ We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income.

Tax-exempt Owners that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans, exempt from taxation under special provisions of the federal income tax laws, are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

In certain circumstances, a qualified employee pension trust or profit sharing trust that owns more than 10% of our stock could be required to treat a percentage of the dividends that it receives from us as UBTI if we are a ‘‘pension-held REIT.’’ We will not be a pension-held REIT unless either (a) one pension trust owns more than 25% of the value of our stock or (b) a group of pension trusts individually holding more than 10% of our stock collectively owns more than 50% of the value of our stock. However, the restrictions on ownership and transfer of our stock, as described under ‘‘Description of Capital Stock — Restrictions on Ownership and Transfer’’ are designed among other things to prevent a tax-exempt entity from owning more than 10% of the value of our stock, thus making it unlikely that we will become a pension-held REIT.

Taxation of Foreign Owners

The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our common stock applicable to a foreign owner.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership having Foreign Owners as partners should consult its tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income and estate taxation.

Ordinary Dividend Distributions.    The portion of dividends received by a Foreign Owner payable out of our current and accumulated earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Foreign Owner will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, a Foreign Owner will not be considered engaged in a U.S. trade or business solely as a result of its ownership of our common stock. In cases where the dividend income from a Foreign Owner’s investment in our common stock is (or is treated as) effectively connected with the Foreign Owner’s conduct of a U.S. trade or business, the Foreign Owner generally will be subject to U.S. tax at graduated rates, in the same manner as Domestic Owners are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a foreign owner that is a foreign corporation). If a Foreign Owner is the record holder of shares of our common stock, we plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a Foreign Owner unless:

•	a lower income treaty rate applies and the Foreign Owner provides us with an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

•	the Foreign Owner provides us with an IRS Form W-8ECI certifying that the distribution is effectively connected income.

Under some income tax treaties, lower withholding tax rates do not apply to ordinary dividends from REITs. Furthermore, reduced treaty rates are not available to the extent that distributions are treated as excess inclusion income. See ‘‘— Taxable Mortgage Pools.’’ We intend to structure our securitization and financing transactions so that we will avoid recognizing any excess inclusion income.

Non-Dividend Distributions.    Distributions we make to a Foreign Owner that are not considered to be distributions out of our current and accumulated earnings and profits will not be subject to U.S. federal income or withholding tax unless the distribution exceeds the Foreign Owner’s adjusted tax basis in our common stock at the time of the distribution and, as described below, the Foreign Owner would otherwise be taxable on any gain from a disposition of our common stock. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of our current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. A Foreign Owner may, however, seek a refund of such amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided the proper forms are timely filed with the IRS by the Foreign Owner.

Capital Gain Dividends.    Distributions that we make to Foreign Owners that are attributable to our disposition of U.S. real property interests (‘‘USRPI,’’ which term does not include interests in mortgage loans and mortgage backed securities) are subject to U.S. federal income and withholding taxes pursuant to the Foreign Investment in Real Property Act of 1980, or FIRPTA, and may also be subject to branch profits tax if the Foreign Owner is a corporation that is not entitled to treaty relief or exemption. Although we do not anticipate recognizing any gain attributable to the disposition of USRPI, as defined by FIRPTA, Treasury Regulations interpreting the FIRPTA provisions of the Code impose a withholding tax at a rate of 35% on all of our capital gain dividends (or amounts we could have designated as capital gain dividends) paid to Foreign Owners, even if no portion of the capital gains we recognize during the year are attributable to our disposition of USRPI. However, in any event, the FIRPTA rules will not apply to distributions to a Foreign Owner so long as (i) our common stock is regularly traded (as defined by applicable Treasury Regulations) on an established securities market, and (ii) the Foreign Owner owns (actually or constructively) no more than 5% of our common stock at any time during the one-year period ending with the date of the distribution.

Dispositions of Our Stock.    Unless our common stock constitutes a USRPI, a sale of our common stock by a Foreign Owner generally will not be subject to U.S. federal income tax under FIRPTA. We do not expect that our common stock will constitute a USRPI. Our common stock will not constitute a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in the capacity as a creditor. Even if the foregoing test is not met, our common stock will not constitute a USRPI if we are a domestically controlled REIT. A ‘‘domestically controlled REIT’’ is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by foreign owners.

Even if we do not constitute a domestically controlled REIT, a Foreign Owner’s sale of our common stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) our stock is ‘‘regularly traded’’ (as defined by applicable Treasury Regulations) on an established securities market and (ii) the selling Foreign Owner has owned (actually or constructively) 5% or less of our outstanding common stock at all times during a specified testing period.

If gain on the sale of our stock were subject to taxation under FIRPTA, the Foreign Owner would generally be subject to the same treatment as a Domestic Owner with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the common stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Foreign Owner in two cases. First, if the Foreign Owner’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Foreign Owner, the Foreign Owner will generally be subject to the same treatment as a Domestic Owner with respect to such gain. Second, if the Foreign Owner is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a ‘‘tax home’’ in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Estate Tax.    Our common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

Other Tax Consequences

Possible Legislative or Other Actions Affecting Tax Consequences.    Prospective investors should recognize that the present federal income tax treatment of an investment in our common stock may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our common stock.

State and Local Taxes.    We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

Underwriting

We intend to offer the shares through the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as the representative of the underwriters named below. Subject to the terms and conditions described in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters and the underwriters severally have agreed to purchase from us, the number of shares listed opposite their names below.

Underwriter	Number of Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total

The underwriters have agreed to purchase all of the shares sold under the purchase agreement if any of these shares are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the purchase agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of those liabilities, to the extent set forth in the purchase agreement.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the shares to the public at the initial public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $     per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $     per share to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of this offering, not including the underwriting discount, are estimated at $1,500,000 and are payable by us.

Overallotment Option

We have granted an option to the underwriters to purchase up to              additional shares at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

Pursuant to certain ‘‘lock-up’’ agreements, we, Annaly and our executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, contract to sell, announce any intention to sell, pledge or otherwise dispose of, directly of indirectly, or file with the SEC a registration statement under the Securities Act relating to, any common shares or securities convertible into or exchangeable or exercisable for any common shares without the prior written consent of Merrill Lynch for a period of 180 days after the date of this prospectus. Specifically, we and these other individuals have agreed, with certain exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;

•	grant any option, right or warrant for the sale of any common stock;

•	lend or otherwise dispose of or transfer any common stock;

•	request or demand that we file a registration statement related to the common stock; or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

The 180-day restricted period will be automatically extended if (1) during the last 17 days of the lock-up restricted period, we issue an earnings release or material news or a material event relating to us occurs or (2) before the expiration of the 180-day restricted period, we announce that we will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, in which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The exceptions permit us, among other things and subject to restrictions, to issue common stock or options pursuant to our long term equity incentive plan or pursuant to the exercise of employee stock options or other awards.

Additionally, Annaly has agreed with us to a further lock-up period that will expire at the earlier of (i) the date which is three years following the date of this prospectus or (ii) the termination of the management agreement.

New York Stock Exchange Listing

We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol ‘‘CIM’’. To meet the requirements for listing on that exchange, the underwriters will undertake to sell lots of 100 or more shares to a minimum of 2,000 beneficial holders.

Offering Price Determination

Before this offering, there has been no public market for our common stock. The initial public offering price will be determined by negotiation between the underwriters and us. In addition to prevailing market conditions, the principal factors to be considered in determining the initial public offering price include:

•	the information set forth in this prospectus and otherwise available to the underwriters;

•	the history of, and the prospects for, our company and the industry in which we will compete;

•	the prospects for our future earnings;

•	an assessment of our management and the Manager;

•	the present state of our development and our current financial condition;

•	the general condition of the securities markets at the time of this offering; and

•	the recent market prices of, and the demand for, publicly-traded common stock of generally comparable companies.

An active trading market for the shares may not develop. It is also possible that after the offering the common stock will not trade in the public market at or above the initial public offering price.

The underwriters do not expect to sell more than 5% of the shares in the aggregate to accounts over which they exercise discretionary authority.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

If the underwriters create a short position in the common stock in connection with the offering, i.e., if they sell more shares than are listed on the cover of this prospectus, the representative may reduce that short position by purchasing shares in the open market. The representative may also elect to reduce any short position by exercising all or part of the overallotment option described above. Purchases of the common stock to stabilize its price or to reduce a short position may cause the price of the common stock to be higher than it might be in the absence of such purchases.

The representative may also impose a penalty bid on underwriters and selling group members. This means that if the representative purchases shares in the open market to reduce the underwriters’ short position or to stabilize the price of such shares, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares. The imposition of a penalty bid may also affect the price of the shares in that it discourages resales of those shares.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Selling Restrictions

This prospectus does not constitute an offer of, or an invitation by or on behalf of us, or by or on behalf of the underwriters, to subscribe for or purchase, any of the shares in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation in that jurisdiction. The distribution of this prospectus and the offering of the shares in certain jurisdictions may be restricted by law. We and the underwriters require persons into whose possession this prospectus comes to inform themselves about and to observe any such restrictions.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (or the Relevant Implementation Date) it has not made and will not make an offer of common stock to the public in that Relevant Member State before the publication of a prospectus in relation to the common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of common stock to the public in that Relevant Member State at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an ‘‘offer of common stock to the public’’ in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe the common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

•	it has not made or will not make an offer of the common stock to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to it; and

•	it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the common stock in, from or otherwise involving the United Kingdom.

Internet Distribution

The representative will be facilitating internet distribution for this offering to certain of its internet subscription customers. The representative intends to allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on internet web sites maintained by the representative. Other than the prospectus in electronic format, the information on the representative’s web sites is not part of this prospectus.

Other Relationships

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for our affiliates, for which they received or will receive customary fees and expenses. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates have been or are lenders under one or more secured repurchase credit facilities with Annaly and FIDAC-managed funds, and Annaly and FIDAC have entered into interest rate swap agreements with certain of the underwriters. Certain of the underwriters and their respective affiliates are or have been counterparties to securities and other trading activities with Annaly. Merrill Lynch, Pierce, Fenner & Smith Incorporated acts as a sales agent under Annaly’s ATM Equity Offeringsm Sales Agreement.

 Legal Matters

Certain legal matters relating to this offering will be passed upon for us by Kirkpatrick & Lockhart Preston Gates Ellis LLP, Washington, D.C. In addition, the description of federal income tax consequences contained in the section of the prospectus entitled ‘‘Certain Federal Income Tax Considerations’’ is based on the opinion of McKee Nelson LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York.

 Experts

The financial statement included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act of 1933, as amended, with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Securities and Exchange Commission filings, including our registration statement, are also available to you, free of charge, on the Securities and Exchange Commission’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Chimera Investment Corporation:

We have audited the accompanying balance sheet of Chimera Investment Corporation (the ‘‘Company’’) as of August 3, 2007. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of Chimera Investment Corporation as of August 3, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

New York, New York
August 14, 2007

CHIMERA INVESTMENT CORPORATION
BALANCE SHEET
AUGUST 3, 2007

ASSETS
Cash	$1,000
Total assets	$1,000
STOCKHOLDERS’ EQUITY
Stockholders’ equity:
Common stock: (par value $.01, 1,000 shares authorized, issued and outstanding)	$10
Additional paid-in-capital	990
Total stockholders’ equity	$1,000

Please see accompanying notes to the Balance Sheet.

CHIMERA INVESTMENT CORPORATION
NOTES TO BALANCE SHEET
AUGUST 3, 2007

1.    ORGANIZATION

Chimera Investment Corporation (the ‘‘Company’’) was organized in Maryland on June 1, 2007. Under the Articles of Incorporation, the Company is authorized to issue up to 1,000 shares of common stock. The Company has not commenced operations.

2.    FORMATION OF THE COMPANY/INITIAL PUBLIC OFFERING

The Company intends to conduct an initial public offering of common stock, which is anticipated to be finalized in the fourth quarter of 2007. Proceeds will be used to invest in (i) prime, jumbo prime and Alt-A mortgage loans sourced through primary originators including mortgage bankers, commercial banks, savings and loan associations, home builders, credit unions and mortgage conduits, and through the secondary market; (ii) non-Agency residential mortgage-backed securities (RMBS) which may include the investment-grade and non-investment grade classes of RMBS, including BB-rated, B-rated and non-rated classes, and Agency RMBS; (iii) other asset backed securities (ABS), including collateralized debt obligations (CDOs), commercial mortgage backed securities (CMBS) and other consumer or non-consumer ABS, which may include investment-grade and non-investment grade classes, including BB-rated, B-rated and non-rated classes.

The Company will be subject to the risks involved with real estate. These include, among others, the risks normally associated with changes in the general economic climate, creditworthiness of borrowers, competition for borrowers, changes in tax laws, interest rate levels, and the availability of financing. The Company intends to qualify as a real estate investment trust (‘‘REIT’’) under the Internal Revenue Code commencing with its taxable period ending on December 31, 2007. In order to maintain its tax status as a REIT, the Company plans to distribute at least 90% of its taxable income.

The sole stockholder of the Company is Annaly Capital Management, Inc. (‘‘Annaly’’), the parent of Fixed Income Discount Advisory Company (‘‘FIDAC’’). Annaly’s initial capital contribution to the Company was $1,000, made on August 1, 2007.

The Company will be managed by FIDAC, an investment advisor registered with the Securities and Exchange Commission. The Manager is a fixed-income management company specializing in investing in US agency mortgage-backed and real estate-related securities and managing interest rate-sensitive strategies. The Manager started active investment management operations in 1994, and managed approximately $2.6 billion in net assets and $15.7 billion in gross assets at June 30, 2007. The Manager is a wholly owned, taxable REIT subsidiary of Annaly, listed as NLY on the New York Stock Exchange.

3.    SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Underwriting Commissions and Costs

Underwriting commissions and costs to be incurred in connection with the Company’s stock offerings will be reflected as a reduction of additional paid-in-capital.

Organization Costs

Costs incurred to organize the Company will be expensed as incurred.

Until    , 2007 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Shares

[Chimera Logo]

Chimera Investment Corporation

Common Stock

P R O S P E C T U S

Merrill Lynch & Co.

, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee are estimated.

Securities and Exchange Commission registration fee	$7,675.00
National Association of Securities Dealers, Inc. filing fee	$25,500.00
New York Stock Exchange listing fee	*
Legal fees and expenses (including Blue Sky fees)	*
Accounting fees and expenses	*
Printing and engraving expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*

*	To be furnished by amendment.

Item 32.    Sales to Special Parties.

None.

Item 33.    Recent Sales of Unregistered Securities.

Annaly, an affiliate of our Manager, has purchased 1,000 shares of our common stock for a purchase price of $1,000 in a private offering. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Item 34.    Indemnification of Directors and Officers.

Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (or Maryland General Corporation Law or MGCL) provides that a Maryland corporation may indemnify any director or officer of a corporation who is made a party to any proceeding because of service in that capacity unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the person actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director or officer has met the applicable standard of conduct. On the other hand, unless limited by the corporation’s charter, the director or officer must be indemnified for expenses if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar protection for, directors and officers.

Our charter provides that our directors and officers will, and our employees and agents in the discretion of our board of directors may, be indemnified to the fullest extent required or permitted from time to time by the laws of Maryland.

The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty or committed in bad faith and was material to the cause of action adjudicated in the proceeding. Our charter contains a provision providing for elimination of the liability of our directors and officers to us or our stockholders for money damages to the maximum extent permitted by Maryland law.

We maintain policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings resulting from such director or officer being or having been a director or officer, and certain liabilities which might be imposed as a result of these actions, suits or proceedings.

Item 35.    Treatment of Proceeds from Stock Being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36.    Financial Statements and Exhibits.

(a)	Financial Statements. See page F-1 for an index to the financial statements included in the registration statement.

(b)	Exhibits. The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit Number		Exhibit Description
1	.1*	Form of Underwriting Agreement among Chimera Investment Corporation and the underwriters named therein.
1	.2*	Form of Stock Purchase Agreement between Chimera Investment Corporation and Annaly Capital Management, Inc.
3	.1*	Form of Articles of Amendment and Restatement of Chimera Investment Corporation
3	.2*	Bylaws of Chimera Investment Corporation
4	.1*	Specimen Common Stock Certificate of Chimera Investment Corporation
5	.1*	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP (including consent of such firm)
8	.1*	Tax Opinion of McKee Nelson LLP (including consent of such firm)
10	.1*	Form of Management Agreement
10	.2*	Equity Incentive Plan
10	.3*	Form of Restricted Common Stock Award
10	.4*	Form of Stock Option Grant
23.1		Consent of Deloitte & Touche LLP
23	.2*	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in Exhibit 5.1)
23	.3*	Consent of McKee Nelson LLP (included in Exhibit 8.1)

Exhibit Number	Exhibit Description
24.1	Power of Attorney (included on the signature page to this registration statement)
99.1	Consent of Paul Donlin
99.2	Consent of Mark Abrams
99.3	Consent of Paul A. Keenan

*	To be filed by amendment.

Item 37.    Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby further undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 16, 2007.

CHIMERA INVESTMENT CORPORATION
By: /s/ Matthew Lambiase Matthew Lambiase President and Chief Executive Officer

Each person whose signature appears below hereby authorizes Matthew Lambiase and A. Alexandra Denahan, and each of them, as attorney-in-fact and agents, each with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Matthew Lambiase	Chief Executive Officer, President and Director (principal executive officer)	August 16, 2007

Matthew Lambiase

/s/ A. Alexandra Denahan	Chief Financial Officer (principal financial and accounting officer)	August 16, 2007

A. Alexandra Denahan

/s/ Jeremy Diamond	Director	August 16, 2007

Jeremy Diamond

EXHIBIT INDEX

Exhibit Number		Exhibit Description
1	.1*	Form of Underwriting Agreement among Chimera Investment Corporation and the underwriters named therein
1	.2*	Form of Stock Purchase Agreement between Chimera Investment Corporation and Annaly Capital Management, Inc.
3	.1*	Form of Articles of Amendment and Restatement of Chimera Investment Corporation
3	.2*	Bylaws of Chimera Investment Corporation
4	.1*	Specimen Common Stock Certificate of Chimera Investment Corporation
5	.1*	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP (including consent of such firm)
8	.1*	Tax Opinion of McKee Nelson LLP (including consent of such firm).
10	.1*	Form of Management Agreement
10	.2*	Equity Incentive Plan
10	.3*	Form of Restricted Common Stock Award
10	.4*	Form of Stock Option Grant
23.1		Consent of Deloitte & Touche LLP
23	.2*	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (included in Exhibit 5.1)
23	.3*	Consent of McKee Nelson LLP (included in Exhibit 8.1)
24.1		Power of Attorney (included on the signature page to this Registration Statement)
99.1		Consent of Paul Donlin
99.2		Consent of Mark Abrams
99.3		Consent of Paul A. Keenan

*	To be filed by amendment